UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Verint Systems Inc.

(Name of Registrant as Specified in its Charter)

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Verint Systems Inc.

225 Broadhollow Road

Melville, New York 11747

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

October 20, 2025

Dear Verint Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Verint Systems Inc., a Delaware corporation (“Verint,” the “Company,” “we,” “us” or “our”), to be held virtually on November 18, 2025 at 9:00 a.m., Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/VRNT2025SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of August 24, 2025, by and among Verint, Calabrio, Inc., a Delaware corporation (“Parent”), and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Verint, with Verint surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each affiliated with Thoma Bravo, L.P. (“Thoma Bravo”). Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). Verint has outstanding (i) shares of common stock, par value of $0.001 per share (“Common Stock”), with each holder of Common Stock entitled to one vote per share, and (ii) Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and Series B convertible preferred stock, par value $0.001 per share (“Series B Preferred Stock” and, together with Series A Preferred Stock, “Preferred Stock”), with each holder of Preferred Stock entitled to vote together with the Common Stock on an as-converted basis on all matters submitted to the vote of holders of Common Stock. Each share of Series A Preferred Stock owned at the close of business on the Record Date (as defined below) is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. As of the Record Date, all shares of Preferred Stock were owned by affiliates of Apax Partners. The affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on October 14, 2025 (the “Record Date”) is required to approve the Merger Proposal.

At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, specified compensation that may be paid or become payable to Verint’s named executive officers in connection with the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal.

Additionally, at the Special Meeting, you will be asked to consider and vote on a proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal.

If the Merger is consummated, you will be entitled to receive $20.50 in cash, without interest, for each share of Common Stock that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). In connection with the consummation of the Merger, each share of Preferred Stock will be automatically redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the closing date of the Merger. The merger consideration per share of Common Stock represents a premium of approximately 18% over the 10-day volume weighted average share price of the Common Stock on the NASDAQ Global Select Market (“NASDAQ”) up to June 25, 2025 (the unaffected date). On October 16, 2025, the last practicable day before the printing of this proxy statement, the closing price of the Common Stock on NASDAQ was $20.23 per share.

The Board of Directors of Verint (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) declared the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, to be advisable, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and authorized the execution and delivery of the Merger Agreement and the performance of our obligations under the Merger Agreement, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and that such proposal be submitted for approval of our stockholders at the Special Meeting. The Board unanimously recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Verint from documents we file with the U.S. Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked prior to its exercise at the Special Meeting. If you attend and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the Record Date.

If you have questions or need assistance voting your shares, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 825-8621 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

We encourage you to join us in voting to approve the Merger that our management team and the Board view as highly beneficial to our stockholders.

Sincerely,

Dan Bodner

Chairman and Chief Executive Officer

The Merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission. Neither the U.S. Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy, accuracy or completeness of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

The accompanying proxy statement is dated October 20, 2025 and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about October 20, 2025.

Verint Systems Inc.

225 Broadhollow Road

Melville, New York 11747

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA LIVE WEBCAST ON NOVEMBER 18, 2025

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Verint Systems Inc., a Delaware corporation (“Verint,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/VRNT2025SM on November 18, 2025 at 9:00 a.m., Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting is being held for the following purposes:

1.

to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of August 24, 2025, by and among Verint, Calabrio, Inc., a Delaware corporation (“Parent”), and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Verint, with Verint surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);

2.

to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Verint’s named executive officers in connection with the Merger; and

3.

to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only stockholders of record as of the close of business on October 14, 2025 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board unanimously recommends that you vote:

1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2.

“FOR” the proposal to approve, on a non-binding, advisory basis, a resolution on specified compensation that may be paid or become payable to Verint’s named executive officers in connection with the Merger; and

3.

“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Verint before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Jonathan Kohl Senior Vice President, General Counsel and Corporate Secretary

October 20, 2025

YOUR VOTE IS VERY IMPORTANT!

Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, by Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote before it is voted at the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If your shares are registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee and do not have a 16-digit control number, you must obtain a “legal proxy” in order to vote virtually or by proxy at the Special Meeting.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your shares, please contact our proxy solicitor by using the contact information provided below:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 825-8621 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

-i-

(continued)

ANNEXES

-ii-

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of stockholders (the “Special Meeting”) of Verint Systems Inc. The Special Meeting will be held virtually on November 18, 2025 at 9:00 a.m., Eastern Time. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/VRNT2025SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” means virtually present at the Special Meeting. We are furnishing this proxy statement to stockholders as part of the solicitation of proxies by the board of directors of Verint Systems Inc. (the “Board”) for use at the Special Meeting and at any adjournments or postponements thereof. This proxy statement is dated October 20, 2025 and is first being mailed to our stockholders on or about October 20, 2025.

Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “Verint,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Verint Systems Inc. Throughout this proxy statement, we refer to Calabrio, Inc. as “Parent” and Viking Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to: (i) the Agreement and Plan of Merger, dated as of August 24, 2025, as it may be amended from time to time, by and among Parent, Merger Sub and Verint as the “Merger Agreement”; (ii) the merger of Merger Sub with and into Verint, with Verint surviving as a wholly owned subsidiary of Parent as the “Merger”; (iii) each share of (a) common stock, par value $0.001 per share, of Verint as “Common Stock,” (b) Series A convertible preferred stock, par value $0.001 per share, of Verint as “Series A Preferred Stock,” (c) Series B convertible preferred stock, par value $0.001 per share, of Verint as “Series B Preferred Stock,” (d) Series A Preferred Stock and Series B Preferred Stock collectively as “Preferred Stock”; and (iv) the holders of shares of Common Stock and/or Preferred Stock as the “stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger and the Merger Agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement titled “Where You Can Find More Information” beginning on page 126. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Parties (page 31)

Verint Systems Inc.

Verint is a leader in Customer Experience (“CX”) Automation, serving a customer base that includes more than 80 of the Fortune 100 companies. The world’s most iconic brands use the Verint Open Platform and Verint’s team of AI-powered bots to deliver tangible AI Business Outcomes, NowTM across the enterprise. Verint is uniquely positioned to help brands increase CX Automation with its differentiated AI-powered Open Platform.

Verint is headquartered in Melville, New York, and has approximately 15 offices worldwide, in addition to a number of on demand, flexible coworking spaces. Verint has approximately 3,700 employees plus a few hundred contractors around the globe. Verint’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “VRNT.” Its principal executive office is located at 225 Broadhollow Road, Melville, New York 11747 and its telephone number is (631) 962-9600.

Calabrio, Inc.

Calabrio powers people and businesses with actionable intelligence. Its AI-powered, cloud-native Calabrio ONE suite maximizes agent performance, turning every customer interaction into a strategic advantage. Trusted worldwide, Calabrio’s workforce and conversation intelligence solutions help teams work smarter, respond faster, and connect better to drive measurable business outcomes. Calabrio is used by millions of agents and trusted by brands such as Delta Airlines, CapitalOne, GE Appliances, and McKesson.

Calabrio is headquartered in Minneapolis, Minnesota at 241 N 5th Ave, Suite 1000, 55401 and its telephone number is (855) 784-2807.

Viking Merger Sub, Inc.

Merger Sub, Inc. is a direct wholly owned subsidiary of Parent with the principal executive offices located at 241 N. 5th Avenue, Suite 1000, Minneapolis, MN 55401. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement.

The Special Meeting (page 32)

This proxy statement is being furnished to stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on November 18, 2025 at 9:00 a.m., Eastern Time, or at any adjournment or postponement thereof. Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/VRNT2025SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” mean virtually present at the Special Meeting.

Shares of Common Stock and Preferred Stock held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

At the Special Meeting, stockholders of record as of the close of business on October 14, 2025 (the “Record Date”) will be asked to vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”), the Compensation Proposal and the Adjournment Proposal, each as further described below.

The Merger Proposal (page 117)

Stockholders will be asked to consider and vote upon the Merger Proposal. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into Verint, with Verint surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”) and as a result of the Merger, (i) each share of Common Stock (other than (a) shares held in the treasury of Verint or any of its subsidiaries or owned by Parent or Merger Sub immediately prior to the Effective Time and (b) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”)) that is issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $20.50 in cash without interest (the “Merger Consideration”), and (ii) each share of Preferred Stock that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the closing date of the Merger (the “Preferred Stock Redemption Amount”).

Following the Merger, Verint’s Common Stock will no longer be publicly listed and traded on NASDAQ, the Common Stock will be deregistered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), Verint will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) and existing stockholders will cease to have any ownership interest in Verint.

Record Date; Shares Entitled to Vote; Quorum (page 32)

You are entitled to receive notice of and to vote at the Special Meeting if you owned shares of Common Stock or Preferred Stock as of the close of business on October 14, 2025, which is the Record Date for the Special Meeting. As of the Record Date, there were (i) 60,594,610 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting and (ii) 200,000 shares of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock issued and outstanding and entitled to vote at the Special Meeting. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. Accordingly, as of the Record Date, shares of Common Stock and Preferred Stock representing approximately 70,181,755 votes were issued and outstanding.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the stockholders holding a majority of the voting power of our outstanding shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned either by the chairperson of the Special Meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon.

Vote Required; Abstentions and Broker Non-Votes (page 33)

Each share of Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date. A failure to vote your shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. A failure to vote your shares will have no effect on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Compensation Proposal will have no effect on the Compensation Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. A failure to vote your shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

The Support Agreements (page 116)

On August 24, 2025, certain stockholders (the “Supporting Stockholders”) who beneficially owned, collectively, approximately 14.5% (without giving effect to any vesting of restricted stock units) of the voting power of the Common Stock and Preferred Stock as of the Record Date entered into voting and support agreements with Verint and Parent (collectively, the “Support Agreements”) pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Support Agreements.

Additionally, pursuant to the Support Agreements, the Supporting Stockholders are prohibited from transferring any of the shares subject to the Support Agreements (except to certain permitted affiliates) while the Support Agreements are in effect. Pursuant to the Support Agreements, the Supporting Stockholders irrevocably and unconditionally waived, and agreed not to assert, any appraisal rights in connection with the Merger.

The Support Agreements will terminate at the earliest to occur of (i) the (a) time that the Stockholder Approval has been obtained, (b) Effective Time, or (c) date and time as the Merger Agreement is validly terminated pursuant to the terms thereof (the “Expiration Time”), (ii) an Adverse Recommendation Change (as defined below) in respect of an Intervening Event (as defined below) in accordance with the Merger Agreement, or (iii) with respect to any Supporting Stockholder, at the election of such Supporting Stockholder in its sole discretion following any amendment of any term or provision of the original unamended Merger Agreement that reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on the Supporting Stockholder’s right to receive the consideration payable to such Supporting Stockholder pursuant to the Merger Agreement or imposes a material delay on the timing of receipt of such consideration.

For more information, see the section of this proxy statement titled “The Support Agreements” and the full text of the form of Support Agreement, attached as Annex B to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Recommendation of the Verint Board of Directors and Reasons for the Merger (page 53)

The Board recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations, the Board consulted with Verint senior management and its outside legal and financial advisors and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Board, see the section of this proxy statement titled “The Merger—Recommendation of the Verint Board of Directors and Reasons for the Merger” beginning on page 53 of this proxy statement.

Opinion of Jefferies LLC (page 59)

Verint retained Jefferies LLC (“Jefferies”) as its financial advisor in connection with a possible sale, disposition or other business transaction involving Verint. In connection with this engagement, Verint requested that Jefferies evaluate the fairness, from a financial point of view, to holders of shares of Common Stock of the Merger Consideration to be received by such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Board held on August 24, 2025, Jefferies rendered its opinion to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Verint encourages you to read the opinion carefully and in its entirety.

Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Verint, nor did it address the underlying business decision by Verint to engage in the Merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how the Board or any holder of shares of Common Stock should vote on or otherwise act with respect to, the Merger or any other matter.

The summary of Jefferies’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Jefferies’ opinion, which is attached hereto as Annex C.

For more information, see the section of this proxy statement titled “The Merger—Opinion of Jefferies LLC.”

Certain Effects of the Merger on Verint (page 39)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Verint, with Verint surviving as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Verint as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Parent may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger (the “Closing”) occurs.

Effect on Verint if the Merger Is Not Consummated (page 39)

If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, Verint will remain a public company, its Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and Verint will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Verint may be required to pay Parent a termination fee, as described under the section titled “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 114 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of shares of Common Stock would return to the price at which the shares trade as of the date of this proxy statement.

Merger Consideration; Preferred Stock Redemption Amount (page 39)

At the Effective Time, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $20.50 in cash without interest and (ii) each share of Preferred Stock issued and outstanding immediately prior to the Effective Time will be automatically redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the Closing Date. As of the Effective Time, all such shares of Common Stock will no longer be issued and outstanding and will automatically be cancelled and will cease to exist, and each holder of any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration. On the Closing Date, we will pay the Preferred Stock Redemption Amount to the holders of the Preferred Stock in redemption of the Preferred Stock in accordance with the respective Certificates of Designation, Preferences and Rights of the Preferred Stock and following such redemption, all such shares of Preferred Stock will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of any such shares of Preferred Stock will cease to have any rights with respect thereto.

Treatment of Equity Awards (page 91)

Treatment of Vested Company Phantom Shares

At the Effective Time, each outstanding phantom share that entitles the holder thereof to a cash payment based on the fair market value of a share of Common Stock (each, a “Company Phantom Share”) that is vested at the Effective Time (each, a “Vested Company Phantom Share”) will be cancelled and extinguished at the Effective Time and, in exchange therefor, each holder of any such Vested Company Phantom Share will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock that underly such Vested Company Phantom Share as of immediately prior to the Effective Time.

Treatment of Unvested Company Phantom Shares

At the Effective Time, each outstanding Company Phantom Share that is unvested at the Effective Time (each, a “Unvested Company Phantom Share”) will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock that underly such Unvested Company Phantom Share as of immediately prior to the Effective Time (such product, “Cash Replacement Phantom Share Amounts”), which Cash Replacement Phantom Share Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Phantom Shares for which such Cash Replacement Phantom Share Amounts were exchanged would have vested and been payable pursuant to their terms.

Treatment of Accelerated Director RSUs and Vested Company RSUs

At the Effective Time, (i) each outstanding restricted stock unit (“RSU”) that is unvested at the Effective Time and that is held by a non-employee director of Verint will become fully vested and, as of immediately prior to the Effective Time, will be treated as a vested RSU (each, an “Accelerated Director RSU”) and (ii) each outstanding Accelerated Director RSU and each outstanding RSU that is vested at the Effective Time (each, a “Vested Company RSU”) will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Accelerated Director RSU or Vested Company RSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Accelerated Director RSU or Vested Company RSU, as applicable, as of immediately prior to the Effective Time.

Treatment of Unvested Company RSUs

At the Effective Time, each outstanding RSU that is unvested at the Effective Time and that is held by anyone other than a non-employee director of Verint (each, an “Unvested Company RSU”) will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (such product, “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms.

Treatment of Vested Company PSUs

At the Effective Time, each outstanding RSU conditioned in full or in part on performance-vesting conditions (“PSU”) that is vested at the Effective Time (each, a “Vested Company PSU”) will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company PSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time.

Treatment of Unvested Company PSUs

At the Effective Time, each outstanding PSU that is unvested at the Effective Time (each, an “Unvested Company PSU”) will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time (such product, the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at target levels of performance effective as of the Effective Time.

Interests of the Directors and Executive Officers of Verint in the Merger (page 70)

Certain of Verint’s directors and executive officers may have financial or other interests in the Merger that are different from, or in addition to, the interests of stockholders of Verint generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that stockholders adopt the Merger Agreement. These interests include the following, among others:

•	Verint’s executive officers hold equity-based awards that will be afforded the treatment described above under “—Treatment of Equity Awards”;

•

Verint’s non-employee directors hold equity-based awards that will accelerate and vest in full immediately prior to and in connection with the Closing as described above under “—Treatment of Equity Awards” and in more detail below, including in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger—Treatment of Equity and Equity-Based Awards”;

•

each Verint executive officer has been granted a retention bonus in connection with the Merger, as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger—Retention Bonuses”;

•

Verint’s executive officers are party to pre-existing employment agreements (“Employment Agreements”) with Verint that were entered into in connection with each executive officer’s employment or promotion, as applicable, that provide for eligibility for severance payments and benefits in the event of a termination of employment in certain circumstances in connection with a change in control of Verint (including the Merger), as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger—Severance Entitlements under the Employment Agreements”;

•

certain Verint executive officers are party to Employment Agreements with Verint that provide them with eligibility to receive a “gross-up” payment for any excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), that such executive officers may become subject to in connection with a change in control of Verint. One Verint executive officer is party to an agreement with Verint that provides him with a “net better cutback” provision that would reduce the executive officer’s change in control payments to the maximum amount that avoids any excise tax under Section 4999 of the Code, unless the executive officer would receive a greater after-tax benefit by accepting the full payments and paying the excise tax. These arrangements are described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger—Internal Revenue Code Section 280G and Section 4999”;

•

Verint’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement and under pre-existing indemnification agreements, as described in more detail in the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance”; and

•

as described under “The Merger Agreement—Employee Matters,” the Merger Agreement requires Parent or the Surviving Corporation to continue to provide certain compensation and benefits following the completion of the Merger to certain Verint employees, including Verint’s executive officers, who remain employed by the Surviving Corporation following completion of the Merger.

The interests of Verint’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger” beginning on page 70 of this proxy statement.

Financing of the Merger (page 77)

The Merger is not conditioned upon receipt of financing by Parent. Parent has obtained debt financing commitments for the financing necessary to complete the transactions contemplated by the Merger Agreement (the “Financing”). The Merger Agreement requires each of Parent and Merger Sub to use its reasonable best efforts to arrange, obtain and consummate the Financing on the terms and conditions described in the debt commitment letter relating to the Financing (the “Debt Commitment Letter”). Pursuant to the Merger Agreement, Verint is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the Financing.

Thoma Bravo Fund XIV, L.P. has committed to invest in Parent if Parent fails to timely pay (i) the Parent Termination Fee (as defined herein) solely if and when due and payable under the Merger Agreement or (ii) monetary damages (solely to the extent proven), solely to the extent payable pursuant to a final, non-appealable order as a result of a pre-termination willful and material breach by Parent under the Merger Agreement.

For more information, see the section titled “The Merger—Financing of the Merger” beginning on page 77 of this proxy statement.

Appraisal Rights (page 77)

If the Merger is consummated, holders of record or beneficial owners of shares of Common Stock who (i) do not vote in favor of the Merger Proposal, (ii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares through the effective date of the Merger, (iii) properly demand in writing an appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (iv) meet certain statutory requirements described in this proxy statement, and (v) do not validly withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares of Common Stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement titled “The Merger—Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

This means that these holders of record and beneficial owners may be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement titled “The Merger—Appraisal Rights—Determination of Fair Value.”

To exercise appraisal rights, a holder of record or a beneficial owner of shares of Common Stock must (i) submit a written demand for appraisal of such holder’s or beneficial owner’s shares to Verint before the vote is taken on the Merger Proposal at the Special Meeting, (ii) not vote, virtually or by proxy, in favor of the Merger Proposal, (iii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares through the effective date of the Merger, (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (v) not validly withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (a) reasonably identify the holder of record of the shares for which the demand is made, (b) be accompanied by documentary evidence of your beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (c) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement titled “The Merger—Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Material U.S. Federal Income Tax Consequences of the Merger and Redemption to Holders of Verint Common Stock and Preferred Stock (page 84)

The Merger in which cash will be received in exchange for shares of Common Stock and redemption in which cash will be received for shares of Preferred Stock will each be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Redemption to Holders of Verint Common Stock and Preferred Stock”) in exchange for such U.S. Holder’s shares of Common Stock in the Merger and in redemption of shares of Preferred Stock in connection with the Merger, generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger and in the shares of Preferred Stock redeemed. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Redemption to Holders of Verint Common Stock and Preferred Stock” beginning on page 84 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange for such Non-U.S. Holder’s shares of Common Stock in the Merger, and the redemption of such Non-U.S. Holder’s shares of Preferred Stock in connection with the Merger, in each case in exchange for cash, unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Redemption to Holders of Verint Common Stock and Preferred Stock” beginning on page 84 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger and redemption of Preferred Stock in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 87)

Under the Merger Agreement, the Merger cannot be consummated until the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of all consents required under any (i) other antitrust law or any laws, regulations, statutes, rules, orders or decrees, or (ii) other legal requirements of any governmental authority relating to or governing foreign ownership, foreign investment or the review, approval, notification or restriction of foreign direct investment (“FDI”).

No-Shop Period (page 101)

From and after the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Verint will not, and will cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to directly or indirectly (other than with respect to Parent and Merger Sub):

•

solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined below under “The Merger Agreement—Solicitation of Other Offers—Certain Definitions” beginning on page 101 of this proxy statement) (it being agreed that supplying non-public information in the ordinary course of business will not be prohibited);

•

engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any third party regarding an Acquisition Proposal or furnish to any third party information or provide to any third party access to the businesses, properties, assets or personnel of Verint or any of its subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal; or

•

enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement (as defined below under “The Merger Agreement—Solicitation of Other Offers—Certain Definitions” beginning on page 101 of this proxy statement) pursuant to no-shop provisions of the Merger Agreement) with respect to an Acquisition Proposal or enter into any agreement requiring Verint to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement.

Verint will, and will cause its subsidiaries to, and will direct and use reasonable best efforts to cause Verint’s and its subsidiaries’ representatives to, immediately cease and terminate any existing discussions or negotiations with any third party theretofore conducted by Verint, its subsidiaries or their respective representatives with respect to an Acquisition Proposal, and promptly following the No-Shop Period Start Date (and in any event within 48 hours), Verint must request that all non-public information previously provided by or on behalf of Verint or any of its subsidiaries to any such third party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such third party.

Verint will enforce, and will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) unless the Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action (i) would prohibit the counterparty from making a confidential Acquisition Proposal to the Board and (ii) would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding these restrictions, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the Stockholder Approval (as defined in the Merger Agreement), (i) Verint receives a written Acquisition Proposal from a third party, (ii) such Acquisition Proposal did not result from a material breach of the no-shop provisions of the Merger Agreement and (iii) the Board or any committee thereof determines in good faith, after consultation with Jefferies or another independent financial advisor of nationally recognized reputation (a “Company Financial Advisor”) and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined under “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 101 of this proxy statement), then Verint, directly or indirectly through one or more of its representatives may (a) furnish information and data with respect to Verint and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Verint and its subsidiaries and (b) enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party); provided, however, that Verint (1) will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information except pursuant to such confidentiality agreement and (2) will promptly (but in no event later than 36 hours after the time it is provided to such third party) provide to Parent any material non-public information concerning Verint or its subsidiaries provided to such third party, which was not previously provided to Parent.

For a further discussion of the no-shop period, see the section titled “The Merger Agreement—Solicitation of Other Offers” beginning on page 101 of this proxy statement.

Recommendation Change (page 103)

The Merger Agreement prohibits the Board (or any committee thereof) from effecting an Adverse Recommendation Change except as described below.

Neither the Board nor any committee thereof, will take any of the following actions (any such action, an “Adverse Recommendation Change”):

•

fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify in any manner adverse to Parent or Merger Sub, the recommendation that the stockholders adopt the Merger Agreement (the “Verint Recommendation”);

•	adopt, approve, endorse, recommend, or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal;

•	fail to publicly recommend against acceptance of any third-party tender offer or exchange offer for Common Stock within ten business days after commencement of such offer;

•

approve or recommend, or publicly propose to approve or recommend, or cause or permit Verint or any of its subsidiaries to execute or enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement pursuant to the no-shop provisions of the Merger Agreement);

•

fail to publicly reaffirm the Verint Recommendation within five business days after Parent so requests in writing (it being understood that Verint will have no obligation to make such reaffirmation on more than three separate occasions or if doing so would be inconsistent with applicable law, including fiduciary duties of the Board (provided Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed));

•	fail to include the Verint Recommendation in this proxy statement; or

•	resolve or publicly propose to take any action described in the above.

Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approval, the Board may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (i) make an Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event and/or (ii) cause Verint to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Verint to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement will be entered into promptly following such termination).

For a further discussion of Adverse Recommendation Change, see “The Merger Agreement—Recommendation Change” beginning on page 103 of this proxy statement.

Conditions to the Closing of the Merger (page 108)

The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to Closing, of each of the following conditions:

•	the obtaining of the Stockholder Approval;

•

no governmental authority having jurisdiction over any party to the Merger Agreement having issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law having been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

•

the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act, and all consents required under any other antitrust law or FDI law of specified jurisdictions having been obtained or any applicable waiting period thereunder having expired or been terminated.

In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Parent of each of the following conditions:

•	with respect to the representations and warranties of Verint:

•

the representations and warranties of Verint relating to certain aspects of Verint’s corporate existence and power, corporate authorization, capitalization, brokers’ fees and takeover laws, to the extent qualified or limited by “materiality,” “Company Material Adverse Effect” or words of similar import, must be true and correct in all respects on the Closing Date as if made on the Closing Date and, to the extent not so qualified, must be true and correct in all material respects on the Closing Date as if made on the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects or all respects, as applicable, only as of such earlier date);

•

the representations and warranties of Verint relating to certain aspects of Verint’s capitalization must be true and correct in all respects on the date of the Merger Agreement and the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all respects only as of such earlier date) except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Verint, Parent and their respective affiliates, individually or in the aggregate, of more than $5,000,000; and

•

the other representations and warranties of Verint must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Verint must have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•	since the date of the Merger Agreement, no Company Material Adverse Effect may have occurred; and

•

Parent must have received a certificate of Verint, signed on behalf of Verint by the Chief Executive Officer or the Chief Financial Officer of Verint, certifying that the foregoing conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Verint to consummate the Merger is subject to the satisfaction or waiver by Verint of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

•

Parent and Merger Sub must each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

Verint must have received a certificate of Parent, signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the foregoing conditions to the obligations of Verint to effect the Merger have been satisfied.

Termination of the Merger Agreement (page 112)

The Merger Agreement may only be validly terminated at any time prior to the Closing:

•	by mutual written agreement of Parent and Verint (notwithstanding the Stockholder Approval);

•	by either Parent or Verint, upon written notice:

•

if the Closing Date has not occurred on or before August 24, 2026 (as such date may be extended pursuant to the terms of the Merger Agreement, the “End Date”) (notwithstanding the Stockholder Approval); provided, that, if all other conditions to Closing have been satisfied or waived as of the initial End Date (other than those conditions which by their nature can only be satisfied at the Closing, each of which is able of being satisfied at the Closing), other than (i) the condition described in the second bullet of the first paragraph of “—Conditions to the Closing of the Merger” above (solely in the event the order or applicable law relates to the HSR Act, any FDI law or any other antitrust law of specified jurisdictions) and/or (ii) the condition described in the third bullet of the first paragraph of “—Conditions to the Closing of the Merger” above, then the End Date will be automatically extended for three months (such date as so extended will constitute the End Date); provided, further, that the right to terminate the Merger Agreement as described in this sub-bullet will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

•

if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and such permanent prohibition has become final and non-appealable (notwithstanding the Stockholder Approval), provided, that the party seeking to terminate the Merger Agreement must have used its reasonable best efforts to have such order lifted if and to the extent required by the Merger Agreement, and provided, that the right to terminate the Merger Agreement as described in this sub-bullet is not available to any party whose material breach of any provision of the Merger Agreement was the proximate cause of, or proximately resulted in, the issuance or continuing existence of any such permanent order or other action; or

•

if the Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof), provided, that the right to terminate the Merger Agreement as described in this sub-bullet is not available to any party whose material breach of any provision of the Merger Agreement was the proximate cause of, or proximately resulted in, the failure to obtain such Stockholder Approval.

•	by Verint:

•	upon written notice, if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub, in either case which

(i) would cause any of the conditions to the obligations of Verint not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Verint’s delivery of written notice describing such breach to Parent; provided, however, Verint will not be entitled to terminate the Merger Agreement if Verint is in breach of its obligations under the Merger Agreement such that Parent is entitled to terminate the Merger Agreement for such breach;

•

upon written notice, at any time prior to receipt of the Stockholder Approval, in order for Verint to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers” beginning on page 101 of this proxy statement); provided, that prior to, or substantially concurrently with, such termination Verint pays the Company Termination Fee (as defined below under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 114 of this proxy statement); provided, further, that Verint will not be entitled to terminate the Merger Agreement unless Verint has complied in all material respects with the terms of the Merger Agreement with respect to the applicable Superior Proposal; or

•

if (i) all of the conditions described in the first two paragraphs of this section have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required by the Merger Agreement, (iii) Verint has irrevocably notified Parent in writing that (a) Verint is ready, willing and able to consummate the Merger and (b) all conditions described in the third paragraph of this section have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions, and (iv) Parent or Merger Sub fails to consummate the Merger within three business days after receipt of the notice contemplated by (iii) above (a “Parent Failure to Close”).

•	by Parent, upon written notice:

•

if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Verint which (i) would cause any of the conditions to the obligations of Parent and Merger Sub not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to Verint; provided, however, Parent will not be entitled to terminate the Merger Agreement if Parent is in breach of its obligations under the Merger Agreement such that Verint is entitled to terminate the Merger Agreement for such breach; or

•

at any time prior to receipt of the Stockholder Approval, if the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Change” beginning on page 103 of this proxy statement).

Company Termination Fee; Parent Termination Fee (page 114)

Under certain circumstances, Verint will be required to pay the Company Termination Fee of $50,000,000, including upon:

•

termination by Parent at any time prior to receipt of the Stockholder Approval because the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Change” beginning on page 103 of this proxy statement);

•

termination by Verint at any time prior to receipt of the Stockholder Approval in order for Verint to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Recommendation Change” beginning on page 103 of this proxy statement); or

•

termination (i) by (a) either Parent or Verint because the Closing Date has not occurred on or before the End Date, subject to certain exceptions, or (b) by Parent because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Verint, (ii) at any time after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal has been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination and (iii) within twelve months after the date of such termination, Verint enters into a definitive agreement with respect to a specified Acquisition Proposal, which Acquisition Proposal is subsequently consummated, provided, that for purposes of this paragraph, all references to “20% or more” or “less than 80%” in the definition of Acquisition Proposal is deemed to be references to “more than 50%” or “less than 50%,” respectively.

In addition, under certain circumstances, Parent will be required to pay the Parent Termination Fee (as described under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Parent Termination Fee” beginning on page 114 of this proxy statement) of $112,678,299, including upon:

•	termination by Verint because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub;

•	termination by Verint upon a Parent Failure to Close; or

•

termination by Parent because the Closing Date has not occurred on or before the End Date and at that time Verint had the right to termination the Merger Agreement because of (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub or (ii) a Parent Failure to Close.

Fees and Expenses (page 115)

Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 120)

Our Common Stock is listed on NASDAQ under the symbol “VRNT”. On August 22, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Common Stock as reported on NASDAQ were $20.56 and $19.27 per share, respectively. The closing price of our Common Stock on NASDAQ on August 22, 2025 was $20.47 per share. On October 16, 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on NASDAQ was $20.23 per share. As of October 14, 2025, which is the Record Date for the Special Meeting, there were (i) 60,594,610 shares of Common Stock issued and outstanding, held by 1,391 stockholders of record (which record holders include holders who are nominees for an undetermined number of beneficial owners) and (ii) 400,000 shares of Preferred Stock issued and outstanding, held by one stockholder of record.

We have never declared or paid any cash dividends on shares of Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Parent, any cash dividends on our Common Stock.

Delisting and Deregistration of Common Stock (page 88)

If the Merger is consummated, following the Effective Time, the shares of Common Stock will cease trading on NASDAQ and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all the questions that may be important to you as a stockholder. Accordingly, you should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On August 24, 2025, Verint entered into the Merger Agreement providing for the Merger of Merger Sub, a wholly owned subsidiary of Parent, with and into Verint, with Verint surviving the Merger as a wholly owned subsidiary of Parent. The Board is furnishing this proxy statement and form of proxy card to the stockholders of Verint in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Verint by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the affirmative vote of the holders of majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date of October 14, 2025 and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into Verint, with Verint surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Common Stock will no longer be publicly traded. Following the Effective Time of the Merger, we will cooperate with Parent to delist the Common Stock from NASDAQ and deregister the Common Stock under the Exchange Act. Following such delisting and deregistration, Verint will no longer file periodic reports with the SEC.

Q:	What will holders of shares of Common Stock receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive the Merger Consideration of $20.50 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own as of the Effective Time, unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the DGCL. For example, if you own 100 shares of Common Stock as of the Effective Time, you will receive $2,050 in cash in exchange for your shares (less any applicable withholding taxes). You will not be entitled to receive shares in the Surviving Corporation or in Parent as a result of the Merger.

Q:	What will holders of shares of Preferred Stock receive if the Merger is consummated?

A:

Upon consummation of the Merger, each share of Preferred Stock will be automatically redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the Closing Date.

Q:	How does the Merger Consideration compare to the market price of the Common Stock as of a recent trading date?

A:

The Merger Consideration represents a premium of approximately 18% over the 10-day volume weighted average share price of the Common Stock on NASDAQ up to June 25, 2025 (the unaffected date). On October 16, 2025, the last practicable day before the printing of this proxy statement, the closing price of Common Stock on NASDAQ was $20.23 per share.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on November 18, 2025, at 9:00 a.m., Eastern Time. There will not be a physical meeting location. Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/VRNT2025SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only stockholders of record of shares of Common Stock and Preferred Stock as of the close of business on the Record Date of October 14, 2025 will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were (1) 60,594,610 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting and (2) 200,000 shares of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock issued and outstanding and entitled to vote at the Special Meeting. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. Accordingly, as of the Record Date, shares of Common Stock and Preferred Stock representing approximately 70,181,755 votes were issued and outstanding.

Q:	What are stockholders being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	the Merger Proposal, in which stockholders will be asked to approve the Merger Agreement;

•

a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Verint’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

•

a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Verint’s amended and restated bylaws (the “Bylaws”), the only business that will be transacted at the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.

Q:	Have any stockholders agreed to vote for the Merger Proposal?

A:

On August 24, 2025, Supporting Stockholders who beneficially owned, collectively, approximately 14.5% (without giving effect to any vesting of RSUs as described under “The Merger Agreement—Treatment of Equity Awards”) of the total voting power of Verint as of the Record Date entered into Support Agreements with Parent and Verint pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Support Agreements. Our directors and executive officers have informed us that they currently intend to vote all of their shares “FOR” the Merger Proposal.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?

A:

The affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date is required to approve the Merger Proposal. As a result, the failure to grant a proxy to vote your shares by submitting a signed proxy card, to grant a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. An abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement by Verint stockholders?

A:

In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the transactions contemplated thereby, and to recommend that stockholders approve the Merger Proposal, the Board consulted with Verint’s senior management, as well as its legal and financial advisors and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Verint Board of Directors and Reasons for the Merger” beginning on page 53 of this proxy statement.

Q:	What is a quorum and how many shares are needed to constitute a quorum? How can the meeting be adjourned if a quorum is not present?

A:

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the issued and outstanding shares of our Common Stock and shares of Common Stock into which the Preferred Stock is convertible, taken together, as of the Record Date, either present virtually or represented by proxy, will constitute a quorum at the Special Meeting.

If a quorum is not present, then under the Bylaws, either (i) the stockholders representing a majority of the voting power present at the Special Meeting or (ii) the Chairman of the Special Meeting, may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment or postponement is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting.

Q:	What vote is required to approve the Compensation Proposal?

A:

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal.

Q:	Why are stockholders being asked to approve, on a non-binding, advisory basis, the Compensation Proposal?

A:

The Exchange Act, and applicable SEC rules thereunder, require Verint to seek non-binding approval of certain payments that may be or could become payable to its named executive officers in connection with the Merger.

Q:	What will happen if the Compensation Proposal is not approved at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Verint. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of stockholders.

Q:	What vote is required to approve the Adjournment Proposal?

A:

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under “The Merger—Recommendation of the Verint Board of Directors and Reasons for the Merger” beginning on page 53 of this proxy statement, unanimously (i) declared the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, to be advisable, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and authorized the execution and delivery of the Merger Agreement and the performance of our obligations under the Merger Agreement, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and that such proposal be submitted for approval of our stockholders at the Special Meeting.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (the “Transfer Agent”)), there are three ways to cause your shares to be voted at the Special Meeting:

•	Submit a Proxy by Internet: You can submit a proxy in advance of the Special Meeting over the Internet by visiting www.proxyvote.com;

•	Submit a Proxy by Telephone: You can submit a proxy in advance of the Special Meeting by calling 1-800-690-6903 toll-free (within the U.S. or Canada) and granting your proxy; or

•	Mailing a Proxy Card: You can submit a proxy in advance of the Special Meeting by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a stockholder of record, you may attend the Special Meeting virtually and vote via the Special Meeting website, www.virtualshareholdermeeting.com/VRNT2025SM. Please have your 16-digit control number to join the Special Meeting. Instructions on how to attend and participate in the Special Meeting via the Internet are posted at www.proxyvote.com.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting virtually.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with the Transfer Agent you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Verint.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting and may vote via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold as the stockholder of record?

A:

No. Because any shares you may hold in “street name” will be deemed to be held of record by a different stockholder than any shares you hold directly as the stockholder of record, any shares held in “street name” will not be combined for voting purposes with the shares you hold as the stockholder of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my shares in “street name,” will my bank, broker or other nominee vote my shares for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. Each of the proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your shares. Without such instructions, your shares will not be voted at the Special Meeting. A failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Proposal is based on the total number of issued and outstanding shares of our Common Stock and shares of Common Stock into which the Preferred Stock is convertible, taken together, as of the Record Date, not just the shares that are voted at the Special Meeting. If you do not vote virtually or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering a written notice of revocation of your proxy to Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747, Attn: Corporate Secretary, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on November 17, 2025, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m., Eastern Time on November 17, 2025, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Verint or by sending a written notice of revocation to Verint, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Verint before the Special Meeting.

Please note that if you hold your shares in “street name,” and you have instructed a bank, broker or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.

Q:	What is a proxy?

A:

A “proxy” is your legal designation of another person to vote your shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.” The Board has designated Dan Bodner, our Chief Executive Officer, Grant Highlander, our Chief Financial Officer, and Peter Fante, our Chief Administrative Officer, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant a proxy to vote your shares, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate.

When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

All stockholders as of the Record Date may attend and vote at the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/VRNT2025SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person.

•

Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/VRNT2025SM.

•

Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date, your name and email address. If you hold your shares in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/VRNT2025SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/VRNT2025SM.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting. If you hold your shares in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my shares before consummation of the Merger?

A:

If you sell or transfer your shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Verint in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares, but you will have retained your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the Merger Consideration to which I am entitled?

A:

If you hold your shares in book-entry form but not through the Depository Trust Company, you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your shares are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by Verint’s stockholders, the expiration or termination of the applicable waiting period (or extension thereof) under the HSR Act, the receipt of all consents required under any other antitrust law or FDI law, and certain other conditions. Verint and Parent filed their respective HSR Act initial notifications on September 22, 2025. Parent is expected to withdraw its HSR Act notification and to resubmit the week of October 20, 2025, which will restart the 30 calendar-day waiting period. Verint and Parent are requesting “early termination” of such waiting period.

We currently anticipate that the Merger will be consummated before the end of Verint’s current fiscal year (ending January 31, 2026), assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Verint and Parent, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on Verint?

A:

The Common Stock is currently registered under the Exchange Act and is listed on NASDAQ under the symbol “VRNT.” As a result of the Merger, Verint will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. As soon as reasonably practicable following the consummation of the Merger, the Common Stock will cease trading on and be delisted from NASDAQ and will be deregistered under the Exchange Act, and Verint will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by stockholders as of the Record Date or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, we will remain a public company, the Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of shares of Common Stock would return to the price at which the shares trade as of the date of this proxy statement.

Under specified circumstances, we may be required to pay Parent a termination fee of $50,000,000 upon the termination of the Merger Agreement as described under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 114 of this proxy statement.

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of stockholders generally?

A:

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger” beginning on page 70 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by the independent inspector of election appointed for the Special Meeting.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

We will bear the cost of the solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $45,000 plus expenses. We will also indemnify Innisfree against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 126 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to stockholders of the exchange of shares for cash pursuant to the Merger?

A:

The Merger in which cash will be received for shares of Common Stock and redemption in which cash will be received for shares of Preferred Stock will each be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and in the redemption and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger and in the shares of Preferred Stock redeemed. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of the shares of Common Stock in the Merger and the redemption of shares of Preferred Stock for cash unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger and redemption in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger and redemption is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger and Redemption to Holders of Verint Common Stock and Preferred Stock” beginning on page 84 of this proxy statement.

Q:	What will the holders of Verint equity awards receive in the Merger?

A:

At the Effective Time, each outstanding Vested Company Phantom Share will be cancelled and extinguished at the Effective Time and, in exchange therefor, each holder of any such Vested Company Phantom Share will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock that underly such Vested Company Phantom Share as of immediately prior to the Effective Time.

At the Effective Time, each outstanding Unvested Company Phantom Share will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock that underly such Unvested Company Phantom Share as of immediately prior to the Effective Time, which Cash Replacement Phantom Share Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Phantom Shares for which such Cash Replacement Phantom Share Amounts were exchanged would have vested and been payable pursuant to their terms.

At the Effective Time, each outstanding Accelerated Director RSU and each outstanding Vested Company RSU will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Accelerated Director RSU or Vested Company RSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Accelerated Director RSU or Vested Company RSU, as applicable, as of immediately prior to the Effective Time.

At the Effective Time, each outstanding Unvested Company RSU will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms.

At the Effective Time, each outstanding Vested Company PSU will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company PSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time.

At the Effective Time, each outstanding Unvested Company PSU will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time, which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at target levels of performance effective as of the Effective Time.

Q:	Are holders of shares of Common Stock entitled to appraisal rights in connection with the Merger under the DGCL?

A:

Yes. As a holder of record or beneficial owner of shares of Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders and beneficial owners of shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares, as determined by the Delaware Court of Chancery if the Merger is consummated. Appraisal rights are only available if the holder of shares complies fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such stockholder may receive in the Merger. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Verint before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 77 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares held through brokerage firms. If your family has multiple accounts holding shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your shares, please contact our proxy solicitor at the contact information provided below:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 825-8621 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and any document which we refer to herein contains, and Verint’s other filings and press releases may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Verint, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including:

•	the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect Verint’s business and the price of the Common Stock;

•	the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals;

•	the failure to obtain the Stockholder Approval;

•

the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring Verint to pay the Company Termination Fee;

•	the effect of the announcement or pendency of the proposed Merger on Verint’s business relationships, operating results and business generally;

•	risks that the proposed Merger disrupts Verint’s current plans and operations;

•	Verint’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger;

•	risks related to the diversion of management’s attention from Verint’s ongoing business operations;

•	unexpected costs, charges or expenses resulting from the proposed Merger;

•	the ability of Parent to obtain financing for the proposed Merger;

•

potential litigation relating to the proposed Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	continued availability of capital and financing and rating agency actions;

•	certain restrictions during the pendency of the proposed Merger that may impact Verint’s ability to pursue certain business opportunities or strategic transactions; and

•

other risks described in Verint’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Verint’s Annual Report on Form 10-K filed with the SEC on March 26, 2025 and subsequent filings.

No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed Merger and/or Verint’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Verint undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

THE PARTIES

Verint Systems Inc.

Verint is a leader in Customer Experience Automation, serving a customer base that includes more than 80 of the Fortune 100 companies. The world’s most iconic brands use the Verint Open Platform and Verint’s team of AI-powered bots to deliver tangible AI Business Outcomes, NowTM across the enterprise. Verint is uniquely positioned to help brands increase CX Automation with its differentiated AI-powered Open Platform.

Verint is headquartered in Melville, New York, and has approximately 15 offices worldwide, in addition to a number of on demand, flexible coworking spaces. Verint has approximately 3,700 employees plus a few hundred contractors around the globe. Verint’s Common Stock is listed on NASDAQ under the symbol “VRNT.” Its principal executive office is located at 225 Broadhollow Road, Melville, New York 11747 and its telephone number is (631) 962-9600.

Calabrio, Inc.

Calabrio powers people and businesses with actionable intelligence. Its AI-powered, cloud-native Calabrio ONE suite maximizes agent performance, turning every customer interaction into a strategic advantage. Trusted worldwide, Calabrio’s workforce and conversation intelligence solutions help teams work smarter, respond faster, and connect better to drive measurable business outcomes. Calabrio is used by millions of agents and trusted by brands such as Delta Airlines, CapitalOne, GE Appliances, and McKesson.

Calabrio is headquartered in Minneapolis, Minnesota at 241 N. 5th Ave, Suite 1000, 55401 and its telephone number is (855) 784-2807.

Viking Merger Sub, Inc.

Merger Sub is a direct wholly owned subsidiary of Parent and was formed on August 11, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with Thoma Bravo. Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the Effective Time, the Surviving Corporation, will be indirectly owned by Thoma Bravo and certain of its affiliates.

The principal executive offices of Merger Sub are c/o Calabrio, Inc. 241 N 5th Ave, Suite 1000, Minneapolis, MN 55401 and its telephone number is (855) 784-2807.

THE SPECIAL MEETING

We are furnishing this proxy statement to stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on November 18, 2025, at 9:00 a.m., Eastern Time. Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/VRNT2025SM.

Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number and wish to vote at the Special Meeting, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Purpose of the Special Meeting

At the Special Meeting, we will ask the stockholders as of the Record Date to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If stockholders fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 89 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about October 20, 2025.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on October 14, 2025, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747, during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were (a) 60,594,610 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting and (b) 200,000 shares of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock issued and outstanding and entitled to vote at the Special Meeting. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. Accordingly, as of the Record Date, shares of Common Stock and Preferred Stock representing approximately 70,181,755 votes were issued and outstanding.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the stockholders holding a majority of the voting power of our outstanding shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned either by the chairperson of the Special Meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting to transact business or vote on the Merger Proposal, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each share of Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes.

The affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date is required to approve the Merger Proposal. A failure to vote your shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. A failure to vote your shares will have no effect on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Compensation Proposal will have no effect on the Compensation Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. A failure to vote your shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Verint and their affiliates beneficially owned and were entitled to vote, in the aggregate, 792,918 shares of Common Stock which represented approximately 1.1% of the total voting power of the capital stock of Verint issued and outstanding on that date.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on November 18, 2025 at 9:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/VRNT2025SM (unless the Special Meeting is adjourned or postponed).

You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Verint offers multiple different voting methods, Verint encourages you to vote over the Internet or by phone as Verint believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Shares Held by Record Holders

If you are a stockholder of record and your shares are registered in your name with the Transfer Agent, you may submit your proxy using one of the methods described below.

•

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903 or via the Internet by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m., Eastern Time on November 17, 2025, the day preceding the Special Meeting. Your shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

•

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m., Eastern Time on November 17, 2025, the day preceding the Special Meeting, your shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such shares represented by your properly signed proxy card will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the vote regarding the Compensation Proposal and the Adjournment Proposal.

Shares Held in “Street Name”

If your shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. You may cause your shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Verint does not expect any broker non-votes at the Special Meeting because the Merger Proposal, the Compensation Proposal and the Adjournment Proposal described in this proxy statement are all “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, your shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal and the Adjournment Proposal. However, if a beneficial owner of shares held in street name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For shares held in “street name,” only shares affirmatively voted “FOR” the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering a written notice of revocation of your proxy to Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747, Attn: Corporate Secretary, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on November 17, 2025, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m., Eastern Time on November 17, 2025, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Verint or by sending a written notice of revocation to Verint, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Verint before the Special Meeting.

If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote virtually at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain instructions on how to vote. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. Under the Bylaws, Verint may postpone, reschedule or cancel any special meeting of stockholders. Under the Bylaws, any meeting of stockholders may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. Notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting are announced at the meeting at which the adjournment is taken.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

In the event that there is present at the Special Meeting, virtually or by proxy, sufficient favorable voting power to secure the vote of the stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Verint Board of Directors and Reasons for the Merger” beginning on page 53 of this proxy statement, unanimously (i) declared the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, to be advisable, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and authorized the execution and delivery of the Merger Agreement and the performance of our obligations under the Merger Agreement, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and that such proposal be submitted for approval of our stockholders at the Special Meeting.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained Innisfree, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $45,000 plus expenses. We will also indemnify Innisfree against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated before the end of Verint’s current fiscal year, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Verint and Parent, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, holders of Common Stock who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such stockholder may receive in the Merger. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal of their shares should recognize that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (ii) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, is a person who (a) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (b) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provides an address at which such beneficial owner consents to receive notices given by Verint and to be set forth on the Chancery List (as defined in the section titled “The Merger—Appraisal Rights” beginning on page 77 of this proxy statement), will be entitled to receive the fair value of his, her or its shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. For more information, please see the section titled “The Merger—Appraisal Rights” beginning on page 77 of this proxy statement.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we or your bank, broker or other intermediary may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of our proxy statement, please notify your bank, broker or other intermediary or us. We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon written or verbal request. Direct your written request to us by email at ir@verint.com, by mail to our principal executive offices at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747, Attn: Corporate Secretary, or call us at (631) 962-9600. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 825-8621 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Verint

If the Merger Agreement is adopted by stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into Verint, with Verint continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

The Common Stock is listed and traded on NASDAQ under the symbol “VRNT.” As a result of the Merger, Verint will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. We will cooperate with Parent to delist the Common Stock from NASDAQ and deregister the Common Stock under the Exchange Act following the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of either the Surviving Corporation or Parent.

Effect on Verint if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, Verint will remain a public company, its Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and Verint will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares would return to the price at which the shares traded prior to the public announcement of the execution of the Merger Agreement on August 25, 2025 or as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not consummated, the Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Verint will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Verint may be required to pay Parent the Company Termination Fee, as described under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 114 of this proxy statement.

Merger Consideration; Preferred Stock Redemption Amount

At the Effective Time, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $20.50 in cash without interest and (ii) each share of Preferred Stock issued and outstanding immediately prior to the Effective Time will be automatically redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the Closing Date. As of the Effective Time, all such shares of Common Stock will no longer be issued and outstanding and will be automatically cancelled and will cease to exist, and each holder of any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration. On the Closing Date, we will pay the Preferred Stock Redemption Amount to the holders of the Preferred Stock in redemption of the Preferred Stock in accordance with the respective Certificates of Designation, Preferences and Rights of the Preferred Stock and following such redemption, all such shares of Preferred Stock will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of any such shares of Preferred Stock will cease to have any rights with respect thereto.

At the Effective Time, each share of Common Stock held in the treasury of Verint or any of its subsidiaries or any owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will automatically be cancelled and will cease to exist and no consideration will be delivered in exchange therefor.

At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration or Preferred Stock Redemption Amount, as applicable, but you will no longer have any rights as a Verint stockholder as a result of the Merger (except that of any holder exercising their appraisal rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Parent or the Surviving Corporation.

Each of the paying agent, the Surviving Corporation, Merger Sub and Parent will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the Surviving Corporation, Merger Sub or Parent, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The following chronology summarizes the material contacts, negotiations and other material events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among or on behalf of Verint and Thoma Bravo or other parties.

Verint is a leader in customer experience (CX) that creates tangible AI Business Outcomes, utilizing its open platform and team of AI powered bots. Over the past several years, Verint transitioned its customer base from a perpetual license model to a recurring software-as-a-service or SaaS model and evolved its platform and service offering to customers.

The Verint Board and Verint’s management regularly evaluate Verint’s operating performance, long-term strategy and capital structure, taking into consideration, among other factors, industry developments, market conditions, development of its product offerings, technological advancements, and investments in potential new growth opportunities. In connection with this ongoing review, the Verint Board and management periodically assess the continued operations of Verint on a standalone basis as well as potential strategic alternatives and financing opportunities to enhance stockholder value.

On January 24, 2023, at the request of the Verint Board, representatives of Jefferies, the Company’s financial advisor with whom the Company had a longstanding relationship, reviewed with the Verint Board, a preliminary financial analysis of Verint on a standalone basis and a preliminary financial analysis of Verint in a potential transaction with a third party, taking into account market conditions. Following the presentation, the Verint Board discussed whether to consider a potential transaction at that time, taking into account, among other things, the status of Verint’s cloud transition, the volatility of the public markets, and Verint’s position in the CX space.

In February of 2023, the Verint Board held a meeting where it reviewed materials prepared by representatives of Jefferies regarding a list of potential financial sponsors and strategic parties that might have the interest and capability to engage in a transaction. Thoma Bravo was identified as part of this presentation given, among other factors, its existing portfolio company in the CX segment, Calabrio, and its ability to finance an acquisition of the Company. At this time, the Verint Board considered a potential exploratory process, but determined not to proceed primarily due to the Company’s opportunities and performance outlook on a standalone basis.

In May of 2023, at the request of the Verint Board, representatives of Jefferies prepared materials for the Verint Board that summarized certain factors impacting the Company’s sector and its peer firms. At this time, in connection with the Company’s ongoing cloud transition, the Company adjusted the financial metrics used to measure the Company’s financial performance to reflect the Company’s shift towards a bundled SaaS model.

In February of 2024, the Verint Board invited representatives of Jefferies to review with the Verint Board an updated preliminary financial analysis reflecting Verint’s operations as a standalone company and, in light of then-existing market conditions and other factors, to discuss a potential exploratory process involving a strategic transaction, including identifying parties potentially interested in transacting. At that time, the Verint Board considered the fact that the Company was well-positioned in the CX market, the positive feedback that had been received on the Company’s adoption of its new open AI platform, as well as the uncertainty as to how AI would be adopted in the sector and its impact on the Company’s business, and the current state of the public market. The Verint Board discussed potentially interested parties, including, among others, Thoma Bravo, a potential process designed to both maximize shareholder value and minimize disruption to the business, and the need to educate potential buyers on the Verint story given the evolution of Verint’s business in recent years. The Verint Board authorized Verint management to commence the preparation of preliminary information to put the Company in a position to commence a strategic process if the Verint Board determined to move forward and authorized representatives of Jefferies, in the normal course of their interactions with financial sponsors and strategic parties, to educate such parties on the evolution of Verint’s business.

Following this meeting, the Verint management team, with the assistance of representatives of Jefferies, prepared preliminary materials regarding the Company in order to position the Company for a potential strategic process. Management engaged in discussions with a number of strategic parties regarding a variety of potential matters, including potential partnerships and business relationships, and the possibility of a combination transaction.

In March of 2024, at the request of the Verint Board, representatives of Jefferies provided an update on its outreach efforts that it had commenced following the February 2024 Verint Board meeting, noting that Verint management and representatives of Jefferies had contacted 20 financial sponsors, six strategic parties, and two sponsor-backed strategic parties, including Thoma Bravo. Of the eight total strategic parties contacted, three expressed interest in exploring a potential transaction that would include the acquisition of Verint, and four indicated that the timing was not right to consider a transaction of any kind. Thoma Bravo expressed a potential interest in engaging with the Company following the Company’s next earnings announcement. Representatives of Jefferies reported that five of the financial sponsors had declined to engage, citing perceived threats to the Company’s business and strategy due to the impact of AI, and uncertainty around the Company’s growth profile

(see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”). The remaining financial sponsors indicated that they needed time to understand the Company’s progress with its SaaS transition and its ability to accelerate revenue growth from its AI capabilities. The Verint Board authorized representatives of Jefferies to continue to engage with strategic parties and financial sponsors, with a plan to determine by the end of April whether there was sufficient interest to proceed further with a strategic process at such time.

Throughout April of 2024, Verint management continued its work with assistance from representatives of Jefferies and made management presentations to several financial sponsors. On April 30, 2024, the Verint Board received an update from representatives of Jefferies and was advised that, of the parties representatives of Jefferies had contacted, two financial sponsors, one sponsor-backed strategic party (Thoma Bravo/Calabrio) and one strategic party, had expressed interest in continuing discussions. Representatives of Jefferies reported that the parties who had declined to proceed cited concerns regarding perceived threats to Verint’s business due to the impact of AI (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”), as well as a general lack of interest in the sector, other existing fund commitments, and concerns about the Company’s growth profile. Following extensive discussion among members of the Verint Board and representatives of Jefferies, the Verint Board determined to continue engagement with the interested parties and not to impose a deadline for receipt of a transaction proposal.

Throughout the second and third fiscal quarters of 2024, Verint management continued its engagement with financial sponsors and strategic parties, entered into non-disclosure agreements with approximately four parties, including, on May 13, 2024, Thoma Bravo, and met with several parties for management presentations. On May 29, 2024, the Verint Board received an update from representatives of Jefferies that one strategic party, identified as Party A, remained interested, but had indicated that the timing was not right given Party A’s other internal priorities. Representatives of Jefferies also reported that Thoma Bravo and two other financial sponsors, Party B and Party C, continued to actively engage and were expected to indicate a level of interest in a potential transaction in the next several weeks.

On July 10, 2024, the Company’s Chief Executive Officer, Dan Bodner, provided an update to the Verint Board on the status of the engagement with financial sponsors discussed in the paragraph above.

On August 29, 2024, representatives of Jefferies reviewed with the Verint Board the process undertaken to date, noting that they had initiated preliminary discussions in the first half of the year and that Verint management had developed a detailed financial model for Verint and had conducted market due diligence. Representatives of Jefferies reported that Thoma Bravo had concluded that more proof points on the Company’s AI growth would be required for them to continue to engage, but expressed that Thoma Bravo would continue to monitor the Company’s performance for the next one to three quarters. Representatives of Jefferies reported that Party B had determined not to pursue continued engagement after the Company’s significant stock price increase in early June, and Party C had determined not to proceed due to a lack of sufficient AI proof points at the time. The Verint Board considered at length the feedback from those parties that had declined to proceed, including the early stage of AI adoption in the contact center market, the increasingly competitive landscape, and the Company’s AI capabilities. Following extensive discussion, the Verint Board determined that additional time was needed to assess the Company’s AI success before the Verint Board would consider pursuing a more formal strategic process designed to maximize stockholder value.

On September 4, 2024, Verint reported Q2 2024 financial results that fell below Wall Street estimates, resulting in a stock price decline from the low $30s to the mid $20s.

On October 2, 2024, representatives of Thoma Bravo contacted representatives of Apax Partners, including Jason Wright, a member of the Verint Board and a partner at Apax Partners, to seek Apax’s perspective on the opportunity ahead for Verint. Representatives of Apax did not provide any material non-public information to Thoma Bravo regarding the Company.

On November 11, 2024, Thoma Bravo contacted Mr. Wright and informed him that Thoma Bravo planned to contact Mr. Bodner and send a letter to Verint later that day. Later that day, Thoma Bravo contacted Mr. Bodner and submitted an unsolicited indication of interest (“IOI”) to Verint proposing to acquire all of the Company’s outstanding Common Stock for $30.00 per share, subject to the negotiation of a definitive agreement and the completion of due diligence. The IOI contemplated a 30-day exclusivity period.

On November 13, 2024, the Verint Board met to discuss the unsolicited IOI received from Thoma Bravo. At the meeting, representatives of Jones Day, Verint’s outside legal counsel, reviewed the fiduciary duties owed by the Verint Board, including in connection with a potential sale transaction. The Verint Board authorized the Company’s management to facilitate representatives of Jefferies’ follow-up with Thoma Bravo.

On November 21, 2024, the Verint Board met to consider further the IOI. Mr. Bodner presented to the Verint Board on the IOI, and representatives of Jefferies reviewed with the Verint Board an updated preliminary financial analysis of Verint and the Thoma Bravo proposal, and provided an industry update. The Verint Board considered developments in the CX sector, including the impact AI was having on the sector, the opportunities available to the Company and the risks facing the Company, the competitive landscape, the increased volatility in performance, and the trading multiple compression impacting incumbent CX companies (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”). The Verint Board directed management and representatives of Jefferies to continue discussions with Thoma Bravo, including with respect to the scope of due diligence Thoma Bravo would require.

On November 22, 2024, the Verint Board met to consider further the IOI. Representatives of Jones Day again reviewed the fiduciary duties owed by the Verint Board, including in connection with a potential sale transaction. Jones Day also presented the Verint Board with various options for a potential sale process, timing considerations, and a preliminary antitrust assessment of a potential transaction with Thoma Bravo. Representatives of Jefferies reviewed with the Verint Board an illustrative transaction timeline and the Verint Board directed representatives of Jefferies to continue discussions with Thoma Bravo and to keep the Verint Board informed of such ongoing discussions.

On November 26, 2024, Verint management and representatives of Thoma Bravo engaged in a virtual due diligence meeting after which Thoma Bravo expressed an interest in continuing to engage in due diligence. In early December, Verint management and Thoma Bravo engaged in additional due diligence sessions.

On December 4, 2024, Verint announced earnings that surpassed analyst estimates and the trading price for shares of Verint Common Stock increased to a price that exceeded the Thoma Bravo IOI price. At the request of the Verint Board, representatives of Jefferies engaged with representatives of Thoma Bravo regarding the IOI price and on December 12, 2024, representatives of Thoma Bravo indicated that Thoma Bravo was unwilling to increase its IOI price above $30.00 despite the stock currently trading at or near this level and reaffirmed interest in acquiring the Company at $30.00 per share.

A few days later, on December 17, 2024, Mr. Bodner reported to the Verint Board that while Thoma Bravo remained interested in acquiring the Company, it was not prepared to increase its IOI price at that time. The Verint Board considered, among other things, the recent increase in the Company’s stock price following the public announcement of third quarter earnings and the fact that the current Verint stock price was near the Thoma Bravo IOI price, as well as the due diligence conducted to date by Thoma Bravo. Following discussion, the Verint Board determined not to further pursue a transaction with Thoma Bravo at such time. The Verint Board authorized management to provide a financial update to Thoma Bravo and other parties that had previously expressed interest in a potential transaction after Q4 results were publicly announced. The Verint Board also discussed the possibility of launching another market check process in the future.

During the week of February 3, 2025, a financial sponsor, identified as Party D, contacted Verint management, and expressed interest in exploring a potential transaction with Verint and delivered a preliminary due diligence request and its anticipated timeline for advancing discussions. Party D had been introduced to Mr. Bodner in December of 2024 by representatives of Evercore, a financial advisor with knowledge of the Company that was in regular contact with Verint management and assisted in the structured market check process, but had not meaningfully engaged with Verint at that time. Party D entered into a non-disclosure agreement with the Company in February of 2025.

Mr. Bodner reported to the Verint Board on February 11, 2025 that Thoma Bravo had requested a fourth quarter update on the Company’s key performance indicators and certain financial metrics, but had not provided any further information on its intentions. Mr. Bodner reported that management intended to provide the update to Thoma Bravo following completion of the Company’s year-end closing process; the Verint Board concurred.

In mid-March of 2025, a representative of a strategic party identified as Party E contacted Mr. Bodner expressing an interest in learning more about Verint and exploring a potential business combination transaction. In addition, Verint received a letter expressing interest in the Company from a financial sponsor identified as Party F. A representative of Party C also reached out expressing interest in re-engaging with Verint.

On March 20 and 21, 2025, the Verint Board met and reviewed, among other things, developments in the CX market, the competitive landscape, the Company’s performance, an updated five-year model, and succession planning. At the meeting, representatives of Jefferies reported that five parties previously contacted had recently contacted the Company or representatives of Jefferies requesting to re-engage regarding a potential transaction. The Verint Board discussed developments impacting the renewed interest in the Company, including Verint’s AI momentum and recent proof points, and investor sentiment on the CX space. The Verint Board also discussed succession planning considerations (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”). Following discussion, the Verint Board determined to pursue a new market check process and directed Verint management and representatives of Jefferies to reach out to potentially interested parties.

Throughout the remainder of March and into early April of 2025, Verint management and representatives of Jefferies commenced outreach to potentially interested parties and, following execution of confidentiality agreements, provided due diligence materials to a number of parties who expressed interest in a potential transaction. On April 9, 2025, the Verint Board met to discuss the recent market turmoil resulting from the “Liberation Day” tariff announcements and determined to suspend the structured market check in light of then-existing market conditions. The Verint Board directed management to work with representatives of Jefferies to continue to monitor market conditions to be in a position to re-engage if conditions became more favorable.

On May 7, 2025, representatives of Jefferies provided an update to the Verint Board on market conditions and its perspective on re-launching a structured market check process, as well as the parties that representatives of Jefferies would contact if the Verint Board determined to re-launch a process. The Verint Board considered, among other things, market dynamics, management projections regarding performance, and an improving M&A deal environment. Representatives of Jefferies reviewed with the Verint Board an updated preliminary financial analysis of Verint based on the Company’s long-term financial model and reviewed the current financial analysis of Verint on a standalone basis versus the preliminary financial analysis of Verint undertaken in February and November of 2024. The Verint Board also discussed the inbound interest in the Company and general timing and determined to restart the structured market check process. The Verint Board directed management to review and revise the Company’s long-term financial model in light of its updated financial results. The Verint Board authorized management to work with the existing ad hoc M&A committee (the “M&A Committee”) of the Verint Board, comprised of Messrs. Bodner, Kurtz, Nottenburg and Wright, to discuss a formal engagement of Jefferies to act as Verint’s financial advisor.

On May 19, 2025, Mr. Bodner reported to the Verint Board that management was working with the M&A Committee on an engagement letter with Jefferies and management presented the long-term financial model for use in the structured market check process. The Verint Board then approved the long-term financial model.

On May 21, 2025, Verint and Jefferies entered into an engagement letter pursuant to which Verint engaged Jefferies as its financial advisor in connection with a potential sale transaction.

Following outreach by representatives of Jefferies to 29 parties, including all of the parties previously contacted, six parties, including Party C, Party F, and Thoma Bravo, expressed interest in exploring a potential transaction with Verint, and commencing on May 23, 2025, a virtual data room with financial and legal due diligence materials was made available to these parties, all of whom had executed a confidentiality agreement prior to receiving access. Verint management addressed additional due diligence requests and met with a number of the interested parties from late May through mid-June of 2025. During this time, Thoma Bravo requested additional information and met with management on a number of occasions.

At a meeting of the Verint Board on May 29, 2025, the Verint Board discussed the structured market check process, the opportunities available to the Company, valuation considerations, and developments in the CX market, including the impact of AI (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”) and other factors. The Verint Board also discussed the competitive landscape and succession planning and other risks facing the Company (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”). Following the meeting, representatives of Jefferies advised the Verint Board that Party C, Party F, and Thoma Bravo were actively engaged in the process.

On June 9, 2025, representatives of Jefferies provided an update on the structured market check process to the M&A Committee. The M&A Committee discussed and asked questions, including regarding the status of each potential bidder and management’s engagement with, and due diligence requests from, Thoma Bravo.

During the time between the June 9, 2025 Verint Board meeting and the next M&A Committee meeting on June 30, 2025, Verint management and representatives of Jefferies regularly discussed with the M&A Committee members the structured market check process and Verint management continued to provide due diligence material to the five parties that remained interested in a potential transaction, including Thoma Bravo, Party B, Party C, Party F, and a financial sponsor identified as Party G that had been subject to outreach in connection with the structured market check process.

On June 27, 2025, shortly following the opening of trading on NASDAQ, two news organizations published media reports regarding a rumored potential sale of the Company. The price of Verint’s Common Stock at the close of trading on that day on NASDAQ was $18.78, an increase from the unaffected price of Verint’s Common Stock at the close of trading on June 25, 2025 of $18.09.

On June 30, 2025, the M&A Committee met with members of management and representatives of Jefferies to receive an update on the structured market check process and to discuss and approve a request from Thoma Bravo that had been conveyed to representatives of Jefferies to contact a limited number of financial institutions to discuss financing for a potential transaction. Later on June 30, 2025, representatives of Jefferies conveyed the M&A Committee’s consent to representatives of Thoma Bravo.

On July 1, 2025, additional news organizations published media reports regarding a rumored potential sale of the Company, and such rumored media reports identified Thoma Bravo as the acquiror. Following the publication of such media reports, Mr. Bodner updated the Verint Board on the media reports containing rumors regarding a potential transaction involving Verint and Thoma Bravo.

Due diligence continued with Thoma Bravo, Party B, Party C, Party F, and Party G throughout July, and on July 11, 2025, Mr. Bodner provided an update to the Verint Board on the status of discussions with the remaining participants in the structured market check process.

On July 15, 2025, representatives of Thoma Bravo contacted Mr. Wright to indicate that they were planning to submit an offer for the Company.

On July 16, 2025, Thoma Bravo sent a written non-binding letter of intent, an initial draft of a merger agreement, and a list of open due diligence questions to Mr. Bodner and to a representative of Jefferies. Thoma Bravo’s non-binding letter of intent outlined a potential transaction in which holders of Verint’s Common Stock would receive between $19.50 and $20.50 per share in cash, which the letter stated represented a 14-20% premium to Verint’s 7-day trailing volume-weighted average price as of June 25, 2025 (the unaffected date), subject to further due diligence and negotiations. Pursuant to the draft merger agreement, the cash consideration would be fully financed with debt. Thoma Bravo’s non-binding letter of intent contemplated a 15-day exclusivity period that automatically renewed for five days unless terminated, and a go-shop period allowing Verint to solicit additional offers for a period of time following the execution of the merger agreement. The draft of the merger agreement indicated that Thoma Bravo would require voting and support agreements in connection with the contemplated transaction from Apax and each director and executive officer of Verint, requiring them to vote in favor of the contemplated transaction (subject to certain exceptions).

Throughout the weeks of July 14, 2025 and July 21, 2025, representatives of Jefferies and of Evercore each conducted outreach to a number of financial sponsors and strategic parties, to explore interest in a potential transaction.

On the morning of July 18, 2025, Verint management held due diligence meetings with representatives of Party F. Later that day, the Verint Board, together with representatives of Jones Day and Jefferies, met to, among other things, review the preliminary letter of intent received from Thoma Bravo and the status of discussions with other parties and to discuss potential next steps. Representatives of Jefferies reviewed with the Verint Board the structured market check process undertaken to date. The representatives of Jefferies noted that Party F and Party G remained engaged but were not demonstrating urgency despite both the market rumors and being encouraged to move more quickly. The representatives of Jefferies reviewed the terms included in the Thoma Bravo letter of intent, including the proposed $19.50 to $20.50 price per share in cash to be paid by Thoma Bravo in the contemplated transaction. The Verint Board considered the premium to the Company’s unaffected stock price represented by the price range, the existing assets Thoma Bravo held in the CX space, as well as the questions and concerns raised by other participants in the process. The Verint Board discussed the opportunities available to the Company, the risks facing the Company, including, but not limited to, the risks associated with the uncertain impact of AI, and the increasingly competitive landscape for the Company, as well as the revenue volatility experienced by Verint due to its business model, and other risks, such as those associated with succession planning (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”). The Verint Board also discussed the EBITDA multiple represented by the offer, Thoma Bravo’s plan to finance the transaction solely with debt, and that the draft merger agreement contemplated that Thoma Bravo’s liability for failure to consummate the transaction would be capped at a termination fee equal to 5% of the Company’s equity value in the proposed transaction, and that such termination fee would constitute Verint’s exclusive remedy for the failure of the transaction to be consummated. The Verint Board also reviewed the due diligence plan and anticipated timing. Representatives of Jones Day reviewed the Verint Board’s fiduciary duties and the regulatory environment, and discussed Thoma Bravo’s request for exclusivity. After review and deliberation, the Verint Board authorized management and the M&A Committee to work with representatives of Jefferies to align on a response to Thoma Bravo’s letter of intent, including seeking clarification of certain terms of the letter and an increase in the offer price. The Verint Board also directed management and representatives of Jefferies to continue to engage with the other interested parties.

Later on July 18, 2025, the M&A Committee met with representatives of Jefferies to discuss the Company’s response to Thoma Bravo. The M&A Committee discussed the fact that Thoma Bravo had not positioned its proposal as best and final. The M&A Committee also discussed the current status of the debt markets. Following discussion, the M&A Committee determined to make a counterproposal at $23.00 per share in cash and to require all due diligence to be completed quickly, noting that only then would Verint consider a short-term exclusive negotiation period for Thoma Bravo.

On July 19, 2025, at the direction of the Verint Board, representatives of Jefferies presented the $23.00 per share counterproposal to Thoma Bravo. Thoma Bravo indicated that it would review the counterproposal with its investment committee and revert back to representatives of Jefferies with a response.

On July 20, 2025, representatives of Jones Day and management reviewed an issues list to the merger agreement prepared by Jones Day that, among other things, included (i) the proposed transaction structure, (ii) the treatment of equity awards, (iii) the restrictiveness of the interim operating covenants, (iv) the terms of the go-shop period, (v) Verint’s rights and remedies upon termination of the merger agreement, including termination fees and expense reimbursement proposals, and (vi) regulatory covenants.

On July 21, 2025, representatives of Thoma Bravo contacted representatives of Jefferies and stated that they had discussed the counterproposal internally with Thoma Bravo’s investment committee, and that Thoma Bravo was unable to increase its offer without having access to additional due diligence information and personnel at Verint. Representatives of Jefferies reported to Verint management and the M&A Committee that Thoma Bravo had indicated a willingness, subject to due diligence, to increase its price above $20.50, but noted that it would not agree to a price of $23.00. The M&A Committee directed representatives of Jefferies to continue to engage with Thoma Bravo to seek an increase in the offer price, and to communicate to Thoma Bravo that at that time Verint was not interested in entering into a transaction at Thoma Bravo’s proposed price range. Representatives of Jefferies subsequently communicated this information to Thoma Bravo. Also on July 21, 2025, members of management held a due diligence meeting with Party F.

On July 22, 2025, representatives of Thoma Bravo contacted representatives of Jefferies and stated that Thoma Bravo was willing to increase its offer price to $21.00 per share. Thereafter, at a meeting of the M&A Committee, representatives of Jefferies provided an update on discussions with representatives of Thoma Bravo, noting that Thoma Bravo had increased its price to $21.00 per share in cash. Following discussion of the increase in price, the debt markets and due diligence, the M&A Committee instructed the representatives of Jefferies to request from Thoma Bravo a specific due diligence workplan and transaction timeline, following receipt of which representatives of Jefferies would be authorized to counter with the Company’s proposed work plan and timeline, notify Thoma Bravo that the Company was not prepared to grant exclusivity, and provide a counteroffer of $22.00 per share in cash.

Throughout the week of July 21, 2025, members of Verint management, together with representatives of Jefferies and Jones Day, participated in due diligence discussions with representatives of Thoma Bravo.

On July 23, 2025, representatives of Jefferies contacted representatives of Thoma Bravo to communicate the M&A Committee’s request for a specific due diligence workplan and transaction timeline. Following receipt of Thoma Bravo’s due diligence workplan and transaction timeline, representatives of Jefferies presented the $22.00 per share counteroffer to Thoma Bravo and notified Thoma Bravo that Verint was not prepared to grant Thoma Bravo exclusivity at that time.

On July 25, 2025, representatives of Thoma Bravo advised representatives of Jefferies that Thoma Bravo’s best and final offer was $21.50 per share in cash and representatives of Jefferies thereafter presented the offer to the M&A Committee. Representatives of Jefferies reported that Thoma Bravo intended to combine Verint with Calabrio post-closing, intended to finance the transaction with newly issued indebtedness, had retained third party advisors, and was prepared to proceed quickly and without exclusivity. The M&A Committee also sought an update on outreach to other parties and representatives of Jefferies confirmed that Party G was not prepared to move forward at that time. The M&A Committee determined to recommend that the Verint Board approve moving forward with Thoma Bravo on the basis presented.

On July 26, 2025, the Verint Board met with representatives of Jones Day and Jefferies. Jones Day reviewed the Verint Board’s fiduciary duties and confidentiality obligations with respect to a contemplated transaction, and reviewed certain key issues in Thoma Bravo’s initial draft of the merger agreement including (i) financing certainty and recourse in the event of a financing failure, (ii) Thoma Bravo’s regulatory cooperation and obligations and control of the parties’ regulatory strategy, (iii) the terms of the go-shop, and (iv) Verint’s recourse in the event that the transaction was not consummated after the execution of the merger agreement, which included a termination fee payable by the acquiring entity in certain termination scenarios in an amount equal to 5% of Verint’s equity value and a termination fee payable by the Company in certain termination scenarios in an amount equal to 3.5% of Verint’s equity value. Representatives of Jefferies provided an update on the guidance from the M&A Committee and the recent discussions with Thoma Bravo resulting in a best and final offer from Thoma Bravo of $21.50 per share in cash. Representatives of Jefferies reported that Party F remained engaged but was not moving with urgency at that time. The Verint Board discussed at length the proposed work plan and timeline. The Verint Board considered the risks associated with advancing discussions with Thoma Bravo given Thoma Bravo’s ownership of Calabrio and a potential risk mitigation strategy. In determining next steps, the Verint Board discussed the risks related to pursuing the potential transaction, including risks of a potential further leak, not consummating the potential transaction, employee retention and recruiting, delays in new business due to uncertainty and distraction of Verint management, as well as a number of potential mitigation strategies, including limiting the involvement of Calabrio in due diligence as well as a potential employee retention plan. The Verint Board reviewed with its advisors the market checks undertaken to date, including the contact with six strategic parties and 22 financial sponsors in the first half of 2024, the limited engagement resulting from that contact, and the fact that no other formal proposals had resulted from those efforts. The Verint Board also considered the interest expressed by Thoma Bravo in late 2024 and the fact that Thoma Bravo had not engaged in substantial due diligence at such time and had been unwilling to increase its offer price even after the trading price of Verint’s Common Stock exceeded the offer price. The Verint Board also considered the significant inbound interest in the second quarter of 2025 that led the Verint Board to authorize renewal of the exploration of potential interest. The Verint Board discussed the extensive outreach focusing on financial sponsors and strategic parties perceived to have the capacity, experience, and a stated intent to engage in a transaction, as well as the lack of urgency in the process by current parties other than Thoma Bravo. The Verint Board also considered the opportunities available to the Company, the risks facing the Company, the competitive landscape, the impact of AI on the CX sector, succession planning, and the contraction of SaaS peer trading multiples due to the AI overhang on the industry and related risks (see the section of this proxy statement below titled “Recommendation of the Verint Board of Directors and Reasons for the Merger—Verint’s Operating and Financial Condition and Prospects”), as well as the Company’s second quarter outlook. The Verint Board determined to continue to engage with Thoma Bravo on a non-exclusive basis at the best and final offer price of $21.50 per share in cash. The Verint Board also determined that representatives of Jefferies should continue to engage with Party F, but Party F, despite being prompted to do so, did not make an offer to acquire Verint and indicated it was likely not interested in pursuing a potential sale transaction.

Over the course of the week of July 28, 2025, members of Verint management, together with representatives of Jefferies, Deloitte and Jones Day, continued to participate in due diligence discussions with Thoma Bravo, Thoma Bravo’s outside legal counsel, Kirkland & Ellis, and Ernst & Young, and provided members of the management team of Calabrio with an overview of Verint’s business.

On July 30, 2025, representatives of Jones Day provided a revised draft of the merger agreement to Kirkland & Ellis. Among other changes, the markup (i) sought additional clarity on Thoma Bravo’s financing plans, including whether Thoma Bravo intended to fund the entirety of the Merger Consideration and other consideration payable in connection with the consummation of the Merger via committed debt financing, (ii) sought additional information on whether Thoma Bravo intended to combine Verint with Calabrio following the Merger or whether Calabrio would be the acquiring party, (iii) provided for the conversion of unvested Verint PSUs into cash awards and paid out on the same vesting schedule following the Effective Time with such performance metrics deemed achieved at target levels of performance, (iv) decreased the termination fee payable by the Company in the event the Company terminated the merger agreement to accept a “superior proposal” or Calabrio’s termination upon the Verint Board’s “adverse recommendation change”, among other termination scenarios, from 3.5% of the Company’s equity value to 3.0% of the Company’s equity value, (v) proposed a bifurcated termination fee payable by the Company in the event the Company terminated the merger agreement during the go-shop period to enter into a “superior proposal” (at an amount equal to 50% of the Company’s regular termination fee of 3% of Verint’s equity value), (vi) increased the termination fee payable by Calabrio upon a debt financing failure or a material and uncured representation and warranty or covenant breach from 5% of the Company’s equity value to 7.5% of the Company’s enterprise value, (vii) removed limitations on the required efforts of Thoma Bravo to obtain necessary antitrust and other regulatory approvals, and (viii) removed the proposed expense reimbursement of up to $10,000,000 payable by the Company to Thoma Bravo in the event the merger agreement was terminated in certain circumstances.

During the period from July 30, 2025 through August 24, 2025, Verint and Thoma Bravo and their respective representatives exchanged multiple drafts of the merger agreement and related transaction documents and disclosure schedules.

On August 2, 2025, Mr. Bodner updated the M&A Committee and the Verint Board on the status of discussions regarding diligence and the transaction documents. He noted that the Company was prioritizing due diligence to satisfy Thoma Bravo’s lender requirements, investment committee deliverables, and other confirmatory due diligence. On August 3, 2025, members of Calabrio management were given limited data room access, and on August 4, 2025, an in-person operational diligence meeting was held among members of Verint management and representatives of Jefferies, Thoma Bravo, and Calabrio management.

Over the course of the week of August 4, 2025, Verint management, together with representatives of Jefferies and Jones Day, continued to participate in due diligence discussions upon the request of Thoma Bravo.

On August 6, 2025, representatives of Kirkland & Ellis provided a revised draft of the merger agreement to Jones Day and, on August 7, 2025, representatives of Jones Day discussed the key issues in Kirkland & Ellis’ draft of the merger agreement with Verint management. The key issues included, among other things, (i) uncertainty with respect to whether Thoma Bravo’s debt financing would be committed financing in an amount sufficient to cover the Merger Consideration and all amounts payable by Calabrio under the merger agreement, (ii) a reduction in the termination fee payable by Calabrio in certain termination scenarios from the 7.5% of Verint’s enterprise value proposed by Verint back to Thoma Bravo’s original position of 5% of Verint’s equity value, (iii) the reinsertion of an expense reimbursement provision, of up to $5,000,000 payable by the Company to Thoma Bravo in the event the merger agreement was terminated in certain circumstances, (iv) the removal of a bifurcated concept for the termination fee payable by the Company in the event the Company terminated the merger agreement during the go-shop period to enter into a “superior proposal”, (v) the inclusion of limitations on the required efforts of Thoma Bravo to obtain necessary antitrust and other regulatory approvals, and (vi) converting Verint’s unvested PSUs into cash awards at the Effective Time at actual levels of performance rather than at target levels of performance. Later in the day on August 7, 2025, representatives of Kirkland & Ellis provided Jones Day with an initial draft of the voting and support agreement.

Throughout August of 2025, representatives of Jones Day and Kirkland & Ellis held regulatory calls to align on the requirements, process, risks, and timing for obtaining necessary regulatory clearances for the proposed transaction.

On August 9, 2025, Mr. Bodner provided a process update from representatives of Jefferies to the Verint Board.

On August 12, 2025, members of Verint management spoke to representatives of Thoma Bravo and received confirmation that (i) Thoma Bravo’s debt financing commitment documentation was expected to be available by August 15, 2025, (ii) Thoma Bravo’s final investment committee meeting was likely to be held on or about August 15, 2025, and (iii) members of Verint management would be asked to discuss sales and marketing matters with representatives of Calabrio during the week of August 15, 2025. Later in the day, representatives of Jones Day provided a revised draft of the voting and support agreement to counsel for Apax that, among other things, provided for termination of the voting and support agreement in the event of a change of recommendation by the Verint Board following execution of the merger agreement.

Due diligence and negotiations of transaction documents continued throughout the week of August 12, 2025.

On August 14, 2025, Jones Day provided a revised draft of the voting and support agreement to Kirkland & Ellis that was consistent with the draft shared with Apax’s counsel, and later that day, Kirkland & Ellis provided a further revised draft of the voting and support agreement to Jones Day, which removed the automatic termination trigger of the voting and support agreement in the event of a change of recommendation by the Verint Board following execution of the merger agreement. Jones Day also sent Verint’s draft disclosure schedules to Kirkland & Ellis on August 14, 2025. Additionally, on August 14, 2025, members of Verint management and representatives of Jones Day, Thoma Bravo, and Kirkland & Ellis discussed the open points in the merger agreement, including Thoma Bravo’s insertion of a covenant regarding Verint’s cooperation with integration planning between signing and closing of the transaction, and the due diligence that needed to be completed to finalize the merger agreement.

On August 15, 2025, Kirkland & Ellis provided Jones Day with copies of its Debt Commitment Letter, arrangement fee letter, and agency fee letter and representatives of Jones Day and Kirkland & Ellis agreed to discuss the documents on August 16, 2025. The parties also agreed to a daily call to address the status of open issues, outstanding due diligence, and transaction documents commencing on August 15.

On August 15, 2025, the Verint Board met with representatives of Jefferies and Jones Day to discuss the status of discussions and next steps. The Verint Board and representatives of Jones Day discussed material terms of the merger agreement, including the structure, contemplated merger consideration, closing conditions, termination rights and consequences of termination in certain circumstances, regulatory covenants and status of the regulatory review, interim operating covenants, the requested integration covenant and employee covenants, the go-shop provision, as well as the communication plan and the terms of a voting and support agreement, which would require, among other things, that Apax and each member of the Verint Board and executive officers vote in favor of the contemplated transaction with Thoma Bravo (subject to certain exceptions), which Thoma Bravo continued to indicate it would require in connection with a potential transaction. The Verint Board and representatives of Jones Day also discussed the status of Jones Day’s analysis of the jurisdictions in which antitrust and foreign direct investment filings would be needed in connection with the contemplated transaction. Verint management presented to the Verint Board on the role that Evercore had played in the market check process, including with respect to certain strategic parties and financial sponsors.

On August 17, 2025, members of Verint management and representatives of Jefferies discussed business due diligence matters with Thoma Bravo and subsequently discussed potential timing for the execution of the merger agreement. At that time, Thoma Bravo confirmed that it would seek final approval from its investment committee on or about August 21, 2025 and indicated that additional information might be required to assist them in preparation for that meeting. Representatives of Jones Day also shared a list of open issues in the merger agreement and subsequently held a call with representatives of Thoma Bravo and Kirkland & Ellis whereby Jones Day and Kirkland & Ellis were directed by each of Verint and Thoma Bravo, respectively, to resolve open legal points in the merger agreement to the extent possible so that the principals could discuss any remaining open points during the week of August 18, 2025.

On August 18, 2025, representatives of Kirkland & Ellis and Jones Day discussed proposed resolutions to certain open points in the merger agreement and the final remaining point in the voting and support agreement, which Jones Day subsequently communicated to Verint.

On August 19, 2025, Jones Day provided a revised draft of the voting and support agreement to counsel for each of Thoma Bravo and Apax, each of whom confirmed that they had no further comments and that the draft was in execution form. Throughout the day on August 19, 2025, Verint management provided information to Thoma Bravo in advance of its investment committee meeting scheduled for later that day.

On August 20, 2025, Jones Day communicated to Kirkland & Ellis the position of Verint that prior to the execution of the merger agreement, Apax and Mr. Bodner would execute the voting and support and agreement and that Verint would use its commercially reasonable efforts to have the remaining members of the Verint Board execute the voting and support agreement after the execution of the merger agreement.

On August 21, 2025, Thoma Bravo informed Verint that its investment committee had not completed its work and would be meeting again on August 22, 2025 to further discuss the contemplated transaction.

On August 22, 2025, representatives of Jones Day and Kirkland & Ellis discussed feedback Kirkland & Ellis had received from Thoma Bravo regarding the proposed resolution of open business issues in the merger agreement and other transaction documents including, but not limited to, (i) making meaningful progress on the interim operating covenants, (ii) an increase in the proposed termination fee payable by Calabrio and termination fee payable by the Company, (iii) a concession that the expense reimbursement previously proposed by Thoma Bravo would be removed from the merger agreement and no expense reimbursement would be payable if the Verint stockholders did not vote in favor of the proposed transaction or in the event of a material breach by Verint, (iv) an updated Thoma Bravo position on the treatment of equity awards, (v) a continued request for an integration covenant, (vi) an acceptance of Verint’s position on the parties required to sign the voting and support agreement, and (vii) regulatory covenants.

Later in the day on August 22, 2025, representatives of Thoma Bravo contacted representatives of Jefferies and communicated that, as a result of its further diligence and internal views of the macroeconomics in the sector, Thoma Bravo was prepared to sign the merger agreement before the market opened on Monday, August 25, but only at a cash purchase price of $19.50 per share. Representatives of Jefferies promptly relayed the change in price to Verint management. Thoma Bravo further communicated to representatives of Jefferies that its decreased offer of $19.50 per share was primarily due to declines in valuations in the sector, greater integration risk than previously expected, certain Verint financial metrics being lower than what Thoma Bravo had previously expected, and Thoma Bravo’s difficulties in analyzing Verint’s financial data in Thoma Bravo’s financial models.

On the evening of August 22, 2025, Mr. Bodner communicated the reduced offer price to the Verint Board and M&A Committee. Verint’s M&A Committee met that evening, along with representatives of Jones Day and Jefferies, to discuss the new proposal received from Thoma Bravo, the reasons articulated for the change in the offer price that Thoma Bravo communicated to representatives of Jefferies on August 22, 2025, and the material open points in the merger agreement. Mr. Wright reported that representatives of Thoma Bravo had also contacted him immediately prior to the M&A Committee meeting to notify him of the change in their offer price. The M&A Committee discussed the stated rationale for the proposed change in price, whether the rationale provided by Thoma Bravo for its decrease in the offered price per share of Verint’s Common Stock was justified, the available alternatives for the Company, the reasons the M&A Committee and the Verint Board were negotiating the potential transaction, and proposals for resolution of the open items. After discussion and deliberation, the M&A Committee directed representatives of Jones Day to revise the transaction documents to reflect the committee’s recommended positions, including with respect to price, based on its discussions with representatives of Jones Day and Jefferies, and directed representatives of Jones Day and Jefferies not to engage with Thoma Bravo unless and until the Verint Board authorized engagement.

On August 23, 2025, the Verint Board met with representatives of Jones Day and Jefferies to discuss Thoma Bravo’s revised proposal, including whether there was an opportunity to increase the then-current offer price given the negotiations over the prior week. The Verint Board and representatives of Jones Day and Jefferies also discussed the rationale provided by Thoma Bravo for the change in offer price, whether the rationale provided by Thoma Bravo for its decrease in the offered price per share of Verint’s Common Stock was justified, and the alternatives available to the Company in response, including ending the negotiations. The Verint Board also discussed certain key terms of the merger agreement and disclosure schedules, drafts of which had been shared with the Verint Board reflecting the positions recommended by the M&A Committee. Representatives of Jefferies communicated that based on their most recent discussions with Thoma Bravo they believed Thoma Bravo was no longer willing to transact at $21.50 per share of Verint’s Common Stock. The Verint Board and representatives of Jefferies also reviewed a preliminary financial analysis of the revised Thoma Bravo offer. After extensive discussion and deliberation with its advisors, and taking into account the recommendation of the M&A Committee and the preliminary financial analysis prepared by Jefferies, the Verint Board directed representatives of Jefferies to communicate to Thoma Bravo, that the Verint Board was prepared to recommend to Verint’s stockholders a transaction at $20.50 per share in cash if Thoma Bravo agreed to Verint’s proposed resolution on the outstanding points in the merger agreement and disclosure schedules and if the transaction was signed and announced prior to the opening of equity trading markets on August 25, 2025.

Following the meeting of the Verint Board on August 23, 2025, at the direction of the Verint Board, representatives of Jefferies communicated to Thoma Bravo that the Verint Board was prepared to agree to a transaction at $20.50 per share in cash and to recommend that stockholders vote to approve the transaction, in each case, subject to the finalization of the transaction documents on the terms to be proposed in the drafts of the transaction documents that Jones Day would share later that day, which would include terms to provide for more deal certainty and protection for Verint in the event that the contemplated transaction was not consummated, and only if the transaction was signed and announced prior to the opening of the equity trading markets on Monday, August 25, 2025. Later on August 23, 2025, at the direction of the Verint Board, Jones Day sent a revised draft of the merger agreement and Verint’s disclosure schedule to Kirkland & Ellis reflecting the positions discussed with the Verint Board including, but not limited to, (i) revising the interim operating covenants to permit Verint to take its desired actions during the sign to close period, (ii) increasing the proposed termination fee payable by Calabrio and the termination fee payable by the Company, (iii) removing the expense reimbursement previously proposed by Thoma Bravo, (iv) proposing two automatic three-month extensions to the End Date (as opposed to one automatic three-month extension) and (v) narrowing the integration covenant.

Throughout August 23 and August 24, 2025, representatives of Jones Day and Kirkland & Ellis held a number of discussions regarding the transaction agreements in an effort to finalize all outstanding points. Representatives of Thoma Bravo communicated to representatives of Jefferies during the evening of August 23, 2025 that they had directed Kirkland & Ellis to remove the go-shop provision previously included in the merger agreement.

On August 24, 2025, first the M&A Committee, and then the Verint Board, met, along with representatives of Jones Day and Jefferies, to discuss the status of the transaction and the transaction documents. The M&A Committee and then the Verint Board was informed that Thoma Bravo had proposed removing automatic extensions to the End Date from the merger agreement and had accepted the Company’s counter-offer of $20.50 per share in cash and its deadline to sign and announce the transaction prior to the opening of the equity trading markets on Monday, August 25, 2025, subject to the Company agreeing to remove the go-shop provision from the merger agreement. Representatives of Jones Day discussed Verint’s proposed final positions on each of the other key terms of the merger agreement and transaction documents, each of which was previously and promptly shared with the Verint Board. The Verint Board discussed and aligned on the proposals, including the removal of the go-shop provision in light of the structured market check process that had been undertaken, obtaining an additional benefit to the Company in the form of a reduced termination fee payable by the Company in certain termination scenarios and taking into account the revisions to the merger agreement proposed by Verint that had been accepted by Thoma Bravo and agreed to propose one automatic three-month extension to the End Date. At the meeting, representatives of Jones Day also reviewed the fiduciary duties and confidentiality obligations of the Verint Board and discussed, among other things, the severance payments and benefits that each executive officer would be entitled to receive in connection with the consummations of the transaction and/or if they were terminated following the consummation of the transaction. Representatives of Jefferies reviewed with the Verint Board Jefferies’ financial analyses with respect to Verint and delivered an oral opinion (which Jefferies subsequently confirmed in writing) that, as of August 24, 2025, and based on and subject to the various assumptions made, procedures followed, matters considered, and limitations and qualifications on the scope of review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the proposed Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates). The Jefferies opinion is more fully described in the section of this proxy statement entitled “—Opinion of Jefferies LLC.” The Verint Board authorized management and Jones Day to continue to work to close out any remaining open points in the merger agreement and on the Verint disclosure schedules, and determined to reconvene later that evening to consider the final forms of the transaction documents once they were finalized.

Throughout the day on August 24, 2025, Verint management and representatives of Thoma Bravo and each of their respective advisors exchanged multiple drafts of the merger agreement and related transaction documents and schedules, and engaged in related negotiations to close out all remaining open issues and finalize disclosure schedules.

Later in the evening on August 24, 2025, Verint and Thoma Bravo and their respective advisors agreed to final terms in the merger agreement and finalized the Verint disclosure schedules. Following resolution of these open issues, the final form transaction documents were provided to the Verint Board, together with summaries of the changes from the prior drafts circulated, including to (a) reflect a lower termination fee payable by the Company of $50,000,000, which had been agreed to by Thoma Bravo as an additional benefit to the Company, (b) reflect a termination fee payable by Calabrio of $112,678,299, (c) remove the proposed integration covenant, (d) finalize the terms of an equity financing letter from Thoma Bravo Fund XIV, L.P. whereby Thoma Bravo Fund XIV, L.P. would backstop Calabrio’s obligation to pay the Calabrio termination fee in the event it became due and payable to the Company, and (e) finalize the interim operating and employee covenants. The Verint Board then reconvened, along with representatives of Jefferies and Jones Day. Representatives of Jones Day reviewed the fiduciary duties of the Verint Board as well as the final terms of the transaction agreements. Jones Day and Verint management answered questions from the Verint Board and discussed potential timing and the communications plan.

Following discussion and deliberation, the Verint Board, among other things, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to, and in the best interests of, the Verint and Verint’s stockholders; (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Merger; (iii) directed that the Merger Agreement be submitted to Verint’s stockholders for their adoption and approval; and (iv) resolved to recommend that Verint’s stockholders vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

Following approval by the Verint Board, the Merger Agreement, disclosure schedules, voting and support agreement and related transaction documents were executed and delivered by the relevant parties. For additional information regarding the final terms of the Merger Agreement, see the section titled “The Merger Agreement” and the copy of the Merger Agreement attached as Annex A to this proxy statement. For additional information regarding the final terms of the voting and support Agreement, see the section titled “Support Agreements” and the copy of the Support Agreement attached as Annex B to this proxy statement.

Prior to the opening of equity trading markets in the United States on August 25, 2025, Verint issued a press release announcing the signing of the Merger Agreement with Calabrio.

Recommendation of the Verint Board of Directors and Reasons for the Merger

At a meeting of the Verint Board held on August 24, 2025, after consideration, including discussions with the Company’s management and representatives of Jefferies and Jones Day, the Verint Board unanimously:

•	declared the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, to be advisable;

•

adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and authorized the execution and delivery of the Merger Agreement and the performance of the Company’s obligations under the Merger Agreement; and

•

resolved to recommend to the stockholders of the Company that they vote for the adoption of the Merger Agreement and that such proposal be submitted for approval of the stockholders of the Company at the Special Meeting.

Accordingly, the Verint Board recommends that the stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

In making its determinations and in reaching its recommendations, the Verint Board held a number of meetings and consulted with Verint senior management and its outside legal and financial advisors. The Verint Board considered a number of factors and benefits, including, but not limited to, the following, which are not presented in order of relative importance, that weighed in favor of the Merger:

Merger Consideration

•	The fact that the price of $20.50 per share of Common Stock in cash payable in the Merger provides certainty, immediate value, and liquidity to all stockholders of Verint;

•

The historical market prices, volatility, and trading information with respect to shares of Verint Common Stock, including the fact that $20.50 per share to be received by common stockholders of Verint in the Merger represents a premium of approximately 18% over the 10-day volume weighted average share price of the Common Stock on NASDAQ up to June 25, 2025 (the unaffected date); and

•

The Verint Board’s view that after extensive negotiations with Parent it had obtained Parent’s best offer, and that, as of the date of the Merger Agreement, the Merger Consideration of $20.50 per share of Common Stock in cash represented the highest per share consideration reasonably obtainable.

Verint’s Operating and Financial Condition and Prospects

•

The current and prospective business environment in which Verint operates, including economic conditions, the competitive landscape, the impact of AI on Verint’s industry and the likely effect of these factors on Verint and its ability to execute its business plans as a standalone public company. In assessing the prospects of Verint, the Verint Board reviewed Verint’s business, assets, financial condition, historical and projected financial performance, opportunities, and execution challenges, as well as market dynamics impacting Verint’s outlook;

•

The uncertainty of the current and future outlook for the CX market in which the Company operates, including as a result of the impact of AI on the Company’s industry and the transition of the market to CX automation more generally, investor perspectives regarding the impact of AI on the Company’s industry, the risks facing the Company and the opportunities available to the Company, and increased competition from both existing and new competitors, including hyperscalers, AI vendors, CRM vendors, CCaaS vendors, and homegrown tools developed by customers using new AI tools;

•

The belief of the Verint Board that the $20.50 per share in Merger Consideration payable in cash in the Merger was more favorable to Verint stockholders on a risk-adjusted basis than the potential value that might result from other strategic opportunities potentially available to Verint in the future, based upon the directors’ knowledge of Verint’s business, assets, financial condition and results of operations, Verint’s historical and projected financial performance, and market dynamics, the risks facing the Company and the opportunities available to the Company, and the belief that the Merger represented an attractive and comparatively certain value for Verint stockholders relative to the risk-adjusted prospects for Verint on a standalone basis; and

•

The risks faced by the Company related to succession planning and the need to identify experienced personnel to fill director and executive leadership roles for the Company, including the need to identify a successor to Dan Bodner, 67, who has served as CEO of the Company for over 30 years. While the Verint Board regularly evaluates succession planning for its sitting directors and Verint’s executive leadership positions, and takes succession planning into account when considering the Company’s long-term strategy, the Verint Board considered the adverse effect on Verint’s prospects that could result from the loss of the services of Verint’s directors and executive leadership personnel.

Potential Strategic Alternatives

•

The Verint Board’s consideration of strategic alternatives, including, among others, remaining an independent company and pursuing Verint’s strategic plan, and the Verint Board’s belief, after discussions with Verint’s management and advisors, that the value offered to stockholders in the Merger, combined with their assessment concerning the certainty of closing, was more favorable to the stockholders of Verint than remaining an independent company or the potential value that might result from other strategic opportunities potentially available to Verint in the future;

•

The extensive strategic review process conducted by Verint, with the assistance of Jefferies and Evercore, including engagement with multiple counterparties, both strategic and financial, regarding their interest in a potential acquisition of Verint and the conclusion that no other actionable acquisition transaction was currently available to the Company. The Verint Board considered the outreach undertaken by its advisors regarding possible interest in a potential transaction with approximately 28 potential counterparties, and Verint entered into confidentiality agreements with eight counterparties;

•

The Verint Board also considered the fact that the media coverage regarding Verint’s discussions with potentially interested parties in June of 2025 and in August of 2025 did not result in proposals from any other potential acquirors. For a detailed discussion of the review process, please see the section of this proxy statement above titled “—Background of the Merger”;

•	The fact that the $20.50 per share Merger Consideration was the high end of the share price range included in the letter of intent delivered by Thoma Bravo on behalf of Parent on July 16, 2025;

•

The belief of the Verint Board that, after negotiations with Parent and its representatives, $20.50 per share was the highest price that Parent was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to Verint, in the aggregate, to which Parent would be willing to agree; and

•

The assessment of the Verint Board that none of the possible alternatives to the Merger (including the possibility of continuing to operate Verint as an independent company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Verint’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for Verint to create greater value for Verint’s stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

Negotiation Process

•

The fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by Verint, with the knowledge and at the direction of the Verint Board (including through the M&A Committee), and with the assistance of Verint’s financial and legal advisors;

•

The fact that Verint’s legal and financial advisors were involved throughout the process and negotiations and updated the M&A Committee and the Verint Board directly and regularly, which provided the M&A Committee and the Verint Board with additional perspectives on the negotiations in addition to those of Verint’s management; and

•

The enhancements that Verint and its advisors were able to obtain as a result of negotiations with Parent, including the increase in the valuation offered by Parent from the time of its initial offer to the final agreement, changes in the terms and conditions of the Merger Agreement that were favorable to Verint, and the inclusion of provisions in the Merger Agreement that the Verint Board believes enhance closing certainty and increase the likelihood of completing the Merger.

Jefferies’ Opinion and Analysis

•

The financial analysis of the Merger Consideration reviewed by representatives of Jefferies with the Verint Board, as well as the opinion of Jefferies rendered to the Verint Board on August 24, 2025, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates), as more fully described below under the heading “—Opinion of Jefferies LLC” and which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

Negotiations with Parent and Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, which were the product of arms’-length negotiations with Parent and Thoma Bravo, including:

•	The Verint Board’s belief that the terms of the Merger Agreement would be unlikely to deter third parties from making a superior proposal;

•	Verint’s ability under certain circumstances to furnish information to, and conduct negotiations with, third parties submitting unsolicited alternative acquisition proposals;

•	The Verint Board’s ability, under certain circumstances, to change, withdraw or modify its recommendation that Verint’s stockholders vote in favor of the adoption of the Merger Agreement;

•

Verint’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Verint Board believed that the termination fee of $50,000,000 payable by Verint in such instance is reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers;

•	The requirement that approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock;

•

The requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain HSR Act approval and any other approvals required under antitrust laws and FDI laws, in each case, as promptly as reasonably practicable;

•	The limited conditions to Parent’s obligation to consummate the merger, including the absence of a financing condition;

•	The fact that Parent obtained committed debt financing in an amount reasonably necessary to consummate the transactions contemplated by the Merger Agreement;

•

Representations by Parent in the Merger Agreement that the Financing will be sufficient to (i) pay the aggregate Merger Consideration in respect of the Merger and any other amounts required to be paid by Parent in connection with the consummation of the transactions contemplated by the Merger Agreement, (ii) pay all related fees and expenses payable by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement, and (iii) repay all indebtedness under Parent’s existing credit facilities other than in respect of undrawn letters of credit issued thereunder that will be backstopped or cash collateralized utilizing the revolver component of the Financing;

•

The conditions to closing contained in the Merger Agreement, which are limited in number, and which, in the case of the condition relating to the accuracy of Verint’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

•	That the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

•

The termination date of August 24, 2026 (subject to extension under certain circumstances to November 24, 2026), which is expected to allow for sufficient time to complete the Merger and obtain all required regulatory approvals;

•

The terms of the Merger Agreement provide sufficient operating flexibility to Verint to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement;

•

Thoma Bravo Fund XIV, L.P.’s commitment pursuant to an equity financing letter to backstop Parent’s obligation to pay the Parent Termination Fee of $112,678,299 to Verint in the event of a termination for which the Parent Termination Fee is due and payable to Verint pursuant to the terms of the Merger Agreement.

•

The availability of statutory appraisal rights to Verint stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL; and

•	Verint’s ability, under circumstances specified in the Merger Agreement, to specifically enforce Parent’s obligation to consummate the Merger if the Financing is or will be funded to Parent.

Business Reputation of Thoma Bravo. The belief of the Verint Board that the business reputation and financial resources of Thoma Bravo were factors that supported the conclusion that a transaction with Parent (which is an affiliate of Thoma Bravo) could be completed quickly and in an orderly manner and had a substantial likelihood of being consummated successfully.

In the course of its deliberations, the Verint Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following, which are not presented in order of relative importance:

•

The fact that Verint’s public stockholders will not participate in any future growth potential, including any growth potential related to Verint’s ongoing efforts in CX that may be accelerated by Verint as a private company, or benefit from any future increase in the value of Verint as a private company following completion of the transactions contemplated by the Merger Agreement;

•

The possibility that all conditions to the Merger will not be timely satisfied or waived, and if it is not consummated, that: (i) Verint’s directors, management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Verint during the pendency of the Merger; (ii) Verint will have incurred significant transaction costs; (iii) Verint’s continuing business relationships with customers, suppliers, partners and employees may be adversely affected; (iv) the trading price of the Common Stock could be adversely affected; (v) the other contractual and legal remedies available to Verint in the event of the termination of the Merger Agreement may be insufficient, costly to pursue, or both; and (vi) the failure of the Merger to be consummated could result in an adverse perception among Verint’s customers, potential customers, employees, and investors, which could cause an adverse impact on Verint’s operating results.

•

The potential negative effects of the public announcement of the Merger on Verint’s sales, operating results, business model, and stock price, its ability to retain key management, sales, engineering, and other personnel, and its relationships with customers, suppliers and partners;

•

The restrictions on the conduct of Verint’s business prior to the completion of the Merger, requiring Verint to conduct its business in the ordinary course and preventing Verint from taking certain specified actions, subject to specific limitations;

•

The significant costs involved in connection with entering into the Merger Agreement and the significant costs to be incurred in completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Verint management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•

The fact that completion of the Merger requires approval (or expiration of the waiting period) under the HSR Act and certain non-U.S. antitrust and FDI laws and the possibility that regulatory agencies may delay, object to, or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to Parent. In this regard, the Verint Board considered the provisions of the Merger Agreement related to obtaining the regulatory approvals required to complete the Merger, including that the Merger Agreement did not provide for a regulatory termination fee payable by Parent in the event the Merger Agreement was terminated in certain circumstances at a time when the applicable required regulatory approvals required to complete the Merger had not been obtained;

•	The conditions to the obligations of Parent to complete the Merger and the right of Parent to terminate the Merger Agreement under certain circumstances;

•

The possibility that the Financing contemplated by the Debt Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the Merger notwithstanding the absence of a financing condition in the Merger Agreement;

•

The restrictions on the conduct of Verint’s business prior to the consummation of the Merger, which may delay or prevent the Company from undertaking strategic initiatives before the completion of the Merger that, absent the merger agreement, Verint might have pursued;

•

The fact that the Merger Agreement precludes Verint from actively soliciting alternative acquisition proposals, and the possibility that Verint may be obligated to pay Parent a termination fee of $50,000,000 in the event that Verint terminates the Merger Agreement under certain circumstances;

•	The fact that Parent’s liabilities for monetary damages payable for breaches under the Merger Agreement are limited to $112,678,299;

•	The risk that Verint’s stockholders may not approve the Merger;

•

The possible alternatives to the acquisition of Verint by Parent, the range of potential benefits to stockholders of these alternatives, and the timing and the likelihood of accomplishing the goals of such alternatives, as well as the Verint Board’s assessment that none of these alternatives were reasonably likely to create greater value for stockholders;

•

The possibility that, although the Merger provides Verint’s stockholders with the opportunity to realize a premium to the price at which shares of Common Stock traded immediately prior to media reports regarding a potential sale of the Company, the proposed consideration of $20.50 per share of Common Stock was less than the 52-week high closing price for the Common Stock and the price for shares of Common Stock might have increased in the future to a price greater than $20.50.

•	The risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;

•	The possible loss of key management or other personnel of Verint during the pendency of the merger; and

•	The fact that the consideration consists of cash and will therefore be taxable to Verint stockholders who are subject to taxation for U.S. federal income tax purposes.

In addition, the Verint Board was aware of and considered the interests of Verint’s directors and executive officers that may be different from, or in addition to, the interests of stockholders generally when approving the Merger Agreement and recommending that stockholders vote to adopt the Merger Agreement. For more information, see the section of this proxy statement titled “—Interests of the Directors and Executive Officers of Verint in the Merger.”

The foregoing discussion of the information and factors considered by the Verint Board in reaching its conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Verint Board did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Verint Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Verint Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Verint Board, but rather the Verint Board conducted an overall review of the factors described above, including discussions with Verint’s senior management and legal and financial advisors.

The foregoing discussion of the reasoning and consideration of certain factors by the Verint Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements.” For the reasons described above, and in light of other factors that the Verint Board believed were appropriate to consider, the Verint Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that stockholders vote in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Opinion of Jefferies LLC

Verint retained Jefferies as its financial advisor in connection with a possible sale, disposition or other business transaction involving Verint. In connection with this engagement, Verint requested that Jefferies evaluate the fairness, from a financial point of view, to holders of shares of Common Stock of the Merger Consideration to be received by such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Board held on August 24, 2025, Jefferies rendered its opinion to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Verint encourages you to read the opinion carefully and in its entirety.

Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Verint, nor did it address the underlying business decision by Verint to engage in the Merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how the Board or any holder of shares of Common Stock should vote on or otherwise act with respect to, the Merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated August 24, 2025 of the Merger Agreement;

•	reviewed certain publicly available financial and other information about Verint;

•

reviewed certain information furnished to Jefferies and approved for Jefferies’ use by Verint’s management, including financial forecasts and analyses, relating to the business, operations and prospects of Verint (the “Verint Forecasts”);

•	held discussions with members of senior management of Verint concerning the matters described in the second and third bullets above;

•	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Jefferies deemed relevant; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by Verint or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of Verint that it was not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Verint, and Jefferies was not furnished with and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of Verint, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.

With respect to the financial forecasts provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Verint as to the future financial performance of Verint and the other matters covered thereby. Jefferies expressed no opinion as to Verint’s financial forecasts or the assumptions on which they were based.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date thereof. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies becomes aware after the date thereof.

Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Verint, and Jefferies assumed the correctness in all respects material to its analyses and opinion of all legal, regulatory, accounting and tax advice given to Verint and its Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Verint or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to Verint and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of shares of Common Stock. Jefferies assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Verint, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Verint, nor did it address the underlying business decision by Verint to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Verint or any other party, other than the holders of shares of Common Stock. Jefferies expressed no view or opinion as to the price at which shares of Common Stock would trade or otherwise be transferrable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of Verint’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by holders of shares of Common Stock or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.

In connection with rendering its opinion to the Board, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected transactions analyses summarized below, no company used as a comparison was identical or directly comparable to Verint. These analyses necessarily involved complex considerations and judgments concerning financing characteristics and other factors that could affect the public trading or other values of the companies concerned.

Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Verint in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Verint. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Verint or its businesses or securities.

The terms of the Merger were determined through negotiations between Verint, on one hand, and Parent and Merger Sub, on the other hand, and the decision by Verint to enter into the Merger Agreement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Merger Consideration and should not be viewed as determinative of the views of the Board or Verint management with respect to the Merger or the Merger Consideration payable in the Merger.

Financial Analyses

The summary of the financial analyses described in this section is a summary of the material financial analyses reviewed with the Board and performed by Jefferies in connection with its analyses and opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 22, 2025, and is not necessarily indicative of current or future market conditions.

Selected Public Companies Analysis

Jefferies reviewed publicly available financial, stock market and operating information of Verint and the following five selected publicly traded companies in the customer engagement software industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected companies”:

•	8x8, Inc.

•	Five9, Inc.

•	NICE Ltd.

•	RingCentral, Inc.

•	Zoom Communications, Inc.

Jefferies reviewed, among other information and to the extent publicly available, enterprise values (“EVs”) of the selected companies, calculated as fully diluted equity values based on closing stock prices on August 22, 2025, plus total debt, capital leases, preferred equity and non-controlling interests, minus cash and cash equivalents, as a multiple of each company’s estimated earnings before interest, taxes, depreciation and amortization, as applicable (“Adjusted EBITDA”), for the calendar years 2025 and 2026, which Jefferies refers to as “CY 2025E” and “CY 2026E,” respectively. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

The financial data reviewed included the following:

Selected Public Companies Analysis

Financial Metric	Low	Median	High
EV / CY 2025E Adjusted EBITDA	6.5x	7.8x	9.7x
EV / CY 2026E Adjusted EBITDA	6.0x	7.3x	9.0x

Jefferies applied a selected range of enterprise value to estimated Adjusted EBITDA multiples of 6.5x to 9.0x and 6.0x to 8.5x to corresponding data of Verint based on the Verint Forecasts for estimated Adjusted EBITDA for CY 2025E (fiscal year end on January 31, 2026) and CY 2026E (fiscal year end on January 31, 2027), respectively, unburdened by stock-based compensation expense and unburdened by capitalized software, to determine ranges of implied enterprise values for Verint. Jefferies then subtracted Verint’s net debt, preferred equity and minority interest as of July 31, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Common Stock outstanding, each as provided by Verint management, to calculate a range of implied per share equity values for Verint. This analysis indicated the reference ranges of implied per share equity values set forth in the table below, in each case as compared to the Merger Consideration of $20.50 per share.

Selected Public Companies Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value Reference Range
EV / CY 2025E Adjusted EBITDA	6.5x – 9.0x	$17.46 – $27.96
EV / CY 2026E Adjusted EBITDA	6.0x – 8.5x	$17.38 – $28.73

No company utilized in the selected public companies analysis is identical to Verint. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Verint’s and Jefferies’ control.

Selected Transactions Analysis

Jefferies reviewed publicly available financial, stock market and operating information of Verint and company filings, definitive proxy statements, press releases and Wall Street research relating to the following twelve historical M&A transactions, announced since May 2013, involving companies in the enterprise software industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected transactions”:

Selected Transactions Analysis

Announcement Date	Target	Acquiror
February 7, 2025	SolarWinds Corporation	Turn/River Capital, L.P.

February 26, 2024	Broadcom Inc. (End User Computing Division)	KKR & Co. Inc.

April 26, 2022	Kofax (Thoma Bravo portfolio company)	Clearlake Capital Group, L.P. / TA Associates

April 7, 2022	CDK Global Inc.	Brookfield Business Partners

May 10, 2021	Aspect Software & Noble Systems	Abry Partners

March 8, 2021	McAfee Corp. (Enterprise Business)	Symphony Technology Group

February 18, 2020	RSA Security (Dell Technologies)	Symphony Technology Group

December 17, 2019	LogMeIn, Inc.	Francisco Partners / Evergreen Coast Capital Corporation

Announcement Date	Target	Acquiror

October 22, 2019	Cision Ltd.	Platinum Equity

May 9, 2017	West Corp	Apollo Global Management LLC

July 7, 2016	AVG Technologies N.V.	Avast Software (Summit Partners)

May 6, 2013	BMC Software Inc.	Bain Capital / Golden Gate Capital / GIC / Insight Venture Partners

The financial data reviewed included the following:

Selected Transactions Analysis

Financial Metric	25th Percentile	Median	75th Percentile
EV / LTM Adjusted EBITDA	8.2x	9.0x	10.9x

Jefferies applied a selected range of enterprise value to the last twelve months (“LTM”) Adjusted EBITDA multiples derived from the selected transactions analysis of 8.0x to 11.0x to the LTM Adjusted EBITDA of Verint for the twelve months ended July 31, 2025 to determine a range of implied enterprise values for Verint. Jefferies then subtracted Verint’s net debt, preferred equity and minority interest as of July 31, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Common Stock outstanding, each as provided by Verint management, to calculate a range of implied per share equity values. This analysis indicated the reference ranges of implied per share equity values set forth in the table below, in each case as compared to the Merger Consideration of $20.50 per share.

Selected Transactions Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value Reference Range
EV / LTM Adjusted EBITDA	8.0x – 11.0x	$15.91 – $25.57

No transaction utilized as a comparison in the selected transactions analysis is identical to the Merger. In evaluating the Merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of Verint and Jefferies.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis of Verint by calculating the estimated present value of the stand-alone unlevered free cash flows that Verint was forecasted to generate during the second half of fiscal year 2026 and the fiscal years ending January 31, 2027, through January 31, 2033, based on the Verint Forecasts (and burdened by stock-based compensation expense). The terminal values of Verint were calculated by applying a selected range of perpetuity growth rates of 4.0% to 5.0% to Verint’s estimated terminal year unlevered free cash flows, based on the Verint Forecasts and per management guidance. The present values of the unlevered free cash flows and terminal values of Verint were then calculated using a selected discount rate range of 12.4% to 13.4%, based on an estimate of Verint’s weighted average cost of capital, to determine a range of implied enterprise values for Verint. Jefferies then subtracted Verint’s net debt, preferred equity and minority interest as of July 31, 2025, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Common Stock outstanding, each as provided by Verint management, to calculate a range of implied per share equity values for Verint. This analysis indicated a reference range of implied per share equity values of $18.43 to $23.99 per share, as compared to the Merger Consideration of $20.50 per share.

Miscellaneous

Verint has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee of $31.8 million, $2.5 million of which became payable upon the delivery of Jefferies’ opinion and the balance of which is payable contingent upon the closing of the Merger. In addition, Verint agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

As the Board was aware, during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have not provided investment banking services to Verint (other than in connection with Jefferies’ current engagement) for which Jefferies and its affiliates have received compensation. During the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have provided financial advisory and financing services to Thoma Bravo and/or certain of its affiliates and portfolio companies, for which Jefferies and its affiliates have received aggregate compensation of approximately $23.0 million. Jefferies and its affiliates may provide financial advisory and/or financing services to Verint, Thoma Bravo and/or their respective affiliates and portfolio companies in the future, for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of Verint, Thoma Bravo and/or their respective affiliates and portfolio companies for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities.

Jefferies was selected as Verint’s financial advisor in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in mergers and acquisition transactions and based on its familiarity with Verint’s business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Unaudited Prospective Financial Information

Except for financial outlooks issued in connection with its ordinary course earnings announcements, Verint does not, as a matter of course, publicly disclose financial forecasts or projections as to future performance, earnings or other results due to, among other reasons, the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, especially over longer-term periods.

In connection with the review of strategic alternatives, at the direction of the Board, Verint management prepared the Verint Forecasts consisting of (i) unaudited non-public prospective financial information for Verint, on a standalone basis without giving effect to the Merger, for the fiscal years ending January 31, 2026 through January 31, 2033 and (ii) unaudited non-public prospective financial information for Verint, on a standalone basis without giving effect to the Merger, for the fiscal years ending January 31, 2026 through January 31, 2028 (the “Three-Year Model”). The Verint Forecasts were developed solely using the information available to Verint management at the time they were created. The Verint Forecasts were provided to and considered by the Board in connection with its evaluation of the Merger in comparison to Verint’s other strategic alternatives, including remaining as a standalone company. The Verint Forecasts were also provided to representatives of Jefferies, and the Board directed representatives of Jefferies to use the Verint Forecasts for purposes of its financial analyses and opinion, as described in the section of this proxy statement captioned “—Opinion of Jefferies LLC.” The Three-Year Model was made available to potential counterparties to a strategic transaction, including Parent.

Although the information in the Verint Forecasts is presented with numerical specificity, it reflects numerous estimates and assumptions made by Verint management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Verint’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Verint’s control.

The following table summarizes the Verint Forecasts:

	Fiscal Year Ending January 31
(in millions)	2026	2027	2028	2029	2030	2031	2032	2033
Revenue	$960	$1,024	$1,092	$1,165	$1,242	$1,326	$1,417	$1,515
Gross Profit	$708	$757	$812	$870	$931	$996	$1,067	$1,144
Adjusted EBITDA(1)	$274	$296	$324	$355	$385	$418	$455	$496

Less: Depreciation & Amortization	(28)	(28)	(29)	(31)	(32)	(33)	(34)	(35)
Less: Stock-Based Compensation	(75)	(80)	(84)	(89)	(95)	(100)	(106)	(113)

Adjusted EBIT(2)	$171	$189	$211	$234	$258	$285	$315	348
Less: Taxes at 17%	(29)	(32)	(36)	(40)	(44)	(48)	(54)	(59)
After Tax Adjusted EBIT	$142	$157	$175	$194	$214	$237	$261	$289

Plus: Depreciation & Amortization	28	28	29	31	32	33	34	35
Less: Capital Expenditures	(28)	(28)	(31)	(32)	(33)	(33)	(34)	(35)
Less: Change in Net Working Capital	(63)	(60)	(59)	(63)	(66)	(69)	(72)	(75)

Unlevered Free Cash Flow(3)	$79	$96	$114	$131	$148	$168	$189	$213

	Fiscal Year Ending January 31
(dollars in millions)	2026	2027	2028
Subscription Annual Recurring Revenue(4)
Bundled SaaS ARR(5)	$364	$383	$409
Unbundled SaaS (Verint Hosted) ARR	$51	$124	$204

Verint Hosted (AI) ARR	$415	$506	$614

Unbundled SaaS (Other Hosted) ARR	$251	$245	$228
Managed Services ARR	$23	$23	$22
Support ARR	$79	$57	$36

Total Subscription ARR	$768	$832	$900

SaaS ACV Bookings(6)	$138	$152	$164
Gross Revenue Retention(7)	88.5%	88.5%	88.5%
Non-Recurring Revenue(8)	$192	$192	$192
Total Expenses	$714	$756	$797
Cash Generation(9)	$960	$1,024	$1,092
Cash Contribution(10)	$247	$268	$295
Free Cash Flow(11)	$147	$169	$191

(1)

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses and other expenses excluded from Verint’s non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.
(2)	Adjusted EBIT is a non-GAAP measure defined as Adjusted EBITDA less depreciation expense, amortization expense and stock-based compensation expenses.
(3)	Unlevered Free Cash Flow is a non-GAAP measure defined as free cash flow less stock-based compensation expenses plus interest expense net of tax.
(4)

Subscription Annual Recurring Revenue (“ARR”) represents the annualized quarterly run-rate value of Verint’s active or signed subscription agreements at the end of the period and is comprised of the ARR calculated for Verint’s SaaS, Support, and Optional Managed Services contracts. Under ASC Topic 606, Revenue from Contracts with Customers, Verint is required to recognize a significant portion of its Unbundled SaaS contracts at a point in time when the software is first made available to the customer, or at the beginning of the subscription term, despite the fact that Verint’s contracts typically call for billing these amounts annually or more frequently over the life of the subscription. This point-in-time recognition of a portion of Verint’s recurring revenue creates significant variability in the revenue recognized period to period based on the timing of the subscription start date and the subscription term and can create a significant difference between the timing of Verint’s revenue recognition and the actual customer billing under the contract. Verint uses ARR to measure the underlying performance of its subscription-based contracts and mitigate the impact of this variability as ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions. ARR should be viewed independently of revenue, and does not represent Verint’s revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for forecasts of revenue and does not include revenue reported as nonrecurring revenue in Verint’s consolidated statement of operations. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. Readers should consider ARR operating measure only in conjunction with Verint’s GAAP financial results.

(5)

Bundled SaaS ARR represents the annualized quarterly run-rate value of active or signed bundled SaaS contracts as of the end of a period. In the case of acquired contracts that allow for early termination, bundled SaaS ARR will reflect the annualized amount of committed contracts in the first quarter and then proportionally increase to the remaining amount of annualized ARR in the subsequent three quarters during the first year post acquisition. Verint uses bundled SaaS ARR to identify the annual recurring value of customer contracts at the end of a reporting period and to monitor the growth of its recurring business on a ratable basis. Readers should consider Bundled SaaS ARR operating measure only in conjunction with Verint’s GAAP financial results.

(6)

SaaS Annual Contract Value (“ACV”) includes the annualized contract value of all new SaaS contracts received within the period; new unbundled SaaS contracts only include the license portion of those orders. In cases where SaaS is offered to partners through usage-based contracts, Verint includes the incremental value of usage contracts over a rolling four quarters. Orders are only included in SaaS ACV with a completed customer contract signed by both parties before the end of the period. Unbundled SaaS ACV includes only the ACV of the unbundled SaaS contracts included in SaaS ACV. Bundled SaaS ACV includes only the ACV of the bundled SaaS contracts included in SaaS ACV and is comprised of two components:

(a)

New Deals ACV, which represents the annual contract value of new bundled SaaS contracts, received within the period. This includes purchases of new applications by both new and existing customers as well as expansions of entitlements to applications already in use by existing customers, other than if in connection with a conversion. AI booking from new deals represents the portion of New Deals ACV attributable specifically to AI applications.

(b)

Conversion ACV, which represents the bundled SaaS annual contract value sold to a customer who is converting from an on-premises application to the Verint Cloud within the period. This metric also includes the value of incremental licenses or expansion of entitlements as part of the conversion, including for AI applications.

(7)	Gross Revenue Retention represents the amount of ARR retained over an annual period from existing customers excluding expansion activity.
(8)

Represents nonrecurring perpetual revenue and professional services and other revenue. Nonrecurring perpetual revenue primarily consists of perpetual licenses and hardware. Nonrecurring professional services and other revenue primarily consists of installation services, business advisory consulting and training services, and patent royalties.

(9)

Cash Generation represents the sum of ARR and nonrecurring perpetual and nonrecurring professional services and other revenue and provides an estimate of the cash-producing potential of Verint’s entire business.

(10)	Cash Contribution is defined as Cash Generation less cost of revenue and operating expenses and helps assess how effectively Verint converts its revenue streams into cash.
(11)

Free Cash Flow is a non-GAAP measure defined as GAAP cash provided by operating activities less Verint’s capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Verint believes the non-GAAP financial measures described above, used in conjunction with the corresponding GAAP measures, are useful supplemental information about the financial performance of its business by (i) facilitating the comparison of Verint financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, (ii) facilitating the comparison of Verint’s financial results and business trends with other technology companies who publish similar non-GAAP measures, and (iii) allowing readers to see and understand key supplementary metrics used by Verint’s management to run its business, including for budgeting and forecasting, resource allocation, and compensation matters.

Cautionary Note About the Verint Forecasts

The Verint Forecasts were developed by Verint management as then-current estimates of Verint’s future financial performance as an independent company, without giving effect to the Merger, or any changes to Verint’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Verint Forecasts also do not consider the effect of any failure of the Merger to be completed, and should not be viewed as accurate or continuing in that context. The Verint Forecasts do not take into account any circumstances, transactions or events occurring after the date on which the Verint Forecasts were prepared and do not give effect to any changes after the date on which they were made, including as a result of the Merger or any effects of the Merger.

The Verint Forecasts were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Verint Forecasts included in this document have been prepared by, and are the responsibility of, Verint management. Neither Verint’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Verint Forecasts, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Although the Verint Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, made by Verint management that Verint management believed in good faith were reasonable. Verint’s ability to achieve the financial results contemplated by the Verint Forecasts will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Verint Forecasts reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Verint Forecasts not to be achieved include, among others, the risks identified in Verint’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2025, its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2025 and July 31, 2025, and subsequent filings with the SEC, as well as the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. Additional factors that may impact Verint or its business can be found in the various risk factors included in Verint’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Verint’s control. As a result, there can be no assurance that the Verint Forecasts will be realized, and actual results may be materially better or worse than those contained in the Verint Forecasts. The Verint Forecasts may differ from publicized analyst estimates and forecasts. You should evaluate the Verint Forecasts, if at all, in conjunction with Verint’s historical financial statements and other information regarding Verint contained in its public filings with the SEC. The Verint Forecasts may not be consistent with Verint’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, Verint does not intend to update or otherwise revise the Verint Forecasts to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.

Because the Verint Forecasts reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Verint Forecasts also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Verint Forecasts are not, and should not be considered to be, a guarantee of future operating results. The Verint Forecasts should not be regarded as an indication that Verint’s management, the Board or any of their respective advisors, or any other person, considered or now considers the Verint Forecasts to be necessarily predictive of actual future results. Further, the Verint Forecasts are not fact and should not be relied upon as being necessarily indicative of Verint’s future results or for purposes of making any investment decision.

Certain of the financial measures included in the Verint Forecasts are not calculated in accordance with GAAP. Financial measures such as Adjusted EBITDA, Adjusted EBIT, After Tax Adjusted EBIT, Unlevered Free Cash Flow and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Verint Forecasts, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Verint Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board, Jefferies or Parent. Accordingly, no reconciliation of the non-GAAP financial measures included in the Verint Forecasts is provided in this proxy statement.

The Verint Forecasts constitute forward-looking statements. By including the Verint Forecasts in this proxy statement, none of Verint, the Board, Jefferies or any of Verint’s or the Board’s respective representatives and advisors has made or makes any representation to any person regarding Verint’s ultimate performance as compared to the information contained in the Verint Forecasts. The inclusion of the Verint Forecasts should not be regarded as an indication that the Board, Verint, Jefferies or any other recipient of the Verint Forecasts considered, or now considers, the Verint Forecasts to be predictive of Verint’s actual performance or actual future results, and you should not rely on the Verint Forecasts as such. For information on factors that may cause Verint’s future results to materially vary, see the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements.” Further, the inclusion of the Verint Forecasts in this proxy statement does not constitute an admission or representation by Verint that the information presented is material. The Verint Forecasts are included in this proxy statement solely to give stockholders access to the information that was made available to the Board, Jefferies and Parent, as described above. The Verint Forecasts are not included in this proxy statement in order to influence any stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.

In light of the foregoing factors and the uncertainties inherent in the Verint Forecasts, stockholders are cautioned not to place undue reliance, if any, on the Verint Forecasts.

Interests of the Directors and Executive Officers of Verint in the Merger

Certain of Verint’s directors and executive officers may have financial or other interests in the Merger that are different from, or in addition to, the interests of stockholders generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that stockholders approve the Merger Agreement as more fully discussed in “—Recommendation of the Verint Board of Directors and Reasons for the Merger.” In addition to the rights described in this section, the executive officers of Verint may be eligible to receive some or all of the generally applicable benefits described under the section titled “The Merger Agreement—Employee Matters” beginning on page 105.

Verint’s current executive officers and their respective positions are as follows:

Name	Position
Dan Bodner	Chairman and Chief Executive Officer
Elan Moriah	President
Peter Fante	Chief Administrative Officer
Grant Highlander	Chief Financial Officer

Verint’s current non-employee directors are as follows:

Name	Position
Linda Crawford	Director
Stephen Gold	Director
William Kurtz	Lead Independent Director
Andrew Miller	Director
Richard Nottenburg	Director
Kristen Robinson	Director
Yvette Smith	Director
Jason Wright	Director

Treatment of Equity and Equity-Based Awards

The Merger Agreement provides for certain treatment of equity-based awards as described below under “The Merger Agreement—Treatment of Equity Awards.” Notwithstanding the treatment provided in the Merger Agreement, each of Messrs. Bodner, Moriah, Fante, and Highlander is party to an Employment Agreement that provides for accelerated vesting of all of the executive officer’s outstanding equity awards that are not “assumed” in connection with a change in control (as well as accelerated vesting of all unvested equity awards in the event of an involuntary termination of employment without “cause” or for “good reason” in connection with a change in control as described in more detail below under “—Severance Entitlements Under the Employment Agreements”). For purposes of the Employment Agreements, the executive officers’ equity awards are subject to “single trigger” vesting in connection with the Merger because, pursuant to such awards’ terms, they will not be “assumed” (by a publicly traded acquiror) in connection with the Merger. As a result, the equity awards held by the executive officers will become fully vested in connection with the Merger (with the performance metrics of any Unvested Company PSUs being deemed achieved at target levels of performance).

The following table sets forth, for each executive officer and non-employee director, (i) the aggregate number of shares of Common Stock subject to outstanding Unvested Company RSUs held by such executive officer or non-employee director and (ii) the value of such awards, assuming (a) as required under SEC rules, the closing price of a share of the Common Stock is $20.50 (the “Estimated Closing Value”), (b) a Closing Date of September 15, 2025 (which is the assumed date of Closing solely for the purpose of the disclosure in this section) and (c) such executive officer or non-employee director remains continuously employed or engaged by, or providing services to, Verint or a subsidiary until the Effective Time.

Name of Executive Officer or Non-Employee Director	Number of Shares Subject to Unvested Company RSUs (#)	Estimated Value of Unvested Company RSUs ($)
Executive Officer:
Dan Bodner	259,658	$5,322,989
Elan Moriah	113,025	$2,317,013
Peter Fante	104,644	$2,145,202
Grant Highlander	117,236	$2,403,338

Non-Employee Director:
Linda Crawford	8,980	$184,090
Stephen Gold	8,980	$184,090
William Kurtz	8,980	$184,090
Andrew Miller	8,980	$184,090
Richard Nottenburg	8,980	$184,090
Kristen Robinson	8,980	$184,090
Yvette Smith	8,980	$184,090
Jason Wright	—	—

The following table sets forth, for each executive officer and non-employee director, (i) the aggregate number of shares of Common Stock subject to outstanding Unvested Company PSUs held by such executive officer or non-employee director and (ii) the value of such awards (in each case, at target levels of performance), assuming (a) as required under SEC rules, the closing price of a share of the Common Stock is the Estimated Closing Value, (b) a Closing Date of September 15, 2025 (which is the assumed date of Closing solely for the purpose of the disclosure in this section) and (c) such executive officer or non-employee director remains continuously employed or engaged by, or providing services to, Verint or a subsidiary until the Effective Time.

Name of Executive Officer or Non-Employee Director	Number of Shares Subject to Unvested Company PSUs (#) (at Target)	Estimated Value of Unvested Company PSUs ($) (at Target)
Executive Officer:
Dan Bodner	475,749	$9,752,855
Elan Moriah	138,732	$2,844,006
Peter Fante	129,877	$2,662,479
Grant Highlander	133,302	$2,732,691

Non-Employee Director:
Linda Crawford	—	—
Stephen Gold	—	—
William Kurtz	—	—
Andrew Miller	—	—
Richard Nottenburg	—	—

Name of Executive Officer or Non-Employee Director	Number of Shares Subject to Unvested Company PSUs (#) (at Target)	Estimated Value of Unvested Company PSUs ($) (at Target)
Kristen Robinson	—	—
Yvette Smith	—	—
Jason Wright	—	—

Severance Entitlements Under the Employment Agreements

Each of Messrs. Bodner, Moriah, Fante, and Highlander is party to an Employment Agreement which contains provisions regarding change in control severance arrangements. If Verint is a party to an agreement that would result in a “change in control” (as defined in the executive officer’s Employment Agreement) such as the Merger Agreement and the executive officer’s employment is terminated without “cause” or the executive officer resigns for “good reason” (as each term is defined in the applicable agreement) during such time, or in the event Verint experiences a “change in control” (as defined in the executive officers’ Employment Agreements) such as the Merger, and the executive officer’s employment is terminated without “cause” or the executive officer resigns for “good reason” (as each term is defined in the applicable agreement) on or within one year (or, in the case of Mr. Bodner, two years) following such change in control (any such termination, a “Qualifying Termination”), the applicable executive officer will be entitled to the following:

i	full vesting of all outstanding equity awards held by such executive officer;

ii.	a lump sum cash severance payment equal to 1.5 times the applicable executive officer’s base salary (or, in the case of Mr. Bodner, 2.5 times);

iii.	a lump sum cash severance payment equal to 1.5 times the applicable executive officer’s target bonus (or, in the case of Mr. Bodner, 2.5 times);

iv.	a lump sum pro-rated portion of the applicable executive officer’s target bonus; and

v.	up to one year of COBRA premium reimbursement, which amount is grossed up to cover taxes (or, in the case of Mr. Bodner, 1.5 years).

In addition to the foregoing, Mr. Bodner is entitled to 60-days’ notice before termination and will be entitled to continue receiving his annual $20,000 professional advice allowance (payable once each calendar year) and a Verint-paid vehicle (including insurance and incidental expenses) for 1.5 years following a Qualifying Termination. Verint’s obligation to pay and provide the foregoing payments and benefits is generally conditioned upon the executive officer’s compliance with two-year (or in the case of Mr. Bodner, 1.5-year) post-employment non-competition, employee and customer non-solicitation restrictive covenants, and indefinite confidentiality and, in the case of Mr. Highlander, non-disparagement restrictive covenants and the applicable executive officer’s execution, delivery and non-revocation of a general release of claims within 60 days after the date on which the executive officer’s employment terminated. In the case of the accelerated awards, cash severance amounts, and bonus payments described in (i), (ii), (iii), and (iv) above, such shares or amounts, as applicable, will be delivered or paid, as applicable, on the 60th day after the date on which the executive officer’s employment terminated. The COBRA reimbursement described in (v) above will be made on a monthly basis. If there is a dispute related to the termination of the executive officer’s employment or severance payments in connection with a change in control, Verint will reimburse the executive officer for reasonable legal fees.

For purposes of the executive officers’ Employment Agreements, “cause” generally includes (i) conviction of, or plea of guilty or nolo contendere to a felony or indictment for a crime involving dishonesty, fraud, or moral turpitude which is materially harmful to Verint or any of its subsidiaries (including reputational harm); (ii) willful and intentional breach of the executive officer’s obligations to Verint or any of its subsidiaries or pursuant to the Employment Agreement, which is materially harmful to Verint or any of its subsidiaries; (iii) willful misconduct, or any willful dishonest or willful fraudulent act by the executive officer in connection with his performance of his duties for Verint which is materially harmful to Verint; (iv) material violation of any U.S. federal securities laws, rules or regulations, as determined by a U.S. court or any other U.S. governmental body of competent jurisdiction; (v) material violation of any material Verint policy or procedure provided to the executive officer resulting in material and demonstrable harm to Verint; or (vi) gross neglect of the executive officer’s material duties for Verint which is materially harmful to Verint or any of its subsidiaries. In addition, for Mr. Bodner, a non-renewal of his term of employment is treated as a termination without “cause.”

For purposes of the executive officers’ Employment Agreements, “good reason” generally includes (i) adverse changes to the terms of the executive officers’ employment (including a significant reduction in the executive officer’s authorities, duties, position, titles or reporting status, a material reduction in base salary or target bonus, or relocation by more than a specified number of miles), (ii) the assignment of duties inconsistent with the executive officers’ positions, (iii) material breaches of the executive officers’ agreements with Verint or its subsidiaries, and (iv) failure by Verint to obtain the assumption by a successor to substantially all of Verint’s assets, as of the date of such succession, of any agreement between the relevant executive officer and Verint or one of its affiliates. Additionally, Messrs. Fante and Highlander will also have “good reason” if they cease to serve as an officer of a public company after a change in control. With the exception of Mr. Bodner, the executive officers will have “good reason” if Verint elects not to renew their term of employment. Mr. Bodner will also have “good reason” if he is not elected to the Board, if he is required to report to an entity other than the Board (or a successor thereto), if any Verint executive officer reports to someone other than Mr. Bodner, or if, following a change in control, he is not a member of the successor entity’s board of directors or the chief executive officer of the successor or acquiring entity.

The Merger will constitute a “change in control” under the Employment Agreements. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to Verint’s executive officers, see the table in the section below titled “—Quantification of Potential Payments and Benefits to Verint’s Named Executive Officers in Connection with the Merger.”

Internal Revenue Code Section 280G and Section 4999

The Employment Agreements with Messrs. Bodner, Moriah, and Fante provide that, if any of the payments or benefits that become payable pursuant to the Employment Agreement or any other agreement with Verint (or otherwise in connection with, or arising out of, the executive officer’s employment with Verint or a change in control of Verint) (any such payment or benefit, a “Parachute Payment”) would be subject to an excise tax under Section 4999 of the Code (the “Excise Tax”), then such executive officer will receive an additional “gross-up” payment from Verint such that the executive officer is made whole, after payment of all applicable taxes (including the Excise Tax and taxes on the gross-up itself), and the executive officer retains the full amount of the original payments and benefits. The amount of any gross-up payment will be determined by an independent accounting firm, and Verint is responsible for related fees and expenses.

The Employment Agreement with Mr. Highlander does not contain a gross-up provision and instead contains a “net better cutback” provision, such that the payment will be the greater of the following (on an after-tax basis): (i) payment in full of the entire amount of the Parachute Payment or (ii) payment of only a portion of the Parachute Payment such that Mr. Highlander receives the largest payment possible without the imposition of the Excise Tax.

Retention Bonuses

On August 24, 2025, Verint granted special cash retention bonus opportunities (each, a “Retention Bonus” and collectively, the “Retention Bonuses”) to the executive officers for the following target payment amounts: Mr. Bodner, $628,583; Mr. Moriah, $397,838; Mr. Fante, $371,250; and Mr. Highlander, $371,250. The

Retention Bonuses will become payable in connection with the Merger if the Closing occurs by the later of (i) April 30, 2026 and (ii) the Closing Date provided under the Merger Agreement (unless such date is extended by Verint). The Retention Bonuses will be paid to the executive officers in the first payroll following the date that is 60 calendar days after the Closing, subject to the executive officer’s continued employment with Verint through such payment date (or if the executive officer’s employment is terminated without “cause” or for “good reason” (as such terms are defined the Employment Agreements)).

Indemnification

The Merger Agreement provides that, for six years after the Effective Time, Parent will, or Parent will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by Verint’s and its subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date of the Merger Agreement, including Verint’s directors and executive officers. For additional information, see the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance.”

New Management Arrangements

As of the date of this proxy statement, there are no new employment, equity, or other compensation agreements or arrangements between any Verint executive officer or director, on the one hand, and Verint or Thoma Bravo or its affiliates, including Parent and Merger Sub, on the other hand. The Merger is not conditioned upon any executive officer or director of Verint entering into any such agreement or arrangement.

Other Benefits

As described under “The Merger Agreement—Employee Matters,” the Merger Agreement requires Parent or the Surviving Corporation to continue to provide certain compensation and benefits following the completion of the Merger to certain Verint employees, including Verint’s executive officers, who remain employed by the Surviving Corporation following completion of the Merger.

Quantification of Potential Payments and Benefits to Verint’s Named Executive Officers in Connection with the Merger

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Verint’s named executive officers that is based on, or that otherwise relates to, the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the Merger-related compensation payable to Verint’s named executive officers. For additional details regarding the terms of the payments quantified below, see the section titled “—Interests of the Directors and Executive Officers of Verint in the Merger” beginning on page 70 of this proxy statement.

The “named executive officers” of Verint are the individuals listed as such in Verint’s most recent annual proxy statement filed with the SEC, who are:

•	Dan Bodner—Chairman and Chief Executive Officer;

•	Elan Moriah—President;

•	Peter Fante—Chief Administrative Officer; and

•	Grant Highlander—Chief Financial Officer.

As described above, the named executive officers are parties to Employment Agreements that provide for “single trigger” vesting of equity awards in connection with a change in control in which the equity awards will not be “assumed” and enhanced severance benefits in the event of a Qualifying Termination of such individual’s employment at any time Verint is party to an agreement that would result in a change in control or on or within a certain time period following a change in control), as described in more detail above.

The amounts set forth below are based on the following assumptions:

•	the Effective Time is September 15, 2025, which is the assumed Closing Date solely for purposes of the disclosures in this section;

•	a price equal to the Estimated Closing Value;

•	the annual base salary, annual target bonus opportunity and amount of any benefits for each of the named executive officers remains unchanged from the amount determined as of the date hereof;

•	the outstanding equity-based awards held by Verint’s named executive officers as of the date hereof do not vest prior to the Closing Date;

•	none of Verint’s named executive officers receives any additional equity-based awards following the date hereof;

•	each named executive officer experiences a Qualifying Termination at or immediately following the Effective Time;

•	the golden parachute rules under Section 280G of the Code do not limit the payments to the named executive officer;

•

no new employment, equity, or other compensation agreements or arrangements are entered into between any Verint named executive officer, on the one hand, and Verint or Thoma Bravo or its affiliates, including Parent and Merger Sub, on the other hand; and

•

each of Verint’s named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive such payments and benefits.

Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of Verint’s named executive officers, if any, may materially differ from the amounts set forth below. The calculations in the table below do not include amounts the Verint named executive officers were already entitled to receive or vested in as of the date hereof or under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers that are available generally to all the salaried employees of Verint.

Golden Parachute Compensation
Name	Cash ($)(1)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimburse- ments ($)(5)(6)	Other ($)(7)(8)	Total ($)
Dan Bodner	$4,783,049	$15,075,844	$115,886	$59,842	$628,583	$20,663,204
Elan Moriah	$1,645,675	$5,161,019	$31,991	$31,546	$397,838	$7,268,069
Peter Fante	$1,486,250	$4,807,681	$12,882	$12,702	$371,250	$6,690,765
Grant Highlander	$1,486,250	$5,136,029	$39,545	$31,758	$371,250	$7,064,832

(1)

Amounts shown include the “double trigger” lump sum cash severance payments pursuant to each named executive officer’s Employment Agreement upon a Qualifying Termination that occurs at any time Verint is party to an agreement that would result in a change in control of Verint or on or within one year (or, in the case of Mr. Bodner, two years) following a change in control of Verint, which consist of (i) cash severance equal to 1.5 times (or, with respect to Mr. Bodner, 2.5 times) the named executive officer’s base salary and target annual cash bonus and (ii) a pro-rated bonus based on the named executive officer’s annual target bonus – all as described under “—Severance Entitlements Under the Employment Agreements” above. The estimated amount of each such payment is set forth in the table below:

Name	Severance – Base Salary ($)	Severance – Target Annual Cash Bonus Opportunity ($)	Severance - Pro-Rated Bonus ($)	Total ($)
Dan Bodner	$2,095,278	$2,040,000	$510,000	$4,645,278
Elan Moriah	$795,675	$600,000	$250,000	$1,645,675
Peter Fante	$742,500	$525,000	$218,750	$1,486,250
Grant Highlander	$742,500	$525,000	$218,750	$1,486,250

(2)	For Mr. Bodner, such amount also includes the amount payable during the 60-day notice period of $137,772.
(3)

Amounts shown reflect the sum of the estimated value that each named executive officer will receive in connection with the “single trigger” accelerated vesting and settlement of their Verint equity awards upon the Merger as described above under “—Treatment of Equity and Equity-Based Awards” above due to the acquiring company not being publicly traded (no “double trigger” treatment will be applicable regarding the named executive officers’ Verint equity awards in light of the single-trigger provision). The estimated amount of each such payment is set forth in the table below:

Name	Company RSUs ($)	Company PSUs ($)	Total ($)
Dan Bodner	$5,322,989	$9,752,855	$15,075,844
Elan Moriah	$2,317,013	$2,844,006	$5,161,019
Peter Fante	$2,145,202	$2,662,479	$4,807,681
Grant Highlander	$2,403,338	$2,732,691	$5,136,029

(4)

Amounts shown reflect the estimated cost of the following “double trigger” benefits upon a Qualifying Termination that occurs at any time Verint is party to an agreement that would result in a change in control of Verint or on or within one year (or, in the case of Mr. Bodner, two years) following a change in control of Verint: COBRA premium reimbursement of $60,686 for Mr. Bodner, $31,991 for Mr. Moriah, $12,882 for Mr. Fante and $39,545 for Mr. Highlander. For Mr. Bodner, such amount also includes an amount of $30,000 for the continued payment of his annual $20,000 professional advice allowance for 1.5 years, and an amount estimated as $25,200 for his Verint-paid vehicle for 1.5 years following a Qualifying Termination.

(5)

Each of Messrs. Bodner, Moriah and Fante is entitled to receive, under the terms of such officer’s Employment Agreement, a gross-up payment for the Excise Tax imposed on the payments and benefits to such officer in connection with a change in control by reason of Sections 4999 and 280G of the Code. Based on the estimated values of such payments and benefits as described in this proxy statement, no gross-up payment would be due to any such officer.

Mr. Highlander is not entitled to receive a gross-up payment but is instead entitled to a “net better cutback” provision, such that the payment will be the greater of the following (on an after-tax basis): (i) payment in full of the entire amount of the Parachute Payment or (ii) payment of only a portion of the Parachute Payment such that Mr. Highlander receives the largest payment possible without the imposition of the Excise Tax. The amounts in this table do not take into account any potential cutback that may apply to the payments and benefits to be received by Mr. Highlander in order to avoid the adverse tax consequences of Section 280G of the Code. Such cutback would apply only if it would put Mr. Highlander in a better after-tax position. Under the Merger Agreement, Verint may engage in efforts to mitigate the amount of Mr. Highlander’s Parachute Payments.

(6)

Amounts shown reflect the gross-up amount for each executive officer’s COBRA premium reimbursement of $59,842 for Mr. Bodner, $31,546 for Mr. Moriah, $12,702 for Mr. Fante, and $31,758 for Mr. Highlander.

(7)

Amounts shown include the Retention Bonuses as described under “—Retention Bonuses” above in the following amounts: Mr. Bodner, $628,583; Mr. Moriah, $397,838; Mr. Fante, $371,250; and Mr. Highlander, $371,250. The Retention Bonuses are “single trigger” and payable in the first payroll following the date that is 60 calendar days after the Closing, subject to “double trigger” acceleration upon an earlier termination of the executive officer’s employment without “cause” or for “good reason” (as such terms are defined the Employment Agreements).

(8)	Amounts shown include $0 in reimbursement of legal fees related to change in control severance disputes with the assumption that there will be no such disputes in connection with the Merger.

Financing of the Merger

The Merger is not conditioned upon receipt of financing by Parent. Parent has obtained debt financing commitments for the Financing necessary to complete the transactions contemplated by the Merger Agreement. The Merger Agreement requires each of Parent and Merger Sub to use its reasonable best efforts to arrange, obtain and consummate the Financing on the terms and conditions described in the Debt Commitment Letter. Pursuant to the Merger Agreement, Verint is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the Financing. The Financing is generally subject to the satisfaction of the conditions to Parent and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement and the substantially concurrent Closing on the terms and subject to the conditions of the Merger Agreement.

Thoma Bravo Fund XIV, L.P. has committed to invest in Parent if Parent fails to timely pay (i) the Parent Termination Fee (as defined herein) solely if and when due and payable under the Merger Agreement or (ii) monetary damages (solely to the extent proven), solely to the extent payable pursuant to a final, non-appealable order as a result of a pre-termination willful and material breach by Parent under the Merger Agreement.

Closing and Effective Time of the Merger

The Closing will take place on a date that is the later of (a) three business days after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Closing set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under the Merger Agreement waiver of those conditions) and (b) October 23, 2025, in each case unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date agreed to in writing by the parties.

As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State, or at such later time as Parent and Verint agree and specify in the certificate of merger.

Appraisal Rights

If the Merger is consummated, holders of record and beneficial owners of shares of Common Stock who do not vote in favor of the Merger, who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares, (ii) to a “beneficial owner” are to a person who is the beneficial owner of shares held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Verint stockholders or beneficial owners exercise their appraisal rights under Section 262. Stockholders and beneficial owners of shares should carefully review the full text of Section 262 as well as the information discussed below. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.

Under Section 262, if the Merger is completed, stockholders or beneficial owners of shares of Common Stock who (i) properly submit a written demand for appraisal of such holder’s or owner’s shares to Verint prior to the vote on the Merger at the Special Meeting, (ii) do not vote in favor of the Merger, (iii) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (iv) do not validly withdraw their demands or otherwise lose, waive or fail to perfect their rights to appraisal, and (v) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares appraised by the Delaware Court of Chancery if certain conditions set forth in Section 262(g) are satisfied and to receive payment of the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (a) reasonably identify the holder of record of the shares for which that demand is made, (b) be accompanied by documentary evidence of your beneficial ownership of such shares and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (c) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class of shares eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. These conditions are referred to herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (A) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (B) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Verint’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder or beneficial owner of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the per share price described in the Merger Agreement without interest and subject to any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares, Verint believes that if a stockholder or a beneficial owner is considering exercising such rights, that holder or owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•

The stockholder or beneficial owner must not vote in favor of the Merger. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain.

•

The stockholder or beneficial owner must deliver to Verint a written demand for appraisal of such holder’s or owner’s shares before the vote on the Merger at the Special Meeting. Such demand must reasonably inform Verint of the identity of the holder or owner, as applicable, and that the holder or owner, as applicable, intends thereby to demand appraisal of such shares. In the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the shares for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262.

•

The stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger. A stockholder or beneficial owner will lose appraisal rights if the holder or owner transfers the shares before the effective date of the Merger.

•	The stockholder or beneficial owner must otherwise comply with Section 262.

Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of all such persons within 120 days after the Effective Date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of shares within the time prescribed in Section 262.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Verint, before the vote on the Merger at the Special Meeting, a written demand for the appraisal of such holder’s or owner’s shares. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger. A vote in favor of the Merger, virtually at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger or abstain from voting on the Merger. Neither voting against the Merger nor abstaining from voting or failing to vote on the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares by a holder of record must reasonably inform Verint of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares. A demand for appraisal in respect of such shares should be executed by or on behalf of the beneficial owner and must reasonably inform Verint of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (i) reasonably identify the holder of record of the shares for which the demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f).

If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Verint Systems Inc.

225 Broadhollow Road

Melville, New York 11747

Attn: Corporate Secretary

If a person who has made a demand for an appraisal in accordance with Section 262 delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of Section 262, either within 60 days after the Effective Time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery will not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the Effective Time of the Merger.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Date of the Merger, the Surviving Corporation will notify each record holder of shares of Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Date of the Merger, but not thereafter, the Surviving Corporation or any person who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the “fair value” of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Verint’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares. Accordingly, any persons who desire to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their shares within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which Verint has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.

At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Verint believes that each of the per share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither Verint nor Parent anticipates offering more than the per share price to any stockholder or beneficial owner exercising appraisal rights, and each of Verint and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share is less than the per share Merger Consideration. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger and Redemption to Holders of Verint Common Stock and Preferred Stock

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger and holders of shares of Preferred Stock whose shares are redeemed for cash in connection with the Merger. This discussion is based upon the Code, final, temporary and proposed Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their shares of Common Stock and Preferred Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger and redemption. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax). In addition, this summary does not address (i) the potential application of the Medicare net investment income surtax, (ii) any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), (iii) the rules regarding qualified small business stock within the meaning of Sections 1202 or 1045 of the Code, or (iv) the U.S. federal income tax consequences to holders of Common Stock that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder, or both, as the context may require.

This discussion is for general information only and does not describe all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances or to a holder subject to special rules:

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holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes (or any investor therein), banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders holding their shares of Common Stock or Preferred Stock as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to have sold their shares of Common Stock or Preferred Stock under the constructive sale provisions of the Code;

•	holders that received their shares of Common Stock or Preferred Stock in compensatory transactions;

•	holders that hold their shares of Common Stock or Preferred Stock through individual retirement or other tax-deferred accounts;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”;

•	“controlled foreign corporation” or a “passive foreign investment company”;

•	a U.S. expatriate or former citizen or long-term resident of the United States; or

•	holders that own or have owned (actually or constructively) 5% or more of the shares.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock or Preferred Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of Common Stock or Preferred Stock and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger and redemption.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER AND THE REDEMPTION IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Common Stock or Preferred Stock who or that is, or is treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

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A corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Merger in which cash will be received in exchange for shares of Common Stock and redemption in which cash will be received for shares of Preferred Stock will each be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger and in the shares of Preferred Stock redeemed. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Common Stock or Preferred Stock, as applicable. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of Common Stock or Preferred Stock is more than one year at the time of the consummation of the Merger and the redemption. If a U.S. Holder acquired different blocks of shares of Common Stock or Preferred Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Common Stock or Preferred Stock. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses.

Payments made to a U.S. Holder in exchange for shares of Common Stock in the Merger or redemption of shares of Preferred Stock may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption must complete and return to the Payment Agent a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided on such IRS Form W-9 is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock or Preferred Stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder on the receipt of cash in exchange for shares of Common Stock or in redemption of shares of Preferred Stock generally will not be subject to U.S. federal income tax unless:

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such gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a resident of the United States, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

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our Common Stock or Preferred Stock constitutes a United States real property interest (a “USRPI”) by reason of Verint’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Merger or the period that the Non-U.S. Holder held the applicable Common Stock or Preferred Stock.

With respect to the third bullet point above, Verint believes that it is not a USRPHC. Because the determination of whether Verint is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Verint is not a USRPHC. Even if Verint is a USRPHC, a non-U.S. Holder of our Common Stock may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S.

holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Merger and the non-U.S. holder’s holding period for our Common Stock. There can be no assurance that Common Stock will be treated as regularly traded on an established securities market for this purpose. Non-U.S. Holders are urged to consult their tax advisors about the consequences that could result if we are, were or were to become a USRPHC.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for shares of Common Stock in the Merger or in redemption of shares of Preferred Stock may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the Payment Agent with the applicable and properly completed and executed applicable IRS Form W-8 certifying that the Non-U.S. Holder is not a United States person or by otherwise establishing an exemption to information reporting and backup withholding requirements. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

This summary of the material U.S. federal income tax consequences of the Merger and the redemption of our Preferred Stock to U.S. Holders and Non-U.S. Holders is for general information purposes only and is not tax advice. Holders of our Common Stock and Preferred Stock should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Regulatory Approvals Required for the Merger

General Efforts

Subject to the terms and conditions of the Merger Agreement, Verint and Parent have agreed to use their reasonable best efforts to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Verint is not obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

HSR Act; Competition Laws; FDI Laws

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Verint and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Verint and Parent filed their respective HSR Act initial notifications on September 22, 2025. Parent is expected to withdraw its HSR Act notification and to resubmit the week of October 20, 2025, which will restart the 30 calendar-day waiting period. Verint and Parent are requesting “early termination” of such waiting period. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.

Verint and Parent have also agreed to obtain the following actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods from any Governmental Authority as required under FDI laws: (i) approval from the Interfederal Screening Commission of Belgium, or otherwise having declined jurisdiction; (ii) acknowledgment from the Cabinet Office of the Prime Minister of Hungary; (iii) approval or clearance decision from the Irish Minister for Enterprise, Tourism and Employment, or otherwise having declined jurisdiction; and (iv) Clearance from the Italian Presidency of the Council of Ministers, or otherwise having declared the Transaction outside of the scope of Law Decree No. 21/2012 or not having issued any decision or declaration within the relevant review period set forth by Article 2 of Law Decree No. 21/2012. Verint and Parent have filed appropriate notifications with each Governmental Authority listed above pursuant to applicable FDI laws, and anticipate completing all applicable review periods within three months.

Verint and Parent (including, if applicable, its “ultimate parent entity,” as that term is defined in the HSR Act and its implementing regulations) will (i) promptly, but in no event later than 20 business days after the date of the Merger Agreement, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and will use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly and in compliance with all applicable laws make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable antitrust laws (to the extent required) and FDI laws; (iii) as promptly as reasonably practicable respond appropriately to any request by the DOJ or the FTC under the HSR Act or by any other governmental authority under applicable antitrust laws in connection with the Merger and the other transactions contemplated by the Merger Agreement; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by the Merger Agreement; and (v) defend any claim asserted in court by any governmental authority or any other person under antitrust laws or FDI laws in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date. Parent will pay all filing fees under the FDI laws, the HSR Act and other applicable antitrust laws, and Verint will not be required to pay any fees or other payments to any governmental authority in connection with any filings under the FDI laws, the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other transactions contemplated by the Merger Agreement.

Delisting and Deregistration of Common Stock

If the Merger is consummated, following the Effective Time, the Common Stock will cease trading on NASDAQ and will be deregistered under the Exchange Act. As such, Verint would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Verint’s stockholders with information regarding its terms. It is not intended to provide any other factual information about Verint, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Verint’s stockholders. Verint’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Verint’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Verint and its business. See the section of this proxy statement captioned “Where You Can Find More Information.”

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Verint in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and Verint will continue as the Surviving Corporation in the Merger. At the Effective Time, as a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and Verint’s Common Stock will no longer be publicly traded. In addition, after the Effective Time, the Common Stock will be delisted from NASDAQ and will be deregistered under the Exchange Act. The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such other time as Verint, Parent and Merger Sub may agree and specify in the certificate of merger).

Closing and Effective Time

The Closing will take place on the date that is the later of (a) three business days after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Closing (as described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under the Merger Agreement, waiver of those conditions), and (b) October 23, 2025, in each case unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement. On the Closing Date, the parties will execute and deliver a certificate of merger to the Secretary of State of the State of Delaware for filing as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or at such other time as may be agreed by the parties in writing and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

From and after the Effective Time, all rights, privileges, immunities, powers and franchises of Verint will vest in the Surviving Corporation, and all of the debts, liabilities and duties of Verint and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, and the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time, each to hold office until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. At the Effective Time, the certificate of incorporation of Verint will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, and the Bylaws of Verint will be amended and restated to read in their entirety as set forth in Exhibit B to the Merger Agreement, and each will govern the Surviving Corporation until, subject to the indemnification requirements provided by the Merger Agreement, amended in accordance with applicable law.

Merger Consideration; Preferred Stock Redemption Amount

Common Stock

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive the Merger Consideration. As of the Effective Time, all such shares of Common Stock will no longer be issued and outstanding and will be automatically cancelled and will cease to exist, and each holder of any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.

At the Effective Time, each share of Common Stock held in the treasury of Verint or any of its subsidiaries or any owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will automatically be cancelled and will cease to exist and no consideration will be delivered in exchange therefor.

At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Preferred Stock

At the Effective Time, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time will be automatically redeemed for a redemption price equal to the Preferred Stock Redemption Amount. On the Closing Date, we will pay the Preferred Stock Redemption Amount to the holders of the Preferred Stock in redemption of the Preferred Stock in accordance with the respective Certificates of Designation, Preferences and Rights of the Preferred Stock and following such redemption, all such shares of Preferred Stock will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of any such shares of Preferred Stock will cease to have any rights with respect thereto.

Treatment of Equity Awards

Treatment of Vested Company Phantom Shares

At the Effective Time, each outstanding Vested Company Phantom Share will be cancelled and extinguished at the Effective Time and, in exchange therefor, each holder of any such Vested Company Phantom Share will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock that underly such Vested Company Phantom Share as of immediately prior to the Effective Time (the “Vested Phantom Share Payments”). From and after the Effective Time, the holder of any canceled Vested Company Phantom Share will only be entitled to receive the Vested Phantom Share Payment in respect of such canceled Vested Company Phantom Share; provided that, with respect to any Vested Company Phantom Shares that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made at such other time or times following the Effective Time consistent with the terms of the Vested Company Phantom Share, as applicable, to the extent necessary to preserve the income tax treatment of such Vested Company Phantom Shares, as applicable, and as required in order to comply with Section 409A of the Code, if necessary. The foregoing payments will be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding.

Treatment of Unvested Company Phantom Shares

At the Effective Time, each outstanding Unvested Company Phantom Share will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock that underly such Unvested Company Phantom Share as of immediately prior to the Effective Time, which Cash Replacement Phantom Share Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Phantom Shares for which such Cash Replacement Phantom Share Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement Phantom Share Amounts will have the same terms and conditions (including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company Phantom Share for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Phantom Share Amounts. The conversion of Unvested Company Phantom Shares will be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had to receive any payments based on the fair market value of a share of Common Stock, and the holder will only have the contingent right to receive the applicable Cash Replacement Phantom Share Amounts.

Treatment of Accelerated Director RSUs and Vested Company RSUs

At the Effective Time, (i) each outstanding RSU that is unvested at the Effective Time and that is held by a non-employee director of Verint will become fully vested and, as of immediately prior to the Effective Time, will be treated as a Vested Company RSU and (ii) each outstanding Accelerated Director RSU and each outstanding Vested Company RSU will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Accelerated Director RSU or Vested Company RSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Accelerated Director RSU or Vested Company RSU, as applicable, as of immediately prior to the Effective Time (the “Vested RSU Payments”). From and after the Effective Time, the holder of any canceled Accelerated Director RSU and Vested Company RSU, as applicable, will only be entitled to receive the Vested RSU Payment in respect of such canceled Accelerated Director RSU and/or Vested Company RSU; provided that, with respect to any Accelerated Director RSUs and Vested Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made at such other time or times following the Effective Time consistent with the terms of the Accelerated Director RSU and Vested Company RSU, as applicable, to the extent necessary to preserve the income tax treatment of such Accelerated Director RSU and Vested Company RSUs, as applicable, and as required in order to comply with Section 409A of the Code, if necessary. The foregoing payments will be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding.

Treatment of Unvested Company RSUs

At the Effective Time, each outstanding Unvested Company RSU held by anyone other than a non-employee director of Verint will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will have the same terms and conditions (including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated in the Merger Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts. The conversion of Unvested Company RSUs will be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had to obtain shares of Common Stock in respect of such Unvested Company RSUs, and the holder will only have the contingent right to receive the applicable Cash Replacement RSU Amounts.

Treatment of Vested Company PSUs

At the Effective Time, each outstanding Vested Company PSU will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company PSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time (the “Vested PSU Payments”). From and after the Effective Time, the holder of any canceled Vested Company PSUs will only be entitled to receive the Vested PSU Payment in respect of such canceled Vested Company PSU; provided that, with respect to any Vested Company PSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made at such other time or times following the Closing consistent with the terms of the Vested Company PSU to the extent necessary to preserve the income tax treatment of such Vested Company PSUs and as required in order to comply with Section 409A of the Code, if necessary.

Treatment of Unvested Company PSUs

At the Effective Time, each outstanding Unvested Company PSU will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time, which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash

Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at target levels of performance effective as of the Effective Time. All Cash Replacement PSU Amounts will have the same terms and conditions (including with respect to time-based vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company PSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement PSU Amounts. The conversion of Unvested Company PSUs will be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had to obtain shares of Common Stock in respect of such Unvested Company PSUs, and the holder will only have the right to receive the applicable Cash Replacement PSU Amounts.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will appoint a bank or trust company reasonably acceptable to Verint to act as the payment agent (the “Payment Agent”). Prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Payment Agent the aggregate per share Merger Consideration (provided that any portion of the Merger Consideration otherwise payable with respect to sellers of Common Stock which are subject to Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 and are held by the trustee appointed by Verint in accordance with the provisions of Section 102 thereof will be delivered to the trustee to be held in trust on behalf of the holders thereof, and released in accordance with the requirements of Section 102 and any regulations promulgated thereby, and the terms and conditions of any Israeli tax ruling or interim tax ruling obtained by Verint in accordance with the Merger Agreement).

Promptly after the Effective Time (and in any event no later than three business days after the Effective Time), Parent will send (or cause the Payment Agent to send) to each record holder of shares of Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration a letter of transmittal and instructions in forms reasonably satisfactory to Verint (which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery or transfer of the certificates (or affidavits of loss in lieu of the certificates) to the Payment Agent). Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of the shares represented by a certificate, within two business days, upon (1) surrender to the Payment Agent of a certificate, together with a completed and executed letter of transmittal, or (2) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Common Stock and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent.

Any cash deposited with the Payment Agent not claimed by the holders of shares of Common Stock twelve months after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Common Stock for the Merger Consideration in accordance with the exchange procedures in the Merger Agreement prior to that time will thereafter look only to Parent and the Surviving Corporation (as unsecured creditor thereof) for payment of the Merger Consideration.

Representations and Warranties

The Merger Agreement contains representations and warranties of Verint and Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Verint are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, occurrence, facts, condition, circumstance, development or effect

(each, an “Effect”) that, individually or in the aggregate with such other Effects has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of the operations of Verint and its subsidiaries, taken as a whole; provided, however, that, none of the following (alone or in combinations) will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) the negotiation, execution, announcement or performance of the Merger Agreement or the pendency or consummation of the Merger or other transactions contemplated by the Merger Agreement (including any litigation or any loss of or adverse change in the relationship of Verint and its subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, governmental authorities or other third parties related thereto (provided that this clause (A) will not apply with respect to any breach or inaccuracy of any representation or warranty set forth in Section 4.02(a) or Section 4.04 of the Merger Agreement));

(B) the identity of Parent or any of its affiliates as the acquiror of Verint, or any facts or circumstances concerning Parent or any of its affiliates, including any communication by any of them regarding plans, proposals or projections with respect to Verint, its subsidiaries or their employees;

(C) any change in economic, market, business, political, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;

(D) general conditions in any industry in which Verint and its subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;

(E) any changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);

(F) (i) any changes or proposed changes in applicable law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby or (ii) any effect arising out of or resulting from the Inflation Reduction Act of 2022, or any changes or proposed changes thereto;

(G) the taking of any action, or refraining from taking any action, in each case at the written direction, or with the consent, of Parent or Merger Sub, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their affiliates;

(H) any claim, demand or proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Parent, Merger Sub, Verint, the Board, any committee thereof and/or any of Parent’s or Verint’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger or any related transaction (including any such claim, demand or proceeding based on allegations that Verint’s entry into the Merger Agreement or the terms and conditions of the Merger Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Board, any member of the board of directors of any of Verint’s subsidiaries or any officer of Verint or any of its subsidiaries), in each case other than any proceeding solely among the parties hereto or their respective affiliates (“Transaction Litigation”) or any demand or proceeding for appraisal or the fair value of any shares of Common Stock pursuant to the DGCL in connection with the Merger Agreement;

(I) any outbreak, continuation or escalation of acts of terrorism (including cyber-terrorism), civil unrest, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date of the Merger Agreement;

(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation; or

(K) any failure by Verint to meet, or changes to, internal, published or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by Verint or any third parties), any change in Verint’s credit ratings, or any change in the price or trading volume of shares of Common Stock, Preferred Stock or other Verint securities (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by the definition of Company Material Adverse Effect);

provided, that in the case of (C), (D), (E), (F) and (I) above, such Effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent that such Effect has a materially disproportionate adverse effect on Verint and its subsidiaries, taken as a whole, as compared to other participants in the industry in which Verint and its subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

In the Merger Agreement, Verint made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and qualification to conduct business with respect to Verint and its subsidiaries;

•	Verint’s requisite corporate power and authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;

•	the necessary approval of the Board;

•	the requisite vote of Verint’s stockholders in connection with the Merger Agreement;

•	Verint’s and its subsidiaries’ possession of necessary governmental authorizations;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

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the absence of any conflict or violation of any organizational documents of Verint, certain existing contracts of Verint and its subsidiaries, applicable law or certain orders applicable to Verint or its subsidiaries or the resulting creation of any lien upon the properties or assets of Verint or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure of Verint as well as the ownership and capital structure of its subsidiaries;

•	the accuracy and completeness of Verint’s SEC filings;

•	Verint’s financial statements, internal control over financial reporting and disclosure controls and procedures;

•	the conduct of the business of Verint and its subsidiaries in the ordinary course of business since April 30, 2025;

•	the absence of any Company Material Adverse Effect since January 31, 2025;

•	the absence of specified undisclosed material liabilities;

•	legal proceedings and orders;

•	licenses, registrations, permits and other governmental authorizations;

•	Verint’s and its subsidiaries’ compliance with laws since January 31, 2024;

•	anti-corruption, trade controls and anti-money laundering law matters in the past three years and sanctions since April 24, 2019;

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the existence, validity and enforceability of specified categories of Verint’s and its subsidiaries’ material contracts, and notices with respect to violation, termination, material decrease in the amount of business or intent not to renew those material contracts therefrom;

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	insurance matters;

•	environmental matters;

•	intellectual property matters;

•	information technology systems;

•	real property owned, leased or subleased by Verint and its subsidiaries;

•	data security and privacy matters;

•	government contracts and government bids;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the rendering of Jefferies’ fairness opinion to the Board;

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the absence of any takeover laws or regulations or any anti-takeover provision in Verint’s organizational documents that would be applicable to Merger Agreement and the transactions contemplated thereby;

•	affiliate party transactions; and

•	information about Verint for inclusion in this proxy statement.

In the Merger Agreement, Parent and Merger Sub made customary representations and warranties to Verint that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•	both Parent’s and Merger Sub’s authority to enter into and perform the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;

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the absence of any conflict or violation of Parent’s and Merger Sub’s organizational documents, existing contracts or applicable law or order due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure and operations of Merger Sub;

•	the absence of any required vote or approval of holders of voting interests in Parent;

•	the absence of legal proceedings and orders;

•	matters with respect to the Financing and availability of funds;

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the solvency of Parent, Merger Sub and the Surviving Corporation and their respective subsidiaries as of the Effective Time and immediately after the Closing, including after giving effect to the Financing;

•	the absence of agreements (other than those contemplated by the Merger Agreement) between Parent and Merger Sub or any of their respective affiliates, and Verint’s stockholders;

•	the absence of any stockholder or management arrangements related to the Merger;

•	lack of ownership of capital stock of Verint;

•	payment of fees to brokers in connection with the Merger Agreement;

•	information concerning Parent and Merger Sub for inclusion in this proxy statement;

•	neither Parent nor Merger Sub being a “foreign person” nor being controlled by a “foreign person,” in each case, as defined in the Defense Production Act of 1950; and

•	the execution and delivery of the equity financing letter to Verint, the enforceability of the equity financing letter and the absence of defaults or breaches thereof.

The representations and warranties contained in the Merger Agreement will not survive the Effective Time.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except for matters (i) expressly permitted or contemplated by the Merger Agreement, (ii) disclosed in the confidential disclosure letter to the Merger Agreement, (iii) required by applicable law or the rules or regulations of NASDAQ or (iv) undertaken with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed, and provided that Parent will be deemed to have consented in writing if it provides no written response within five business days after a written request by Verint for such consent) during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Verint will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:

•	conduct its business in all material respects in the ordinary course, consistent with past practice; and

•	preserve substantially intact its business organization and material business relationships.

In addition, Verint has also agreed that, except for matters (i) expressly permitted or contemplated by the Merger Agreement, (ii) disclosed in the confidential disclosure letter to the Merger Agreement, (iii) required by applicable law or the rules or regulations of NASDAQ, or (iv) undertaken with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed, and provided that Parent will be deemed to have consented in writing if it provides no written response within five business days after a written request by Verint for such consent), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Verint will not, and will cause each of its subsidiaries not to:

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amend Verint’s certificate of incorporation or Bylaws, or amend in a manner materially adverse to Verint, any certificate of incorporation or Bylaws, or other comparable charter or organizational documents, of its subsidiaries;

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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of Verint or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Verint to its parent;

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split, combine or reclassify any capital stock of Verint or its subsidiaries, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Verint or any of its subsidiaries, or purchase, redeem or otherwise acquire any Verint securities, except the redemption of the Preferred Stock in accordance with the Merger Agreement or for acquisition of shares of Common Stock by Verint in satisfaction by holders of Verint’s equity awards (“Verint Equity Awards”) that are outstanding on the date of the Merger Agreement of the applicable exercise price or withholding taxes with respect to such Verint Equity Award in accordance with the applicable terms of such Verint Equity Award and the applicable Company Employee Plan (as defined in the Merger Agreement);

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issue, deliver, sell or grant any Verint securities or Verint Equity Awards, other than (a) the issuance of Common Stock in settlement of and pursuant to the terms of RSUs or PSUs that are outstanding as of a date specified in the Merger Agreement, and, in each case under clause (a), in accordance with and, to the extent required under, the applicable terms of such Verint Equity Award and the applicable Company Employee Plan, (b) any Verint securities withheld to cover taxes associated with the settlement of any RSU or PSU, in each case, that is outstanding on the specified date and in accordance with the applicable terms of such Verint Equity Award and the applicable Company Employee Plan, or (c) the issuance of shares of Common Stock upon the redemption or conversion of the Preferred Stock or conversion of Verint’s convertible notes (“Convertible Notes”) that are outstanding on the date of the Merger Agreement;

•	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of Verint;

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(a) increase, or modify in a manner detrimental to Verint, the salary, wages, benefits, bonuses, commissions or other compensation payable or to become payable to Verint’s or any of its subsidiaries’ current or former employees, directors, executive officers or other individual service providers (other than, subject to the limitations disclosed in the confidential disclosure letter to the Merger Agreement, ordinary course reasonable merit increases consistent with past practice and resulting from such individual’s annual performance review), (b) enter into, adopt, amend (in a way that increases the costs to Verint or any of its subsidiaries), or terminate any Company Employee Plan (or any plan, agreement, program, policy or other arrangement that would be a Company Employee Plan if in existence on the date of the Merger Agreement), (c) increase, grant, provide, promise or otherwise agree to any severance, termination, retention bonus, transaction bonus or change in control, phantom equity or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of Verint or any of its subsidiaries, (d) hire any employees, directors, executive officers or other individual service providers (including independent contractors) of Verint or any of its subsidiaries, other than, subject to the limitations disclosed in the confidential disclosure letter to the Merger Agreement in each case of the following clauses (1) and (2), (1) employees with a position below the Senior Vice President level after December 24, 2025; provided, that, the costs of hiring and compensating such employees is substantially similar to the costs for similarly-situated employees of Verint and such newly-hired employees are provided with standard severance benefits, and (2) employees who are hired to fill open positions or backfill positions, (e) terminate (other than for cause) the employment or services of any current or former employees, directors, executive officers or other individual service providers of Verint or any of its subsidiaries who has an annual base compensation in excess of $325,000, (f) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan (including accelerating the vesting of any Verint Equity Awards), (g) make grants under the Company Stock Plans (as defined in the Merger Agreement) or (h) grant to any current or former employees, directors, executive officers or other individual service providers of Verint or any of its subsidiaries any right to reimbursement, indemnification or payment for taxes incurred under Section 409A or Section 4999 of the Code, solely with respect to clauses (a) through (c) above, except as required to be made pursuant to the terms of

Company Employee Plans set forth in the confidential disclosure letter to the Merger Agreement or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date of the Merger Agreement;

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acquire or divest any business, assets or capital stock of or to, or make any investment in, any person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger consolidation, or otherwise), other than (a) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which would not be material to Verint and its subsidiaries as a whole), raw materials, equipment or similar assets, (b) divestitures of obsolete or used equipment in the ordinary course of business consistent with past practice, or (c) transactions solely between Verint and any of its subsidiaries or solely between subsidiaries of Verint;

•

sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of, assign, abandon, or let lapse or expire any intellectual property owned by Verint or any of its subsidiaries (“Company Intellectual Property”), material assets or material properties, except (a) non-exclusive licenses pursuant to contracts existing as of the date of the Merger Agreement, (b) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of Verint and its subsidiaries in the ordinary course of business consistent with past practice, (c) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (d) Permitted Liens (as defined in the Merger Agreement) (other than licenses of intellectual property, which are addressed in clauses (a) and (b)), or (e) the expiration of Company Intellectual Property in accordance with its maximum statutory term;

•

disclose any material confidential information or other trade secret to any person (other than to (a) Parent and its affiliates, (b) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions, (c) as expressly permitted pursuant to the terms of the Merger Agreement or (d) to the U.S. Patent and Trademark Office or any similar patent office or agency, in each case, in (and in the course of) filing or prosecuting a patent application related to such information, in the ordinary course of business consistent with past practice to the extent reasonably necessary), escrow any source code, or disclose, license, release, distribute, or make available, or grant any rights, to any source code other than in the ordinary course of business consistent with past practice;

•

make any material change to Verint’s or any of its subsidiaries’ policies related to personal or personally identifiable information, except as required to comply with applicable law or otherwise as directed or required by a governmental authority;

•

enter into any contract including any covenant explicitly limiting the ability of Verint or any of its subsidiaries to compete or engage in any line of business or to compete with any person in any geographic area, or pursuant to which any material benefit or material right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its affiliates after the Effective Time;

•

change any of the accounting methods, principles or practices used by Verint or any of its subsidiaries materially affecting their assets, liabilities or business, except for such changes that are required by GAAP, Regulation S-X promulgated under the Exchange Act or applicable law or as otherwise specifically disclosed in Verint’s reports filed with the SEC;

•

except for (a) intercompany loans between Verint and any of its wholly owned subsidiaries or between any wholly owned subsidiaries of Verint, or (b) revolving borrowings under and in accordance with Verint’s revolving credit facility (1) to pay off Verint’s Convertible Notes upon their maturity in accordance with their terms or (2) in the ordinary course of business for working capital purposes in an amount not to exceed $25,000,000 in the aggregate, (A) incur, issue or otherwise become liable for additional indebtedness in an aggregate amount in excess of $5,000,000, (B) modify in a manner materially adverse to Verint or its subsidiaries the terms of any material indebtedness existing as of the date of the Merger Agreement, or (C) assume, guarantee or endorse the obligations of any person (other than a wholly owned subsidiary of Verint) in an aggregate amount in excess of $5,000,000;

•

(a) amend in any manner adverse to Verint or any of its subsidiaries, extend (other than automatic extensions in accordance with its terms) or terminate (other than terminations upon the expiration of the then-current term) any Material Contract (as defined in the Merger Agreement), (b) enter into any contract that would be a Material Contract if entered into prior to August 24, 2025, or (c) enter into any contract which (1) has a term of greater than 12 months or (2) has an annual spend in excess of $5,000,000, including, in each case and without limitation, with respect to the procurement, licensing or use of software or related services (including in-bound license agreements or similar vendor agreements or arrangements), in each case of the foregoing clause (c) other than contracts which are terminable for convenience without penalty or payment with a notice period of 30 days or less;

•	grant any refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business consistent with past practice;

•

settle, pay, discharge or satisfy any proceeding, other than any proceeding that (a) involves only the payment of monetary damages not in excess of $2,000,000 individually or $10,000,000 in the aggregate for all such proceedings, or (b) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, Verint or any of its subsidiaries;

•	enter into, amend, extend, negotiate, or terminate any collective bargaining agreement, contract or other agreement or understanding with any union;

•

implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar applicable laws, or implicate labor protection payments under any collective bargaining agreement, contract or other agreement or understanding with any union;

•

(a) make (other than in the ordinary course of filing periodic tax returns), change or revoke any tax election, adopt or change any tax accounting period, in each case, that could reasonably be expected to give rise to a Company Material Adverse Effect, (b) request any ruling from any governmental authority with respect to material taxes of Verint or its subsidiaries, (c) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) related to any material amount of tax or (d) settle or compromise any material tax liability or agree to an extension or waiver of the statute of limitations with respect to a tax return with respect to material taxes (other than through a customary extension of a tax return);

•

make any loans or advances to any other person, except for (a) extensions of credit to customers in the ordinary course of business, (b) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with Verint’s policies related thereto or (c) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned subsidiaries of Verint;

•

make any capital expenditures (including any capitalized information technology projects unless such projects are already in process prior to the date of the Merger Agreement) in an amount exceeding $175,000, other than capital expenditures contemplated by and identified on the capital expenditure schedule made available to Parent; or

•	authorize, commit or agree to take any of the foregoing actions.

Solicitation of Other Offers

Certain Definitions

For purposes of this proxy statement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the confidentiality agreement, dated May 13, 2024 (as amended), between Verint and Thoma Bravo (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement does not contain provisions that prohibit Verint from complying with the provisions of Article 6 of the Merger Agreement. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with Verint relating to a potential acquisition of, or business combination with, Verint will not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement for all purposes under the Merger Agreement.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any third party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by, or issuance to, any third party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of Verint, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of outstanding voting or equity securities of Verint, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Verint or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Verint and its subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Verint or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Verint and its subsidiaries, taken as a whole, (iv) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Verint, pursuant to which the stockholders of Verint immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (v) any combination of the foregoing.

“Superior Proposal” means any bona fide written Acquisition Proposal not solicited in violation of Section 6.02 of the Merger Agreement that the Board or any committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into account such legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the certainty of, and the expected length of time to, closing and the form of consideration (and the risk of fluctuation in the value thereof)) and the third party making the Acquisition Proposal as the Board or any committee thereof reasonably deems relevant, would, if consummated, result in a transaction that is more favorable to Verint’s stockholders than the Merger (including any revisions to the terms of the Merger Agreement proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” is deemed to be references to “more than 50%” or “less than 50%,” respectively.

No-Shop Period

Except as otherwise permitted by the Merger Agreement, from and after the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement:

•

Verint will not, and will cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to directly or indirectly (other than with respect to Parent and Merger Sub):

•

solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (it being agreed that supplying non-public information in the ordinary course of business will not be prohibited);

•

engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any third party regarding an Acquisition Proposal or furnish to any third party information or provide to any third party access to the businesses, properties, assets or personnel of Verint or any of its subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal; or

•

enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to no-shop provisions of the Merger Agreement) with respect to an Acquisition Proposal or enter into or agree to enter into any agreement requiring Verint to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement;

•

Verint will, and will cause its subsidiaries to, and will direct and use reasonable best efforts to cause Verint’s and its subsidiaries’ representatives to, immediately cease and terminate any existing discussions or negotiations with any third party theretofore conducted by Verint, its subsidiaries or their respective representatives with respect to an Acquisition Proposal, and promptly following the No-Shop Period Start Date (and in any event within 48 hours), Verint must request that all non-public information previously provided by or on behalf of Verint or any of its subsidiaries to any such third party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such third party; and

•

Verint will enforce, and will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) unless the Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action (i) would prohibit the counterparty from making a confidential Acquisition Proposal to the Board and (ii) would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding anything to the contrary contained in the Merger Agreement, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the Stockholder Approval, (i) Verint receives a written Acquisition Proposal from a third party, (ii) such Acquisition Proposal did not result from a material breach of the no-shop provisions of the Merger Agreement and (iii) the Board or any committee thereof determines in good faith, after consultation with a Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then Verint, directly or indirectly through one or more of its representatives, may (a) furnish information and data with respect to Verint and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Verint and its subsidiaries and (b) enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party); provided, however, that Verint (1) will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in no event later than 36 hours after the time it is provided to such third party) provide to Parent any material non-public information concerning Verint or its subsidiaries provided to such third party, which was not previously provided to Parent.

Notwithstanding anything to the contrary contained in the Merger Agreement, but, with respect to the following clause (i), only prior to obtaining the Stockholder Approval, Verint, directly or indirectly through one or more of its representatives, may (i) following the receipt of an Acquisition Proposal from a third party that did not result from a breach of the no-shop provisions of the Merger Agreement, contact such third party in order to clarify and understand the terms and conditions of such Acquisition Proposal made by such third party in order to permit the Board (or any committee thereof) to determine whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) direct any persons making inquiry regarding a potential Acquisition Proposal to the Merger Agreement, including the specific no-shop provisions of the Merger Agreement.

From and after the date of the Merger Agreement, Verint must as promptly as practicable (but in no event later than 36 hours after such receipt) notify Parent in writing of Verint’s or any of its representatives’ receipt of any Acquisition Proposal, which notification must include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal) and the identity of the third party making such Acquisition Proposal (provided that, to the extent disclosure of the identity of the third party is expressly prohibited by a confidentiality agreement in place as of the date of the Merger Agreement, Verint may not take the actions described in clauses (a) and (b) in the second paragraph immediately preceding this paragraph unless such third party waives such prohibition). Verint must thereafter keep Parent reasonably informed on a prompt basis (and in any event within twenty-four hours of any such development) of the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the third party (or its representatives) making such Acquisition Proposal and Verint (or its representatives) promptly after receipt thereof.

Each of Parent and Merger Sub has agreed that neither it nor any of their respective subsidiaries or other affiliates will, and that each will use its reasonable best efforts to cause its and their respective representatives not to, enter into, or seek to enter into, any agreement, arrangement or understanding with a potential bidding third party (or any financing sources or representatives of such third party) that has the purpose or effect of interfering with Verint’s ability to obtain a Superior Proposal from such third party (including interfering with the ability of Verint or any financing source to hold discussions and negotiations with such third party in connection therewith) in accordance with the rights of Verint under the Merger Agreement; provided, however, that Parent and Merger Sub are not prevented from exercising their rights under the Merger Agreement.

Recommendation Change

The Merger Agreement prohibits the Board (or any committee thereof) from effecting an Adverse Recommendation Change except as described below.

Neither the Board nor any committee thereof, will take any of the following actions (each of which constitutes an Adverse Recommendation Change):

•

fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify in any manner adverse to Parent or Merger Sub, the recommendation that the stockholders adopt the Merger Agreement (the “Verint Recommendation”);

•	adopt, approve, endorse, recommend, or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal;

•	fail to publicly recommend against acceptance of any third-party tender offer or exchange offer for Common Stock within ten business days after commencement of such offer;

•

approve or recommend, or publicly propose to approve or recommend, or cause or permit Verint or any of its subsidiaries to execute or enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement pursuant to the no-shop provisions of the Merger Agreement);

•

fail to publicly reaffirm the Verint Recommendation within five business days after Parent so requests in writing (it being understood that Verint will have no obligation to make such reaffirmation on more than three separate occasions or if doing so would be inconsistent with applicable law, including fiduciary duties of the Board (provided Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed));

•	fail to include the Verint Recommendation in this proxy statement; or

•	resolve or publicly propose to take any action described in the above.

Notwithstanding the above or any other provision in the Merger Agreement, at any time prior to obtaining the Stockholder Approval, the Board or any committee thereof may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (i) make an Adverse Recommendation Change in response to either (a) a Superior Proposal or (b) any fact, event, change, development or circumstance not known or reasonably foreseeable by the Board as of the date of the Merger Agreement (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to (1) any Acquisition Proposal or (2) the mere fact, in and of itself, that Verint meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of the Common Stock or the credit rating of Verint (it being understood that the underlying cause of any of the foregoing in this clause (2) may be considered and taken into account) (such fact, event, change, development, circumstance or consequences thereof, an “Intervening Event”) and/or (ii) cause Verint to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal and authorize Verint to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement must be entered into promptly following such termination), subject in each case to compliance with the terms described in the two paragraphs immediately below, as applicable.

In the case of a Superior Proposal, (i) no Adverse Recommendation Change may be made and (ii) no termination of the Merger Agreement may be made in order to enter into a definitive agreement with respect to a Superior Proposal:

•	unless Verint, its subsidiaries and their respective representatives have complied with their obligations pursuant to the terms of the Merger Agreement with respect to such Superior Proposal;

•

until after the fourth business day following written notice from Verint advising Parent that the Board or any committee thereof intends to make an Adverse Recommendation Change and/or terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal and specifying the reasons therefor, including, the material terms and conditions of, and the identity of the third party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal will require a new notice, which will require a new notice period of two business days from the later of the end of the original notice period or delivery to Parent of such new notice, and compliance with the provisions described in this paragraph with respect to such new notice);

•

unless during such four business day period or two business day period following an amended proposal), Verint will, and will direct its representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to make such adjustments to the terms and conditions of the Merger Agreement and/or the Debt Commitment Letter as would enable the Board or a committee thereof to maintain the Verint Recommendation and not make an Adverse Recommendation Change or terminate the Merger Agreement; and

•

unless, prior to the expiration of such four business day period (or two (business day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of the Merger Agreement and/or the Debt Commitment Letter that the Board or a committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) to be at least as favorable to Verint’s stockholders as the Superior Proposal.

In the case of an Intervening Event, no Adverse Recommendation Change may be made:

•

until after the fourth business day following written notice from Verint advising Parent that the Board or any committee thereof intends to take such action and specifying the material facts underlying the determination by the Board or a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (it being understood and agreed that any material modifications or developments with respect to such Intervening Event will require a new notice, which will require a new notice period of two business days, and compliance with the provisions described in this paragraph with respect to such new notice);

•

unless during such four business day period (or two business day period following a material modification or development), Verint will, and will cause its representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to enable Parent to amend the Merger Agreement and/or the Debt Commitment Letter in such a manner that obviates the need for an Adverse Recommendation Change (including, if requested by Parent, permitting Parent to make a presentation to the Board regarding such adjustments); and

•

unless, prior to the expiration of such four business day period (or two business day period following a material modification or development), the Board or a committee thereof determines in good faith, taking into consideration any amendments to the Merger Agreement and the Debt Commitment Letter proposed in writing by Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Parent and Merger Sub have agreed that any proposals to amend the Merger Agreement and/or the Debt Commitment Letter in response to a notice of a Superior Proposal or a notice of an Intervening Event will be made on a confidential basis to Verint or, if directed by Verint, a Company Financial Advisor. For the avoidance of doubt, delivery of a notice of a Superior Proposal or a notice of an Intervening Event will not, in and of itself, constitute an Adverse Recommendation Change.

Nothing contained in the Merger Agreement will prohibit Verint from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to Verint’s stockholders if, in the good faith judgment of the Board or any committee thereof, after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law or any disclosure requirements under applicable law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions will not constitute or be deemed to constitute an Adverse Recommendation Change; provided that (1) any such statement or disclosure must be subject to the terms and conditions of the Merger Agreement and will not limit or otherwise affect the obligations of Verint or the Board and the rights of Parent under the Merger Agreement, and (2) nothing in the foregoing will be deemed to permit Verint or the Board to effect an Adverse Recommendation Change other than in accordance with the provisions described in this section.

Employee Matters

For a period of the earlier of (i) December 31, 2026, if the Closing occurs on or prior to June 30, 2026, or (ii) December 31, 2027, if the Closing occurs on or after July 1, 2026 (the “Covenant Period”) (or, in each case, if shorter, until the date of employment termination of the relevant Continuing Employee (as defined below)), Parent will, or will cause the Surviving Corporation to: (a) provide each employee of Verint or its subsidiaries immediately before the Effective Time who continues employment with Parent, the Surviving Corporation, or any subsidiary of Parent or the Surviving Corporation immediately following the Closing Date (each a “Continuing Employee”) with: (1) base salary or base hourly rate, as applicable, that is no less than the base salary or base hourly rate, as applicable, provided to such Continuing Employee immediately prior to the Effective Time; and (2) at Parent’s election either, (A) target annual cash incentive compensation opportunities (including commissions and annual cash bonuses) (but excluding retention, long-term incentive compensation, change in control or transaction bonus opportunities and equity and equity-based incentive compensation and disregarding any stock in lieu of cash or similar programs), in each case, in an amount that is no less favorable than the amount(s) provided to each such Continuing Employee immediately prior to the Effective Time or (B) an increase in base salary and/or, a modified target annual cash incentive opportunity such that, when combining clauses (1) and (2), the Continuing Employee’s annual target cash compensation in the aggregate is no less than such Continuing Employee’s historical total on-target earnings, as determined by Parent in good faith, as in effect immediately prior to the Effective Time. For a period until December 31, 2026, Parent will provide, or will cause the Surviving Corporation to provide, each Continuing Employee with employee benefits (including defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding defined benefit pension, nonqualified deferred compensation, severance, equity and equity-based incentive, long term incentive (except as provided in the Merger Agreement), retention, change in control and post-employment health and welfare benefits (such exclusions, collectively, the “Excluded Benefits”)) that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time under the Company Employee Plans set forth in the confidential disclosure letter to the Merger Agreement and foreign plans (excluding the Excluded Benefits). For the remainder of the Covenant Period following December 31, 2026, Parent will, or will cause the Surviving Corporation to, provide each Continuing Employee with employee benefits (including defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding the Excluded Benefits) that are either (I) substantially similar to those provided to such Continuing Employee as of December 31, 2026 under the Company Employee Plans set forth in the confidential disclosure letter to the Merger Agreement and the foreign plans (excluding the Excluded Benefits) or (II) no less favorable to those (other than the Excluded Benefits) provided to similarly situated employees of Parent. During the Covenant Period, Parent will, or will cause the Surviving Corporation to honor and maintain in effect, without any amendment or modification thereto, all severance benefit plans, programs, agreements and policies set forth in the confidential disclosure letter to the Merger Agreement (and as made available to Parent) applicable to Continuing Employees as in effect immediately prior to the Effective Time; provided, that any provisions therein relating to the treatment of outstanding equity awards will only apply to the Continuing Employee’s Cash Replacement RSU Amounts, Cash Replacement PSU Amounts, and/or Cash Replacement Phantom Share Amounts, as applicable, and will not apply to any equity awards issued following the Effective Time (unless otherwise determined in Parent’s sole discretion). Notwithstanding anything in the Merger Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by an agreement or other arrangement with a union will be governed by the applicable agreement until the expiration, modification or termination of such agreement in accordance with its terms or applicable law.

From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit for purposes of eligibility to participate, vesting (other than the vesting of future equity awards), accrual of vacation and paid time off entitlement, and severance benefits for service with Verint and its subsidiaries (or predecessor employers to the extent Verint provides such past service credit) under the comparable employee benefit plans, programs, and policies of Parent or the Surviving Corporation, as applicable, to the same extent and for the same purposes such Continuing Employee would have received credit under the analogous Company Employee Plans prior to the Closing; provided, that the foregoing will not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits or compensation. As of the Effective Time, Parent will, or will cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Employee Plan as of the Effective Time, which will not be subject to accrual limits or forfeiture.

From and after the Closing Date, with respect to each benefit or compensation plan, program, policy, or arrangement that is maintained, or will be maintained after the Closing Date, by Parent or any of its subsidiaries for any Continuing Employee (collectively, the “Parent Benefit Plans”), Parent will (or will cause the Surviving Corporation to) (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all Parent Benefit Plans to the extent that coverage pursuant to any such Parent Benefit Plan replaces the Continuing Employee’s coverage pursuant to a corresponding Company Employee Plan (to the same extent such waiting periods or restrictions on eligibility did not otherwise apply to (or were otherwise satisfied by) such Continuing Employee under the corresponding Company Employee Plan immediately prior to the Closing Date), (ii) use commercially reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing and at-work conditions, waiting periods, evidence of insurability requirements or similar requirements and required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions and exclusions did not apply to (or were otherwise met by) such Continuing Employee under the corresponding Company Employee Plan in which such Continuing Employee participated immediately prior to the Closing Date; (iii) use commercially reasonable efforts to provide each Continuing Employee and their eligible dependents with credit for any co-payments, co-insurance, and deductibles paid and credited in the plan year in which the Closing Date occurs that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan; and (iv) credit the accounts of the Continuing Employees pursuant to any Parent Benefit Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the corresponding Company Employee Plan that is a flexible spending account plan during the plan year in which participation under a flexible spending account Parent Benefit Plan is substituted for participation under a flexible spending account Company Employee Plan.

From and after the Closing Date, if the Closing Date occurs during Verint’s 2026 fiscal year, Parent will, or will cause the Surviving Corporation to, pay an annual bonus under each of the annual bonus and short-term cash-based incentive plans and programs sponsored or maintained by Verint or any of its subsidiaries (and made available to Parent) as of immediately prior to the Effective Time (each, an “Annual Bonus Plan”) to each Eligible Continuing Employee (as defined below) for Verint’s 2026 fiscal year, with the amount of each such annual bonus to be based on actual performance under such Annual Bonus Plan for such fiscal year (each, an “Annual Bonus”). The Annual Bonuses will be paid at the same time or times that annual bonuses are typically paid under the terms of such Annual Bonus Plan. For purposes of the foregoing, “Eligible Continuing Employee” means a Continuing Employee (i) who remains an employee of Verint, Parent, the Surviving Corporation, or any of their subsidiaries on the last day of the fiscal year in which the Effective Time occurs, or (ii) whose employment is terminated without “cause” or due to the Continuing Employee’s resignation with “good reason” before payment of the Annual Bonus. If the Closing Date occurs during Verint’s 2027 fiscal year, Parent will, or will cause the Surviving Corporation to, pay (in addition to any quarterly bonus for completed quarters that has not yet been paid) a pro-rated portion of the annual bonus under each Annual Bonus Plan for the 2027 fiscal year based on the portion of such year through the end of the fiscal quarter in which the Closing Date occurs to each Eligible Continuing Employee, with the amount of each such pro-rated annual bonus to be based on actual performance for such fiscal quarter. Thereafter, Parent will be permitted to replace the Annual Bonus Plans with alternative short-term incentive opportunities for participants in the Annual Bonus Plans, provided that such opportunities are at least equal to the target amounts of such participants’ opportunities under the Annual Bonus Plans.

If the Closing Date occurs while any election to pay any annual bonus or short-term incentive payment in shares of Common Stock or other Verint equity security for Verint’s 2026 fiscal year is outstanding, such annual bonus or other short-term incentive payment will instead be paid in cash but otherwise in accordance with all other terms of such election (inclusive of any incentive value provided for under the associated plan or arrangement).

Conditions to the Closing of the Merger

The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to Closing, of each of the following conditions:

•	the obtaining of the Stockholder Approval;

•

no governmental authority having jurisdiction over any party to the Merger Agreement having issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law having been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

•

the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act, and all consents required under any other antitrust law or FDI law of specified jurisdictions having been obtained or any applicable waiting period thereunder having expired or been terminated.

In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Parent of each of the following conditions:

•	with respect to the representations and warranties of Verint:

•

the representations and warranties of Verint relating to certain aspects of Verint’s corporate existence and power, corporate authorization, capitalization, brokers’ fees and takeover laws, to the extent qualified or limited by “materiality,” “Company Material Adverse Effect” or words of similar import, must be true and correct in all respects on the Closing Date as if made on the Closing Date and, to the extent not so qualified, must be true and correct in all material respects on the Closing Date as if made on the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects or all respects, as applicable, only as of such earlier date);

•

the representations and warranties of Verint relating to certain aspects of Verint’s capitalization must be true and correct in all respects on the date of the Merger Agreement and the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all respects only as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Verint, Parent and their respective affiliates, individually or in the aggregate, of more than $5,000,000; and

•

the other representations and warranties of Verint in the Merger Agreement must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Verint must have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•	since the date of the Merger Agreement, no Company Material Adverse Effect may have occurred; and

•

Parent must have received a certificate of Verint, signed on behalf of Verint by the Chief Executive Officer or the Chief Financial Officer of Verint, certifying that the foregoing conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Verint to consummate the Merger is subject to the satisfaction or waiver by Verint of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

•

Parent and Merger Sub must each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

Verint must have received a certificate of Parent, signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the foregoing conditions to the obligations of Verint to effect the Merger have been satisfied.

Indemnification and Insurance

The Merger Agreement provides that, for six years after the Effective Time, Parent will, or Parent will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by Verint’s and its subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date of the Merger Agreement. Neither Parent nor the Surviving Corporation will be obligated to pay annual premiums in excess of 350% of the amount per annum Verint paid pursuant to its most recent renewal prior to the date of the Merger Agreement, and if such premiums for such insurance at any time exceeds such amount, then the Surviving Corporation will cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium not exceeding such amount.

Verint will use commercially reasonable efforts to obtain “tail” or “runoff” policies if requested in writing by Parent, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by the Merger Agreement.

From and after the Effective Time, each of Parent and the Surviving Corporation will, to the fullest extent permitted by the organizational documents of Verint and its subsidiaries in effect as of the date of the Merger Agreement and any indemnification agreement in effect as of the date of the Merger Agreement between Verint and any Indemnified Party (as defined below): (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of Verint or of a subsidiary of Verint (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which will be advanced as they are incurred), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (a) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of Verint or any subsidiary of Verint or otherwise in connection with any action taken or not taken at the request of Verint or any subsidiary of Verint or (b) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of Verint (including in any capacity with respect to any employee benefit plan), in each of (a) or (b), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by the Merger Agreement or relating to the enforcement of the provision described in this paragraph or any other indemnification or advancement right of any Indemnified Party); and (ii) fulfill and honor in all respects the obligations of Verint pursuant to: (a) each indemnification agreement in effect as of the date of the Merger Agreement between Verint and any Indemnified Party; and (b) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or Bylaws of Verint as in effect on the date of the Merger Agreement. Parent will pay all expenses, including reasonable attorneys’ fees and expenses (which will be advanced as they are incurred), that may be incurred by Indemnified Parties in connection with their enforcement of their indemnification rights. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) will continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period will continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations described in this section and an Indemnified Party commences a suit which results in a determination that Parent or the Surviving Corporation failed to comply with such obligation, Parent will pay such Indemnified Party his or her costs and expenses (including reasonable attorney’s fees and expenses) in connection with such suit.

During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of Verint as of the date of the Merger Agreement.

In addition, if Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume the above obligations.

For more information, please see “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger” beginning on page 70 of this proxy statement.

Other Covenants

Regulatory Efforts

Verint and Parent will use their respective reasonable best efforts to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Verint will not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver), and (iii) the execution of and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

Verint and Parent (including, if applicable, its “ultimate parent entity,” as that term is defined in the HSR Act and its implementing regulations) will (i) promptly, but in no event later than 20 business days after the date of the Merger Agreement, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and will use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly and in compliance with all applicable laws make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable antitrust laws (to the extent required) and FDI laws; (iii) as promptly as reasonably practicable respond appropriately to any request by the DOJ or the FTC under the HSR Act or by any other governmental authority under applicable antitrust laws in connection with the Merger and the other transactions contemplated by the Merger Agreement; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by the Merger Agreement; and (v) defend any claim asserted in court by any governmental authority or any other person under antitrust laws or FDI laws in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date. Parent will pay all filing fees under the FDI laws, the HSR Act and other applicable antitrust laws, and Verint will not be required to pay any fees or other payments to any governmental authority in connection with any filings under the FDI laws, the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other transactions contemplated by the Merger Agreement.

Without limiting the generality of anything described above, each party will use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or proceeding by any governmental authority with respect to the Merger and the other transactions contemplated by the Merger Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, DOJ or any other governmental authority to the extent regarding the Merger and the other transactions contemplated by the Merger Agreement, or regarding any such request, inquiry or proceeding, and provide a copy of all written communications. In addition, Parent will lead discussions with all governmental authorities and determine strategy related to obtaining clearances and approvals contemplated in the Merger Agreement, subject to Parent’s good faith consultation with, and reasonable consideration of the views of, Verint. Subject to applicable law, in advance and to the extent practicable, each of Parent or Verint, as the case may be, will consult the other in good faith on all the information relating to Parent or Verint, as the case may be, and any of their respective subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by the Merger Agreement and will consider in good faith any comments by Parent or Verint, as the case may be. In addition, except as may be prohibited by any governmental authority or by any applicable law, in connection with any such request, inquiry or proceeding in respect of the Merger and the other transactions contemplated by the Merger Agreement, each party will permit authorized representatives of the other party to be present at each meeting or conference relating to such request, inquiry or proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental authority in connection with such request, inquiry or proceeding.

Without limiting the generality of anything described above, each of Parent and Verint will, and will cause each of its subsidiaries to, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust laws or FDI laws that may be asserted by any governmental authority or any other person so as to enable the parties to obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents, approvals, and the expiry or termination of any applicable waiting periods from governmental authorities to consummate the transactions contemplated by the Merger Agreement, including the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any proceeding by a governmental authority or any other person under antitrust laws or FDI laws. Notwithstanding anything to the contrary in the Merger Agreement, no party will be required to (and Verint and Verint and its subsidiaries will not, without the prior written consent of Parent), (i) propose, negotiate, commit to, effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent pursuant to the Merger Agreement, or (ii) enter into such other arrangements to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any proceeding by a governmental authority or any other person under antitrust laws or FDI laws that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by the Merger Agreement, other than, any action, concession or undertaking (other than any hold separate, sale, divestiture, license or other disposition of assets, properties or businesses) that (a) is conditioned on the Closing and (b) would not reasonably be expected to (1) have a material and adverse impact on the benefits expected to be derived by Parent from the transactions contemplated by the Merger Agreement or (2) be material, individually or in the aggregate, to the business, results of operation, financial condition or operations of Parent or Verint and its subsidiaries.

From the date of the Merger Agreement until the earlier of (i) the valid termination of the Merger Agreement in accordance with its terms and (ii) the expiration of termination of the waiting period under the HSR Act and any applicable FDI laws applicable to the transactions contemplated by the Merger Agreement, neither Parent nor Merger Sub (nor any other controlled affiliate of Parent) will enter into any agreement, transaction or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially and adversely affect or materially delay Parent’s or Merger Sub’s ability to: (a) obtain the timely expiration or termination of the waiting period under the HSR Act and any applicable FDI laws, or the authorizations, consents, orders and approvals required under any other applicable antitrust laws, applicable to the transactions contemplated by the Merger Agreement; (b) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement; or (c) obtain all other authorizations, consents, orders and approvals of governmental authorities necessary for the consummation of the transactions contemplated by the Merger Agreement in accordance with the terms and conditions of the Merger Agreement.

Transaction Litigation

Each of Verint, on the one hand, and Parent, on the other hand, will as promptly as reasonably practicable notify the other party in writing of, and will give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For these purposes, “participate” means that Verint or Parent, as the case may be, will keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which Verint or Parent, as the case may be, will consider in good faith, but the other party will not be afforded decision-making power or authority. Notwithstanding the foregoing, Verint will not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed).

Termination of the Merger Agreement

The Merger Agreement may be validly terminated at any time prior to the Closing:

•	by mutual written agreement of Parent and Verint (notwithstanding the Stockholder Approval);

•	by either Parent or Verint, upon written notice:

•	if the Closing Date has not occurred on or before the August 24, 2026 End Date (notwithstanding the Stockholder Approval); provided, that, if all other conditions to Closing have been satisfied or waived as of the initial End Date (other than those conditions which by their nature can only be satisfied at the Closing, each of which is able of being satisfied at the Closing), other than (i) the condition described in the second bullet of the first paragraph of “—Conditions to the Closing of the Merger” above (solely in the event the order or applicable law relates to the HSR Act, any FDI law or any other antitrust law of specified jurisdictions) and/or (ii) the condition described in third bullet of the first paragraph of “—Conditions to the Closing of the Merger” above, then the End Date will be automatically extended for three months (such date as so extended will constitute the End Date); provided, further, that the right to terminate the Merger Agreement as described in this sub-bullet will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

•

if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and such permanent prohibition has become final and non-appealable (notwithstanding the Stockholder Approval), provided, that the party seeking to terminate the Merger Agreement must have used its reasonable best efforts to have such order lifted if and to the extent required by the Merger Agreement, and provided, that the right to terminate the Merger Agreement as described in this sub-bullet is not available to any party whose material breach of any provision of the Merger Agreement was the proximate cause of, or proximately resulted in, the issuance or continuing existence of any such permanent order or other action; or

•

if the Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof), provided, that the right to terminate the Merger Agreement as described in this sub-bullet is not available to any party whose material breach of any provision of the Merger Agreement was the proximate cause of, or proximately resulted in, the failure to obtain such Stockholder Approval.

•	by Verint:

•

upon written notice, if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub, in either case which (i) would cause any of the conditions to the obligations of Verint not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Verint’s delivery of written notice describing such breach to Parent; provided, however, Verint will not be entitled to terminate the Merger Agreement if Verint is in breach of its obligations under the Merger Agreement such that Parent is entitled to terminate the Merger Agreement for such breach;

•

upon written notice, at any time prior to receipt of the Stockholder Approval, in order for Verint to enter into a definitive agreement with respect to a Superior Proposal (as described under “—Solicitation of Other Offers”); provided, that prior to, or substantially concurrently with, such termination Verint pays the Company Termination Fee (as defined below under “—Company Termination Fee; Parent Termination Fee—Company Termination Fee”); provided, further, that Verint will not be entitled to terminate the Merger Agreement as described in this sub-bullet unless Verint has complied in all material respects with the terms of the Merger Agreement with respect to the applicable Superior Proposal; or

•

if (i) the joint conditions to the obligations of each party to the Merger Agreement and the conditions to the obligations of Parent and Merger Sub have each been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummated the Merger at the Closing at the time required by the Merger Agreement, (iii) Verint has irrevocably notified Parent in writing that (a) Verint is ready, willing and able to consummate the Merger and (b) all conditions to the obligations of Verint have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions, and (iv) Parent or Merger Sub fail to consummate the Merger within three business days after receipt of the notice contemplated by (iii) above).

•	by Parent, upon written notice:

•

if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Verint which (i) would cause any of the conditions to the obligations of Parent and Merger Sub not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to Verint; provided, however, Parent will not be entitled to terminate the Merger Agreement if Parent is in breach of its obligations under the Merger Agreement such that Verint is entitled to terminate the Merger Agreement for such breach; or

•	at any time prior to receipt of the Stockholder Approval, if the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “—Recommendation Change”).

Company Termination Fee; Parent Termination Fee

Company Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, Verint will be required to pay to Parent a termination fee of $50,000,000 (the “Company Termination Fee”).

Verint must pay the Company Termination Fee if the Merger Agreement is terminated:

•	by Parent at any time prior to receipt of the Stockholder Approval because the Board or any committee thereof has effected an Adverse Recommendation Change;

•	by Verint at any time prior to receipt of the Stockholder Approval in order for Verint to enter into a definitive agreement with respect to a Superior Proposal; or

•

(i) by (a) either Parent or Verint because the Closing Date has not occurred on or before the End Date, subject to certain exceptions, or (b) by Parent because of a material uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Verint that results in a condition to Closing not being satisfied, (ii) at any time after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal has been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination and (iii) within twelve months after the date of such termination, Verint enters into a definitive agreement with respect to a specified Acquisition Proposal, which Acquisition Proposal is subsequently consummated.

For purposes of this paragraph, all references to “20% or more” or “less than 80%” in the definition of Acquisition Proposal is deemed to be references to “more than 50%” or “less than 50%,” respectively.

Parent Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, Parent will be required to pay to Verint a termination fee of $112,678,299 (the “Parent Termination Fee”).

Parent must pay the Parent Termination Fee if the Merger Agreement is terminated:

•

by Verint because of a material uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub that results in a condition to Closing not being satisfied;

•	by Verint upon a Parent Failure to Close; or

•

by Parent because the Closing Date has not occurred on or before the End Date and at the time of termination Verint had the right to terminate the Merger Agreement because of (i) a material uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub or (ii) a Parent Failure to Close.

Specific Performance

The parties to the Merger Agreement are entitled, in addition to any remedy to which they are entitled under the Merger Agreement, to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened or anticipated breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in specified courts (including the right of a party to cause the other party to consummate the Merger), without proof of damages or otherwise, prior to the termination of the Merger Agreement. Additionally, Verint will be entitled to an injunction, specific enforcement and other equitable relief requiring Parent or Merger Sub to consummate the Merger on the terms and conditions in the Merger Agreement, if and only if, (i) the joint conditions to the obligations of each party to the Merger Agreement and the conditions to the obligations of Parent and Merger Sub have each been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived, (ii) the Debt Financing has been funded or will be funded at the Closing, (iii) Verint has irrevocably confirmed in a written notice to Parent that (a) all conditions to the obligations of Verint have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it has irrevocably waived any unsatisfied conditions and (b) Verint is ready, willing and able to close the transactions contemplated by the Merger Agreement if the Debt Financing is funded at the Closing, and (iv) Parent and Merger Sub fail to complete the Closing in accordance with the terms of the Merger Agreement within three business days of receiving the notice contemplated by clause (iii).

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs or expenses.

Amounts incurred by Verint include those financial advisory fees payable and expected to be payable to Jefferies as disclosed in the section of this proxy statement titled “Opinion of Jefferies LLC.” In addition, Verint has agreed to pay Evercore for its financial advisory services in connection with the Merger a fee of $3.0 million payable contingent upon the closing of the Merger.

Amendment and Waiver

Subject to compliance with applicable law and NASDAQ’s rules and regulations, any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of Verint’s stockholders, no such amendment or waiver may be made or given after the Stockholder Approval that requires the approval of the stockholders of Verint under the DGCL unless the required further approval is obtained.

Governing Law

The Merger Agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS

Concurrently with the execution and delivery of the Merger Agreement on August 24, 2025, and as a condition and inducement to Parent’s and Verint’s willingness to enter into the Merger Agreement, the Supporting Stockholders entered into the Support Agreements with Parent and Verint. As of the Record Date, the Supporting Stockholders beneficially owned, collectively, approximately 14.5% (without giving effect to any vesting of restricted stock units) of the voting power of the Common Stock and Preferred Stock.

Pursuant to the Support Agreements, each of the Supporting Stockholders agreed, until the Expiration Time, at every meeting of Verint’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), the Supporting Stockholder will vote all of such Supporting Stockholder’s shares of Common Stock and Preferred Stock:

•	in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;

•

in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and

•

against (i) any action, proposal, transaction or agreement that, to the Supporting Stockholder’s knowledge, would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Each Supporting Stockholder further agreed (i) not to transfer their shares prior to the termination of the applicable Support Agreement (except to certain permitted affiliates), and (ii) to waive the right to exercise any and all appraisal rights under Section 262 of the DGCL (including by taking all actions necessary to opt out of any class in any class action claim) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of the Support Agreements or the Merger Agreement (including any claim seeking to enjoin or delay the Closing (as defined in the Support Agreements) or the Merger) or alleging a breach of any duty of the Board, Parent or Merger Sub in connection with the Merger Agreement, the Support Agreements or the transactions contemplated thereby.

The Support Agreements will terminate at the earliest to occur of (i) the Expiration Time, (ii) an Adverse Recommendation Change in respect of an Intervening Event in accordance with the Merger Agreement, or (iii) with respect to any Supporting Stockholder, at the election of such Supporting Stockholder in its sole discretion following any amendment of any term or provision of the original unamended Merger Agreement that reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on the Supporting Stockholder’s right to receive the consideration payable to such Supporting Stockholder pursuant to the Merger Agreement or imposes a material delay on the timing of receipt of such consideration.

Pursuant to the Support Agreements, each party to the Support Agreements, will be entitled to an injunction or injunctions to prevent breaches of the Support Agreements and to enforce specifically the terms and provisions of the Support Agreements. The Support Agreements are governed by Delaware law.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 89 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 39 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Verint Board of Directors and Reasons for the Merger” beginning on page 53 of this proxy statement, the Board, after considering the factors more fully described in such section, unanimously (i) declared the Merger Agreement and the consummation of the transactions contemplated by the Merger, including the Merger, to be advisable, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and authorized the execution and delivery of the Merger Agreement and the performance of our obligations under the Merger Agreement, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and that such proposal be submitted for approval of our stockholders at the Special Meeting.

Verint has outstanding (i) shares of Common Stock, with each holder of Common Stock entitled to one vote per share, and (ii) shares of Preferred Stock, with each holder of Preferred Stock entitled to vote together with the Common Stock on an as-converted basis on all matters submitted to the vote of holders of Common Stock. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes and each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. As of the Record Date, all shares of Preferred Stock were owned by an affiliate of Apax Partners. The affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock, voting together as a single class, as of the close of business on the Record Date is required to approve the Merger Proposal.

If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s shares will be voted in favor of the Merger Proposal.

Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

The Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Verint is providing its stockholders with a separate non-binding, advisory vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the Merger, as described in the table in the section titled “Quantification of Potential Payments and Benefits to Verint’s Named Executive Officers in Connection with the Merger” under “The Merger—Interests of the Directors and Executive Officers of Verint in the Merger.”

The Board unanimously recommends that the stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Verint’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section titled “The Merger —Interests of the Directors and Executive Officers of Verint in the Merger—Quantification of Potential Payments and Benefits to Verint’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

Vote Required

The Compensation Proposal is a vote separate and apart from the Merger Proposal. Accordingly, you may vote to approve and adopt the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. Because the Compensation Proposal is advisory only, it will not be binding on either Verint or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote on the Compensation Proposal.

The approval of the Compensation Proposal, on a non-binding, advisory basis, requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Compensation Proposal, such stockholder’s shares will be voted in favor of the Compensation Proposal. If a stockholder fails to vote on the Compensation Proposal, it will have no effect on the Compensation Proposal. If a stockholder abstains from voting on the Compensation Proposal, it will have the effect of a vote “AGAINST” the Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” Under the Bylaws, Verint may postpone, reschedule or cancel any special meeting of stockholders. Under the Bylaws, any meeting of stockholders may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. We may adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal.

Notwithstanding the foregoing, Verint’s right to adjourn or postpone the Special Meeting, and the number of times that Verint may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Verint does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of Verint and our stockholders to adjourn the Special Meeting if necessary or appropriate for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s shares will be voted in favor of the Adjournment Proposal. If a stockholder fails to vote on the Adjournment Proposal, it will have no effect on the Adjournment Proposal. If a stockholder abstains from voting on the Adjournment Proposal, it will have the effect of a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Verint’s Common Stock is listed on the NASDAQ under the symbol “VRNT”. There is no public trading market for Verint’s Preferred Stock.

As of October 14, 2025, which is the Record Date for the Special Meeting, there were (i) 60,594,610 shares of Common Stock issued and outstanding held by 1,391 stockholders of record (which record holders include holders who are nominees for an undetermined number of beneficial owners) and (ii) 200,000 shares of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock issued and outstanding held by one stockholder of record of each series. The actual number of holders of Common Stock is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.

We have never declared or paid any cash dividends on the shares of Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Parent, any cash dividends on our capital stock. We pay cash dividends on the shares of Preferred Stock in accordance with their terms.

On August 22, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Common Stock as reported on NASDAQ were $20.56 and $19.27 per share, respectively. The closing price of our Common Stock on NASDAQ on August 22, 2025 was $20.47 per share. On October 16, 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on NASDAQ was $20.23 per share.

Upon the consummation of the Merger, there will be no further market for our Common Stock and, as promptly as practicable thereafter, our Common Stock will cease trading on and be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of October 6, 2025 (the “Reference Date”) by:

•	each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of our Common Stock or Preferred Stock as of the Reference Date;

•	each member of the Board and each of our named executive officers; and

•	all members of the Board and our executive officers as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security.

•	A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from the Reference Date through the exercise of any option, warrant, or right.

•

Shares of Common Stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

•

The amounts and percentages are based upon 60,594,610 shares of Common Stock outstanding as of the Reference Date and, except in respect of the beneficial ownership of Valor Buyer LP, exclude shares of Common Stock issuable to Valor Buyer LP upon conversion of shares of Preferred Stock. See footnote 2 for more information.

•	The foregoing outstanding share number includes employee equity awards that have been settled but excludes awards that are vested but not yet delivered (if any).

•	The table below, however, includes awards that have vested or will vest within 60 days of the Reference Date even if the underlying shares have not yet been delivered.

Unless otherwise stated, the address for each beneficial owner is c/o Verint Systems Inc., Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Name of Beneficial Owner	Class Owned	Number of Shares of Common Stock Beneficial Ownership		Percentage of Total Shares of Common Stock Beneficially Owned(1)
Principal Stockholders:
Valor Buyer LP, c/o Apax Partners US, LLC 601 Lexington Ave, 53rd Floor New York, NY 10022	Series A and Series B Preferred Stock	9,641,904	(2)	13.7%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	7,858,111	(3)	13.0%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	Common Stock	5,138,456	(4)	8.5%
Glazer Capital, LLC 250 West 55th Street Suite 30A New York, NY 10019	Common Stock	3,243,915	(5)	5.4%
Directors and Executive Officers:
Dan Bodner	Common Stock	503,117		*
Elan Moriah	Common Stock	62,760		*
Peter Fante	Common Stock	28,439		*
Grant Highlander	Common Stock	70,856		*

Name of Beneficial Owner	Class Owned	Number of Shares of Common Stock Beneficial Ownership	Percentage of Total Shares of Common Stock Beneficially Owned(1)
Linda Crawford	Common Stock	18,553		*
Stephen Gold	Common Stock	28,473		*
William Kurtz	Common Stock	20,193		*
Andrew Miller	Common Stock	26,895		*
Richard Nottenburg	Common Stock	6,859		*
Kristen Robinson	Common Stock	15,739		*
Yvette Smith	Common Stock	11,034		*
Jason Wright	Common Stock	—		*
All executive officers and directors as a group (a total of 12 persons)	Common Stock	792,918	1.3%

*	Less than 1%

(1)

Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all shares listed as owned by such person or entity.

(2)

As of the Reference Date, Valor Buyer LP owned 200,000 shares of our Series A Preferred Stock and 200,000 shares of our Series B Preferred Stock, representing 100% of the outstanding shares of each such series. These shares were collectively convertible into 9,578,720 shares of Common Stock (or 13.7% of our Common Stock) as of the Reference Date, or 9,641,904 shares of Common Stock (or 13.7% of our Common Stock) inclusive of shares of Common Stock issuable on account of accumulated and unpaid dividends if the Preferred Stock were converted 60 days after the Reference Date.

(3)

As reported in the Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has shared voting power over 46,743 shares of Common Stock, sole dispositive power over 7,738,128 shares of Common Stock, shared dispositive power over 119,983 shares of Common Stock, and no sole voting power over Common Stock.

(4)

As reported in the Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power over 5,013,199 shares of Common Stock, sole dispositive power over 5,138,456 shares of Common Stock, and no shared voting power or shared dispositive power over Common Stock.

(5)

As reported in the Schedule 13G filed with the SEC on October 6, 2025 by Glazer Capital, LLC and Paul J. Glazer (together, “Glazer”), Glazer has shared voting power over 3,243,915 shares of Common Stock, no sole dispositive power over Common Stock, shared dispositive power over 3,243,915 shares of Common Stock, and no sole voting power over Common Stock.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2026 (“2026 Annual Meeting”) only if the Merger is not consummated.

Proposals which stockholders desire to have included in our proxy statement for the 2026 Annual Meeting, pursuant to Regulation 14a-8 under the Exchange Act, must be addressed to our Corporate Secretary and received by us not later than the close of business on January 8, 2026. Such proposals must be addressed to Verint Systems Inc., at 225 Broadhollow Road, Melville, New York 11747, and should be submitted to the attention of our Corporate Secretary by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2026 Annual Meeting is March 24, 2026. Our proxy related to the 2026 Annual Meeting may give discretionary authority to the proxy holders to vote with respect to all such proposals received by us.

The requirements found in our Bylaws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

In accordance with our Bylaws, any stockholder entitled to notice of and to vote for the election of directors at the 2026 Annual Meeting may nominate persons for election as directors at the 2026 Annual Meeting only if our Corporate Secretary receives written notice of any such nominations no earlier than February 19, 2026 and no later than March 21, 2026. However, if the number of directors to be elected at the 2026 Annual Meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the Board by at least January 28, 2026, then a stockholder’s notice will be considered timely with respect to nominees for the new positions created by the increase that are to be filled by election at the 2026 Annual Meeting, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted, on a timely basis and in proper written form, a stockholder notice relating to nominees for such meeting, if it is received by our Corporate Secretary no later than the close of business on the tenth calendar day after we make such public announcement.

Any stockholder notice of intention to nominate a director must include:

•	as to the nominee:

•	the name, age, business address and residential address of such person;

•	the principal occupation or employment of such person;

•	the class, series and number of our securities that are owned of record or beneficially by such person;

•	the date or dates the securities were acquired and the investment intent of each acquisition;

•

information regarding the qualifications of such person to serve as a director and any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation);

•	a description in reasonable detail of any and all potential or actual conflicts of interest of such nominee with us; and

•

any other information relating to such person that the Board or any nominating committee of the Board reviews in considering any person for nomination as a director, as will be provided by our Corporate Secretary upon request;

•	as to the stockholder giving the notice and any Stockholder Associate (as such term is defined below):

•	the name and address of the stockholder, as they appear on our stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate;

•

a representation that the stockholder is a holder of record of our securities entitled to vote at the meeting and intends to remain so through the date of the meeting and to attend the meeting (or cause its proxyholder or qualified representative to attend the meeting) to nominate the person or persons specified in the stockholder’s notice;

•	the class, series and number of our securities that are owned of record or beneficially by the stockholder or any Stockholder Associate as of the date of the stockholder’s notice;

•

a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, and any other material relationships between or among the stockholder giving the notice or any Stockholder Associate, on the one hand, and the proposed nominee(s) and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any successor provision promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associate were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant;

•	whether and the extent to which the stockholder or any Stockholder Associate holds any Derivative Instruments (as that term is defined in our Bylaws);

•	an accounting of any equity interests, including any convertible instruments or Derivative Instruments, in any of our key competitors (as such terms are used in our Bylaws) of ours, and

•

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by the stockholder or any Stockholder Associate;

•	a representation on behalf of the stockholder giving the notice and any Stockholder Associate, or any group of which it is a member, pursuant to which such persons acknowledge and agree:

•

that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of such director nominees other than the nominees of the Board or a duly authorized committee thereof in accordance with Rule 14a-19(a)(3) under the Exchange Act;

•

that it will notify the Corporate Secretary promptly if any change occurs with respect to the intent of such stockholder or Stockholder Associate, or the group of which it is a part, to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the nominees of the Board or a duly authorized committee thereof, or with respect to the names of such stockholder’s or Stockholder Associate’s nominees;

•	that if such stockholder or Stockholder Associate, or the group of which it is a part, (y) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (z) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then we will disregard any proxies or votes solicited for such stockholder’s or Stockholder Associate’s nominees, and

•

that, upon our request, if such stockholder or Stockholder Associate, or the group of which it is a part, provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder or Stockholder Associate will deliver to us, no later than five business days prior to the 2026 Annual Meeting, reasonable documentary evidence (as determined by us or one of our representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act; and

•	a written consent of each proposed nominee to being named in the proxy materials as a nominee and to serve as a director of Verint, if elected.

For purposes of the notice, a “Stockholder Associate” of any stockholder means (i) a beneficial owner or beneficial owners, if any, of securities of Verint owned of record or beneficially by the stockholder; (ii) each Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of the stockholder or beneficial owner(s); and (iii) any other person who is, to such stockholder’s or beneficial owner’s actual knowledge, after reasonable inquiry, acting in concert with such stockholder or beneficial owner in connection with the stockholder’s proposal of business or nomination at a meeting of Verint’s stockholders.

For complete information regarding the procedures for stockholder nominations of directors, see our Bylaws.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Verint’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the 2025 Annual Meeting. Accordingly, for the 2026 Annual Meeting, we must receive such notice no later than April 20, 2026. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Verint filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•	Verint’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on March 26, 2025;

•

Verint’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, filed with the SEC on June 4, 2025 and Verint’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the SEC on September  2, 2025;

•

Verint’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May  8, 2025 (other than the portions that are not required to be incorporated by reference into Verint’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025); and

•	Verint’s Current Reports on Form 8-K filed with the SEC on March 25, 2025, March 25, 2025, June 20, 2025, and August 25, 2025.

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement (in each case excluding any information furnished and not filed). Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or corresponding information furnished under Item 9.01, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Verint through the SEC’s website, www.sec.gov, or through Verint’s website, www.verint.com/investor-relations. The information included on our website is not incorporated by reference into this proxy statement.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Verint Systems Inc.

225 Broadhollow Road

Melville, New York 11747

ir@verint.com

(631) 962-9600

If you would like to request documents from us, please do so by November 14, 2025, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS

Verint has supplied all information relating to Verint, and Parent has supplied, and Verint has not independently verified, all of the information relating to Parent and Merger Sub contained in “Summary—The Parties” beginning on page 2 of this proxy statement and “The Parties” beginning on page 31 of this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 20, 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

VERINT SYSTEMS INC.,

CALABRIO, INC.

and

VIKING MERGER SUB, INC.

August 24, 2025

A-i

A-ii

Exhibit A – Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit B – Form of By-laws of the Surviving Corporation

Exhibit C – Form of Support Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated August 24, 2025, is entered into by and among Verint Systems Inc., a Delaware corporation (the “Company”), Calabrio, Inc., a Delaware corporation (“Parent”), and Viking Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting;

WHEREAS, the board of directors of Parent has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Merger Sub;

WHEREAS, substantially concurrently with the delivery of this Agreement and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company’s stockholders (the “Supporting Stockholders”) have entered into support agreements with the Company, Parent and Merger Sub, substantially in the form attached hereto as Exhibit C, pursuant to which, among other things, the Supporting Stockholders have agreed to vote in favor of the transaction contemplated by this Agreement (the “Support Agreements”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Thoma Bravo Fund XIV, L.P. (the “Equity Investor”) is entering into an equity financing commitment letter in favor of Parent (the “Equity Financing Letter”), pursuant to which the Equity Investor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement does not contain provisions that prohibit the Company from complying with the provisions of Article 6. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a potential acquisition of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes under this Agreement.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by, or issuance to, any Third Party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (v) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, the Supporting Stockholders shall not be deemed to be an “Affiliate” of the Company or any of its Subsidiaries.

“Aggregate Merger Consideration” means the sum of the aggregate per share Merger Consideration, plus the aggregate Vested RSU Payments, plus the aggregate Vested PSU Payments, plus the aggregate Vested Phantom Share Payments, plus the Preferred Stock Redemption Amount.

“Anti-Money Laundering Laws” means the applicable anti-money laundering statutes, and the regulations thereunder, of any jurisdiction in which the Company or any of its Subsidiaries conducts business or is located, including, without limitation, the US Money Laundering Control Act of 1986, the Bank Secrecy Act of 1970, and the USA PATRIOT Act of 2001 (as amended and updated) and their implementing regulations.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon and applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by Applicable Law to close.

“Capped Call Documentation” means those certain (i) Base Call Option Transaction Confirmations, dated as of April 6, 2021, by and between the Company, on the one hand, and Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies International Limited, and Mizuho Markets Americas LLC (the “Capped Call Dealers”), on the other hand, each as amended by those certain side letters, dated as of April 6, 2021 and April 29, 2021, respectively, by and between the Company and the Capped Call Dealers, and (ii) Additional Call Option Transaction Confirmations, dated as of April 8, 2021, by and between the Company, on the one hand, and the Capped Call Dealers, on the other hand, each as amended by those certain side letters, dated as of April 8, 2021 and April 29, 2021, respectively, by and between the Company and the Capped Call Dealers.

“Capped Calls” means the transactions evidenced by the Capped Call Documentation.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of April 30, 2025 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended April 30, 2025.

“Company Balance Sheet Date” means April 30, 2025.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub prior to or simultaneously with the execution of this Agreement.

“Company Employee Plan” means (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) each employment, severance, retention or change in control contract, plan, arrangement, or policy and (iii) each other material plan or arrangement providing for compensation (including variable cash compensation and commissions), bonuses, profit-sharing, stock options or other stock-related rights or other forms of incentive or deferred compensation, health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, severance benefits, and post-employment or retirement benefits (including compensation, pension, health, medical, or life insurance benefits), other than any such offer letter that is substantially similar to the form of offer letter Made Available to Parent and terminable “at will” (or following a notice period imposed by Applicable Law) without any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control, or similar payment, and other than any such contract, plan, arrangement, or policy that is statutorily mandated and exclusively maintained by a Governmental Authority in a non-U.S. jurisdiction, which, in each case of clauses (i) through (iii), is maintained, administered or contributed to by the Company or any Subsidiary of the Company, including for the benefit of any current or former employee, director or individual service provider of the Company or any Subsidiary of the Company, or for which the Company or any Subsidiary of the Company has any current liability or obligation (contingent or otherwise).

“Company Equity Awards” means the Company RSUs, the Company PSUs, and the Company Phantom Shares.

“Company Financial Advisor” means Jefferies LLC (“Jefferies”) or another independent financial advisor of nationally recognized reputation.

“Company Material Adverse Effect” means any change, event, occurrence, facts, condition, circumstance, development or effect (each, an “Effect”) that, individually or in the aggregate with such other Effects has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following (alone or in combination) shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) the negotiation, execution, announcement or performance of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any litigation or any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, Governmental Authorities or other Third Parties related thereto (provided that this clause (A) shall not apply with respect to any breach or inaccuracy of any representation or warranty set forth in Section 4.02(a) or Section 4.04));

(B) the identity of Parent or any of its Affiliates as the acquiror of the Company, or any facts or circumstances concerning Parent or any of its Affiliates, including any communication by any of them regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees;

(C) any change in economic, market, business, political, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;

(D) general conditions in any industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;

(E) any changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);

(F) (i) any changes or proposed changes in Applicable Law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby or (ii) any effect arising out of or resulting from the Inflation Reduction Act of 2022, or any changes or proposed changes thereto;

(G) the taking of any action, or refraining from taking any action, in each case at the written direction, or with the consent, of Parent or Merger Sub, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their Affiliates;

(H) any Transaction Litigation or any demand or Proceeding for appraisal or the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(I) any outbreak, continuation or escalation of acts of terrorism (including cyber-terrorism), civil unrest, hostilities, sabotage, or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;

(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation; or

(K) any failure by the Company to meet, or changes to, internal, published, or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by the Company or any Third Parties), any change in the Company’s credit ratings, or any change in the price or trading volume of shares of Company Common Stock, Company Preferred Stock or other Company Securities (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition).

provided that in the case of clauses (C), (D), (E), (F) and (I), such Effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such Effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Phantom Shares” means each phantom share that entitles the holder thereof to a cash payment based on the fair market value of a share of Company Common Stock that was granted under any Company Stock Plan or otherwise whose vesting as of immediately prior to the Effective Time is conditioned solely on service-based vesting conditions.

“Company PSU” means each restricted stock unit granted under any Company Stock Plans or otherwise whose vesting as of immediately prior to the Effective Time is conditioned in full or in part based on achievement of performance-based goals or metrics.

“Company Return” means any income or other material Tax Return of the Company or any of its Subsidiaries.

“Company RSU” means each restricted stock unit granted under any Company Stock Plans or otherwise whose vesting as of immediately prior to the Effective Time is conditioned solely on service-based vesting conditions.

“Company Stock Plans” means the Verint Systems Inc. 2019 Long-Term Stock Incentive Plan and the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Company Termination Fee” means an amount equal to $50,000,000.

“Contract” means any legally binding contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“Convertible Notes” means the 0.25% Convertible Senior Notes due 2026 of the Company issued under the Convertible Notes Indenture.

“Convertible Notes Indenture” means the Indenture, dated as of April 9, 2021, by and between the Company and Wilmington Trust, National Association, as trustee.

“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

“CTA” means the Clean Team Confidentiality Agreement, dated June 17, 2025, between the Company and Thoma Bravo, L.P.

“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide, syndicate or arrange all or any part of the Debt Financing, including the agent and lender parties to the Debt Commitment Letter and any agent and lender parties to any joinder agreements, credit agreements or similar documents entered into in connection therewith, together with their respective Affiliates and their and their respective former, current and future Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns; provided that in no event shall Parent or an Affiliate thereof (other than a bona fide debt fund or investment vehicle that in the ordinary course of its business is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or advises funds or other investment vehicles engaged in such undertaking), or any of their respective Representatives, constitute a Debt Financing Source.

“Environmental Law” means any Applicable Law concerning pollution, the protection, preservation or restoration of human health or safety or protection of the natural environment, including any such Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any Hazardous Substance.

“Environmental Permits” means any Governmental Authorizations issued under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity that is or was, at a relevant time with respect to which the Company or any of its Subsidiaries continues to have any liability, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

“Ex-Im Laws” means all applicable U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, judgments, writs, decrees and orders of any Governmental Authority relating to export, reexport, transfer, retransfer, and import controls, including the U.S. Export Administration Regulations and International Traffic in Arms Regulation, the customs and import Laws administered by U.S. Customs and Border Protection and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDI Laws” means any and all applicable Laws, regulations, statutes, rules, orders, decrees, or other legal requirements of any Governmental Authority relating to or governing foreign ownership, foreign investment, or the review, approval, notification, or restriction of foreign direct investment.

“Foreign Plan” means any Company Employee Plan that is maintained outside of the United States of America.

“Fraud” means an intentional act of common law fraud in the making of the representations and warranties set forth in Article 4 (in the case of the Company) or the representations and warranties set forth in Article 5 (in the case of Parent and Merger Sub), in each case with the specific intent to deceive and mislead the other party with respect to such representations and warranties.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or trans-governmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Israel Innovation Authority.

“Governmental Authorizations” means, with respect to any Person, all licenses, registrations, qualifications, clearances, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, would result in a Government Contract.

“Government Contract” means any Contract for the delivery of supplies or provision of services by or between the Company or any of its Subsidiaries, on the one hand, and any (i) Governmental Authority or (ii) by or between the Company as a subcontractor at any tier and any other Person in connection with any Contract with a Governmental Authority, on the other hand.

“Government Grant” means any grant, subsidy, or award from the U.S., the government of the State of Israel or any other Governmental Authority.

“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material, per- and polyfluoroalkyl substances, or polychlorinated biphenyl, as listed or regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, as to the Company and its Subsidiaries, without duplication, all (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes or debentures, (iii) indebtedness of the Company and its Subsidiaries evidenced by letters of credit to the extent drawn and not cash collateralized, (iv) obligations of the Company or any of its Subsidiaries under leases required to be capitalized under GAAP (but excluding the effects of Financial Accounting Standards Board Accounting Standard Codification 842), (v) obligations of the Company or any of its Subsidiaries in respect of interest rate and currency obligation swaps and hedging arrangements, in each case, calculated as if the applicable swap or hedging arrangement was terminated at the Effective Time, (vi) liabilities related to the deferred purchase price of property or services (including any earn-outs, contingent payments, seller notes or other similar obligations), and (vii) obligations of the Company or any of its Subsidiaries to guarantee the types of payment obligations set forth in clauses (i) through (iii) above on behalf of any Person other than the Company or its Subsidiaries; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement and for clarification, Indebtedness shall not include (A) any letters of credit to the extent not drawn (or otherwise cash collateralized), (B) surety bonds, performance bonds or other bonds to the extent not drawn (or otherwise cash collateralized), (C) any intercompany indebtedness among the Company and its Subsidiaries (including between Subsidiaries), (D) deferred rent arising from free rental periods at the beginning of any lease, (E) any prepaid amounts, customer deposits or deferred revenue, (F) trade payables or other current liabilities in the ordinary course of business, (G) obligations under operating leases, (H) any fees, costs and expenses to the extent incurred by or at the written direction of Parent or Merger Sub relating to Parent’s, Merger Sub’s or any of their respective Affiliates’ financing (including, without limitation, the Equity Financing or any Debt Financing) for the transactions contemplated by this Agreement or any other liabilities or obligations incurred by Parent, Merger Sub or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or otherwise, (I) short-term deferred revenues, (J) any Taxes, (K) obligations arising under revenue sharing agreements or conditional sale obligations or (L) any fees, costs and expenses incurred pursuant to Section 6.18.

“Knowledge of the Company” means the actual knowledge of each of the individuals identified in Section 1.01(a) of the Company Disclosure Schedule assuming reasonable inquiry of such individual’s direct reports primarily responsible for such matters.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Made Available” means that such information, document or material was: (i) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (ii) delivered to Parent or Parent’s Representatives in hard copy form or via ShareFile or similar service, or via email (with receipt confirmed via subsequent communication or discussion) prior to the execution of this Agreement; or (iii) made available for review by Parent or Parent’s Representatives prior to the execution of this Agreement in the “Project Viking” virtual data room hosted by Intralinks and maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

“Material Subsidiary” means each Subsidiary of the Company that is a “Significant Subsidiary” (as defined in Regulation S-X, 17 CFR § 210.1-02(w)).

“Nasdaq” means Nasdaq Global Select Market.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, or ruling enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator of competent jurisdiction that is binding upon or applicable to such Person or its property.

“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by the Parent and Merger Sub and delivered to the Company prior to or simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” means any event, change, occurrence, development or state of circumstances that, individually or in the aggregate, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

“Parent Termination Fee” means an amount equal to $112,678,299.

“Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes, assessments, utilities or other governmental charges or levies that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith and for which appropriate reserves have been established by the Company in accordance with GAAP, (iii) customary interests of lessors and sublessors of any leased properties and other statutory Liens in favor of lessors and sublessors, (iv) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, including any Lien on Company Intellectual Property that is not material to the business of the Company or its Subsidiaries, (v) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property, (vi) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar obligations, (vii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (viii) nonexclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, (ix) Liens imposed by any applicable loan agreements or indentures, (x) Liens that do not materially adversely affect the use of or impair the value of the asset or property subject to such Liens, (xi) any Lien incurred in the ordinary course of business since the Company Balance Sheet Date, (xii) any Liens that would be discharged or released at or prior to the Closing, and (xiii) any Lien securing capital lease obligations or purchase money debt.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any suit, charge, complaint, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration panel.

“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting solely in such capacity.

“Required Information” means (i) the Company Balance Sheet, and (ii) such other customary information required to obtain the Debt Financing and reasonably requested by Parent or the Debt Financing Sources.

“Sanctioned Country” means any country or region or government thereof that is, or has been since April 24, 2019, the subject or target of Sanctions or a comprehensive embargo under Trade Control Laws by the U.S. (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Sanctions including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”) or the U.S. Department of State; (ii) any Person located, organized, or ordinarily resident in a Sanctioned Country; or (iii) to the extent applicable by operation of Law, any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or, as applicable, otherwise controlled by a Person or Persons described in clauses (i) or (ii).

“Sanctions” means all applicable U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, judgments, writs, decrees and orders of any Governmental Authority relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC, BIS or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union and the United Nations Security Council.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A convertible preferred stock, par value $0.001 per share, of the Company.

“Series B Preferred Stock” means the Series B convertible preferred stock, par value $0.001 per share, of the Company.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal not solicited in violation of Section 6.02 that the Company Board or any committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into account such legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the certainty of, and the expected length of time to, closing and the form of consideration (and the risk of fluctuation in the value thereof)) and the Third Party making the Acquisition Proposal as the Company Board or any committee thereof reasonably deems relevant, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the Merger (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” shall be deemed to be references to “more than 50%” or “less than 50%,” respectively.

“Tax” means any tax or other like governmental assessment or charge, duty, fee or liability in the nature of a tax (including withholding tax required by applicable tax law on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto.

“Tax Return” means any report, return, document, declaration or other information filed or required to be filed with or supplied to a Taxing Authority with respect to Taxes, including information returns and any document accompanying payments of estimated Taxes.

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than (i) the Company or any of its controlled Affiliates or (ii) Parent or any of its Affiliates or Representatives.

“Transaction Litigation” means any claim, demand or Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Parent, Merger Sub, the Company, the Company Board, any committee thereof and/or any of Parent’s or the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the

Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries), in each case other than any Proceeding solely among the parties hereto or their respective Affiliates.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury and the Internal Revenue Service.

“Unvested Company Phantom Share” means each Company Phantom Share that is outstanding as of immediately prior to the Effective Time and not a Vested Company Phantom Share.

“Unvested Company PSU” means each Company PSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company PSU.

“Unvested Company RSU” means each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU.

“U.S.” means the United States of America including all states, the District of Columbia, and all territories and possessions of the United States of America.

“Vested Company PSU” means each Company PSU that is outstanding, vested and remains unsettled as of immediately prior to the Effective Date or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the transactions contemplated herein (including, for the avoidance of doubt, any Company PSU (if any) for which the applicable vesting condition is met prior to or as a result of the consummation of the transactions contemplated herein).

“Vested Company Phantom Share” means each Company Phantom Share that is outstanding, vested and remains unpaid as of immediately prior to the Effective Date or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the transactions contemplated herein.

“Vested Company RSU” means each Company RSU that is outstanding, vested and remains unsettled as of immediately prior to the Effective Date or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the transactions contemplated herein.

“Willful and Material Breach” means a material breach that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act, or the failure to cure such breach, would cause or constitute, or would reasonably be expected to result in, such material breach.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accelerated Director RSUs	2.06(a)
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Alternative Financing	6.17(b)
Annual Bonus	6.07(d)
Annual Bonus Plan	6.07(d)
Anti-Corruption Laws	4.13(a)
Bankruptcy and Equity Exceptions	4.02(a)
Capitalization Date	4.05(a)
Capped Call Dealers	1.02(a)
Cash Replacement PSU Amounts	2.06(d)
Cash Replacement RSU Amounts	2.06(b)

Term	Section
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Board	Recitals
Company Common Stock	Section 2.03(a)
Company Intellectual Property	4.20(k)(i)
Company Leased Real Property	4.21(b)
Company Preferred Stock	4.05(a)
Company Recommendation	4.02(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(b)
Confidentiality Agreement	6.19
Continuing Employee	6.07(a)
Copyrights	4.20(k)(ii)(C)
Covenant Period	6.07(a)
Credit Agreement	6.01(b)(xiii)
Current Premium	6.11(a)
Data Requirements	4.22
Debt Commitment Letter	5.08(a)
Debt Commitment Papers	5.08(a)
Debt Documents	6.17(a)
Debt Financing	5.08(a)
Debt Financing Fee Letter	5.08(a)
Delaware Courts	9.07
DGCL	Recitals
DOJ	6.12(b)
DPA	5.14
Effective Time	2.02(b)
Eligible Continuing Employee	6.07(d)
End Date	8.01(b)
Equity Award Holders	2.06(e)
Equity Financing Letter	Recitals
Equity Investor	Recitals
Excluded Benefits	6.07(a)
FTC	6.12(b)
Funding Date	5.08(c)
Indemnified Party	6.11(b)
Indemnified Party Proceeding	6.11(b)
Intellectual Property	4.20(k)(ii)
Interim Tax Ruling	6.25
Intervening Event	6.03(b)(i)
Israeli Tax Ruling	6.25
IT Systems	4.20(g)
Marks	4.20(k)(ii)(B)
Material Contract	4.14(a)(i)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
NDA	6.19
Non-Cooperation Notice	6.18(g)

Term	Section
Notice of Intervening Event	6.03(b)(iii)(A)
Notice of Superior Proposal	6.03(b)(ii)(A)
Open Source Software	4.20(k)(iii)
Organizational Documents	4.01
Other Required Company Filing	6.04(b)
Parent	Preamble
Parent Benefit Plan	6.07(a)
Parent Related Parties	9.04(c)(i)
Patents	4.20(k)(ii)(A)
Payment Agent	2.04(a)
Payment Fund	2.04(a)
Payoff Amounts	6.18(a)(v)
Payoff Deliverables	6.18(a)(vi)
Personal Information	4.22
Preferred Stock Redemption Amount	2.03(c)
Registered IP List	4.20(a)
Required Amount	5.08(a)
Security Incidents	4.20(h)
Solvent	5.09
Stockholder Approval	4.02(c)
Stockholder Meeting	6.04(a)
Supporting Stockholders	Recitals
Surviving Corporation	2.02(c)
Third Party Rights	4.20(c)
Top Customers	4.14(a)(ii)
Top Vendors	4.14(a)(iii)
Trade Control Laws	4.13(c)
Trade Secrets	4.20(k)(ii)(D)
Union	4.17(b)
Vested Equity Award Payments	2.06(c)
Vested PSU Payments	2.06(c)
Vested RSU Payments	2.06(a)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “or”, “nor” and words of like import shall not be exclusive. References to “executive officer” shall refer to such term as defined in Rule 3b-7 under the Exchange Act. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is consistent with past practice, including with respect to time, frequency and magnitude. Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless Business Days are specified.

ARTICLE 2

THE MERGER

Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place on the date that is the later of (a) three (3) Business Days after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) and (b) October 23, 2025, in each case unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing will take place by electronic exchange of documents.

Section 2.02 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.

(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a) except as otherwise provided in Section 2.03(b) or Section 2.05, each share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $20.50 in cash without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement;

(b) each share of Company Common Stock held in the treasury of the Company or any of its Subsidiaries and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor;

(c) each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be automatically (after complying with any requisite notice periods) redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the Closing Date (such redemption amount in respect of all such shares of Company Preferred Stock, the “Preferred Stock Redemption Amount”). On the Closing Date, the Company shall pay the Preferred Stock Redemption Amount to the holders of the Company Preferred Stock in redemption of the Company Preferred Stock in accordance with the respective Certificates of Designation, Preferences and Rights of the Company Preferred Stock, and following such redemption, all such shares of Company Preferred Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Preferred Stock shall cease to have any rights with respect thereto; and

(d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”); provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Payment Agent the aggregate per share Merger Consideration (the “Payment Fund”), provided, further that any portion of the Merger Consideration otherwise payable with respect to sellers of Company Common Stock which are subject to Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (the “Ordinance”) and are held by the trustee appointed by the Company in accordance with the provisions of Section 102 of the Ordinance (the “102 Trustee”), shall be delivered to the 102 Trustee to be held in trust on behalf of the holders thereof, and released in accordance with the requirements of Section 102 of the Ordinance and any regulations promulgated thereby, and the terms and conditions of the Israeli Tax Ruling or the Interim Tax Ruling, if obtained. To the extent such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Payment Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Payment Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares of Company Common Stock.

(b) Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Payment Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.08 to the Payment Agent) for use in such exchange). Each holder of shares of Company Common

Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, within two (2) Business Days, upon (i) surrender to the Payment Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article 2.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Payment Agent, including, if necessary, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent and the Surviving Corporation (as unsecured creditors thereof) for payment of the Merger Consideration.

Section 2.05 Dissenting Shares. Notwithstanding Section 2.03 or Section 2.04, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL, following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share in accordance with

Section 2.04. The Company shall provide Parent prompt written notice and copies of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Subject to the previous sentence, the Company shall enforce any contractual waivers that holders of Company Common Stock have granted regarding the waiver of appraisal or dissenter rights that apply to the Merger. Except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or offer to settle or settle, any such demands, or agree to do any of the foregoing.

Section 2.06 Company Equity Awards.

(a) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Vested Company Phantom Share shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company Phantom Share shall have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock that underly such Vested Company Phantom Shares as of immediately prior to the Effective Time (such product, the “Vested Phantom Share Payments”). From and after the Effective Time, the holder of any canceled Vested Company Phantom Share, as applicable, shall only be entitled to receive the Vested Phantom Share Payment in respect of such canceled Vested Company Phantom Share; provided that, with respect to any Vested Company Phantom Shares that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment shall be made at such other time or times following the Effective Time consistent with the terms of the Vested Company Phantom Share, as applicable, to the extent necessary to preserve the income Tax treatment of such Vested Company Phantom Shares, as applicable, and as required in order to comply with Section 409A of the Code, if necessary. All payments provided pursuant to this Section 2.06(a) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding (as applicable) in accordance with the provisions of Section 2.08.

(b) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Unvested Company Phantom Share shall be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock that underly such Unvested Company Phantom Shares as of immediately prior to the Effective Time (such product, the “Cash Replacement Phantom Share Amounts”), which Cash Replacement Phantom Share Amounts will, subject to the holder’s continued service with Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Phantom Shares for which such Cash Replacement Phantom Share Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement Phantom Share Amounts will have the same terms and conditions (including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company Phantom Share for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Phantom Share Amounts. The conversion of Unvested Company Phantom Shares as provided in this Section 2.06(b) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had to receive any payments based on the fair market value of a share of Company Common Stock, and the holder shall only have the contingent right to receive the applicable Cash Replacement Phantom Share Amounts in accordance with this Section 2.06(b).

(c) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, (i) each Unvested Company RSU held by a non-employee director of the Company shall become fully vested and, as of immediately prior to the Effective Time, shall be treated as a Vested Company RSU for all purposes of this Agreement (the “Accelerated Director RSUs”), and (ii) each outstanding Accelerated Director RSU and each outstanding Vested Company RSU shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Accelerated Director RSU or Vested Company RSU shall have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Accelerated Director RSUs and Vested Company RSUs, as applicable, as of immediately prior to the Effective Time (such product, the “Vested RSU Payments”). From and after the Effective Time, the holder of any canceled Accelerated Director RSU and Vested Company RSU, as applicable, shall only be entitled to receive the Vested RSU Payment in respect of such canceled Accelerated Director RSU and/or Vested Company RSU; provided that, with respect to any Accelerated Director RSUs and Vested Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment shall be made at such other time or times following the Effective Time consistent with the terms of the Accelerated Director RSU and Vested Company RSU, as applicable, to the extent necessary to preserve the income Tax treatment of such Accelerated Director RSU and Vested Company RSUs, as applicable, and as required in order to comply with Section 409A of the Code, if necessary. All payments provided pursuant to this Section 2.06(c) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding (as applicable) in accordance with the provisions of Section 2.08.

(d) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Unvested Company RSU held by anyone other than a non-employee director of the Company shall cease to represent a right to receive shares of Company Common Stock and shall be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company RSUs as of immediately prior to the Effective Time (such product, the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will have the same terms and conditions (including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts. The conversion of Unvested Company RSUs as provided in this Section 2.06(d) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had to obtain shares of Company Common Stock in respect of such Unvested Company RSUs, and the holder shall only have the contingent right to receive the applicable Cash Replacement RSU Amounts in accordance with this Section 2.06(d).

(e) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Vested Company PSU shall be canceled and extinguished as of the Effective Time and in exchange therefor, each such holder of any such Vested Company PSUs shall have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time (such amounts payable hereunder, the “Vested PSU Payments,” and together with the Vested RSU Payments and the Vested Phantom Share Payments, the “Vested Equity Award Payments”). From and after the Effective Time, the holder of any canceled Vested Company PSUs shall only be entitled to receive the Vested PSU Payment in respect of such canceled Vested Company PSU; provided that, with respect to any Vested Company PSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment shall be made at such other time or times following the Closing consistent with the terms of the Vested Company PSU to the extent necessary to preserve the income tax treatment of such Vested Company PSUs and as required in order to comply with Section 409A of the Code, if necessary.

(f) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Unvested Company PSU shall cease to represent a right to receive shares of Company Common Stock and shall be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company PSUs as of immediately prior to the Effective Time (such product, the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at target levels of performance effective as of the Effective Time. All Cash Replacement PSU Amounts will have the same terms and conditions (including with respect to time-based vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company PSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement PSU Amounts. The conversion of Unvested Company PSUs as provided in this Section 2.06(f) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had to obtain shares of Company Common Stock in respect of such Unvested Company PSUs, and the holder shall only have the right to receive the applicable Cash Replacement PSU Amounts in accordance with this Section 2.06(f).

(g) At or prior to the Closing, Parent shall deposit, or shall cause to be deposited, funds sufficient to pay the aggregate Vested Equity Award Payments owed to all holders of Vested Company Phantom Shares, Accelerated Director RSUs, Vested Company RSUs and Vested Company PSUs (collectively, the “Equity Award Holders”) to an account identified by the Company prior to the Effective Time (except to the extent the Company has sufficient unrestricted cash to make such payments). The Vested Phantom Share Payments, Accelerated Director RSUs, Vested RSU Payments and Vested PSU Payments described in this Section 2.06 shall be made by the Surviving Corporation on the Closing Date (or, to the extent the Company has not coordinated a special payroll for such payments on the Closing Date, on the next regularly scheduled payroll date following the Effective Time, without interest) to all Equity Award Holders in respect of Vested Company Phantom Shares, Accelerated Director RSUs, Vested RSUs and Vested PSUs that are cancelled and converted pursuant to this Section 2.06. All payments provided pursuant to this Section 2.06 shall be made through the Surviving Corporation’s payroll or equity award maintenance systems, subject to withholding (as applicable) in accordance with the provisions of Section 2.08.

(h) Notwithstanding anything to the contrary in this Section 2.06, any portion of the Merger Consideration otherwise payable with respect to holders of Company Equity Awards which are subject to Section 102 or Section 3(i) of the Ordinance, shall be delivered to the 102 Trustee to be held in trust on behalf of the holders thereof, and released in accordance with the requirements of Section 102 and Section 3(i) of the Ordinance and any regulations promulgated thereby, and the terms and conditions of the Israeli Tax Ruling or the Interim Tax Ruling, if obtained.

Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided, however, that nothing in this Section 2.07 shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law; provided, however, that no party shall be entitled to deduct and withhold from the consideration any amount under Israeli law (except for Taxes required to be withheld under Sections 102 and 3(i) of the Israeli Income Tax Ordinance). To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority by Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, made such deduction and withholding. The parties hereto shall cooperate in good faith to attempt to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.09 No Future Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any Company Common Stock with respect to such Company Common Stock.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.

Section 3.02 By-laws. The Company Board will take such actions as are reasonably necessary to cause the by-laws of the Company to be amended and restated at the Effective Time to read in their entirety as set forth in Exhibit B, and as so amended and restated shall be the by-laws of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.

Section 3.03 Directors and Officers. Parent and the Company will take such actions as are reasonably necessary such that, from and after the Effective Time, until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than information that is contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual or historical statements, (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that speculate about future developments and (iii) in any other section thereof to the extent such disclosures are not a statement of fact and are general and cautionary, speculative, predictive or forward-looking in nature); provided that nothing disclosed in any Company SEC Document shall be deemed to modify or qualify the representations or warranties set forth in Section 4.05 or Section 4.09(b), or (b) as set forth in the Company Disclosure Schedule (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to, and shall be deemed to apply and qualify, any other Section or Subsection of the Company Disclosure Schedule to which (i) there is an explicit cross-reference to such information, item or matter or (ii) such information reasonably relates on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing (with respect to each jurisdiction that recognizes the concept of good standing) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company as currently in effect (“Organizational Documents”) and the Company is not in violation in any material respect of its Organizational Documents.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent transfers, reorganization, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exceptions”).

(b) The Company Board at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) on the terms and subject to the condition set forth in this Agreement, resolved (subject to Section 6.02) to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement (such recommendation, the “Company Recommendation”), and, as of the date hereof, the Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof, and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting.

(c) The only votes or actions of holders of capital stock of the Company, or any class or series of capital stock of the Company, necessary to adopt this Agreement is the adoption of this Agreement by the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting as a single class (such vote or action, collectively, the “Stockholder Approval”).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no approval or authorization of or declaration by or in respect of, or notification or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of, and filings under (A) the HSR Act and (B) any other applicable Antitrust Laws, (iii) compliance with any applicable requirements of, and filings under, the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, blue sky Laws, or the rules or regulations of Nasdaq, (iv) compliance with any applicable requirements of FDI Laws, and (v) any actions or filings the absence of which would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 4.04 Non-contravention. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Company; (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, result in a violation or breach of any provision of any Applicable Law or Order; (iii) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under (other than pursuant to any Company Employee Plan), or result in termination or give to others any right of termination of, any Material Contract, in each case, except as set forth on Section 4.04 of the Company Disclosure Schedule; or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), (A) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) as would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 4.05 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 240,000,000 shares of Company Common Stock and (iii) 2,207,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). At the close of business on August 23, 2025 (the “Capitalization Date”): (A) 60,308,678 shares of Common Stock were issued and outstanding; (B) 200,000 shares of Series A Preferred Stock were issued and outstanding; (C) 200,000 shares of Series B Preferred Stock were issued and outstanding; (D) an aggregate of 4,018,172 shares of Company Common Stock were underlying outstanding Company RSUs; (E) an aggregate of 886,785 shares of Company Common Stock were underlying outstanding Company PSUs (assuming the target level of achievement); (F) an aggregate of 2,734 shares of Company Common Stock were underlying outstanding Company Phantom Shares; and (G) no shares of Company Common Stock were held in the treasury of the Company. As of the Capitalization Date, the Company has reserved (w) 4,953,675 shares of Company Common Stock for issuance pursuant to the Company Stock Plans, (x) 5,497,526 shares of Company Common Stock for issuance pursuant to the terms of the Series A Preferred Stock (y) 3,980,100 shares of Company Common Stock for issuance pursuant to the terms of the Series B Preferred Stock and (z) 6,723,583 shares of Company Common Stock for issuance pursuant to the terms of the Convertible Notes. Other than as set forth on Section 4.05(a) of the Company Disclosure Schedule, from the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock or any Company Equity Awards, other than pursuant the vesting, exercise or settlement of Company Equity Awards outstanding on such date and granted prior to the Capitalization Date and disclosed in the prior sentence.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a complete and correct list of (i) each outstanding Company RSU, the number of shares of Company Common Stock subject to such Company RSU, the name (or employee identification number) of the holder, the grant date, the vesting schedule, and the current vesting status, (ii) each outstanding Company PSU, the number of shares of Company Common Stock subject to such Company PSU, the name (or employee identification number) of the holder, the grant date, the vesting schedule, and the current vesting status, and (iii) each outstanding Company Phantom Share, the number of shares of Company Common Stock underlying such Company Phantom Share, the name (or employee identification number) of the holder, the grant date, the vesting schedule, and the current vesting status.

(c) Except as set forth in Section 4.05(a) and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards, conversion or redemption of the Company Preferred Stock or conversion of the Convertible Notes outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries, except as set forth in Section 4.05(c) of the Company Disclosure Schedule. Except for the Company Preferred Stock and the Convertible Notes, there are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. No Subsidiary of the Company owns any Company Securities.

(d) All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Equity Award will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable, and free of preemptive rights.

Section 4.06 Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule lists each of the Company’s Subsidiaries as of the date of this Agreement. Except for (i) the capital stock and voting securities of, and other equity interests held by the Company in any of its Subsidiaries and (ii) securities held by the Company in connection with its ordinary course treasury investment activities and investments that are fully impaired, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any other Person. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable (where such concepts are recognized under applicable Law) and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. There are no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company: (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary. The Company has Made Available to Parent complete and correct copies of Organizational Documents of each Material Subsidiary in effect as of the date hereof and no Subsidiary is in violation in any material respect of its Organizational Documents.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has Made Available to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended January 31, 2025 and January 31, 2024, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since January 31, 2024 and (iii) all of its other reports, statements, schedules, forms, registration statements and other documents (including exhibits) filed with, or furnished to, the SEC since January 31, 2024 (the documents referred to in this Section 4.07(a), together with all amendments thereto, are collectively referred to as the “Company SEC Documents”).

(b) Since January 31, 2024 through the date hereof, the Company has filed with the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed by the Company at or prior to the time so required. As of the date hereof, no Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(d) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC with respect to the Company SEC Documents, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(f) Each required form, report and document containing financial statements that has been filed with the SEC by the Company since January 31, 2024 through the date hereof was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to Sections 302 or 906 of the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. As of the date hereof, to the Knowledge of the Company, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.

Section 4.08 Financial Statements; Internal Controls.

(a) The consolidated financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of certain information and footnotes which are not material individually or in the aggregate), and (iii) fairly presented (except as may be indicated in the notes thereto and as permitted by Regulation S-X) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated statements of operations, comprehensive loss, cash flows and stockholders’ equity for the periods presented therein (subject to normal recurring adjustments in the case of any unaudited interim financial statements).

(b) The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably designed to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s or its Subsidiaries’ assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. Since January 1, 2024 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified, in the management of the Company’s assessment of internal controls, any material weakness, or significant deficiencies that, in the aggregate, would amount to a material weakness in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect, in any material respect, the Company’s ability to record, process, summarize and report financial data that, in any such case, has not been subsequently remediated.

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports.

Section 4.09 Absence of Certain Changes. Since the Company Balance Sheet Date through the date hereof (except for the execution of this Agreement or in connection with the discussions and negotiations related thereto or the transactions contemplated hereby), (a) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and (b) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof and prior to the Closing Date, would have been a breach of, or require the consent of Parent, under clauses (i), (ii), (v), (vii), (viii), (xi), (xii), (xiii), (xvi), (xix), (xx) or, solely with respect to the foregoing clauses, (xxii), of Section 6.01(b). Since January 31, 2025 through the date hereof, there has not been any event, change, occurrence, development or state of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected in the liabilities column on a consolidated balance sheet (or disclosed in the notes thereto), other than: (a) liabilities or obligations disclosed or provided for in the Company SEC Documents; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action, in each case in any material respect); (c) liabilities or obligations arising under contracts to which the Company or any of its Subsidiaries is a party (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action, in each case in any material respect); (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger); and (e) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Indebtedness (including a good faith estimate of the outstanding amount thereof) of the Company and its Subsidiaries as of the date of this Agreement is set forth in Section 4.10 of the Company Disclosure Schedule, other than Indebtedness with a principal amount of less than $1,000,000.

Section 4.11 Litigation. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the date hereof (a) there is no Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding Order. As of the date hereof, to the Knowledge of the Company, there is no pending Proceeding or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger.

Section 4.12 Compliance with Applicable Law.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, since January 31, 2024, has been, in compliance with all Applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice since January 31, 2024 through the date hereof that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations.

Section 4.13 Certain Business Practices.

(a) In the past three (3) years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of their directors, officers, nor, to the Knowledge of the Company, employees, advisors, agents and other representatives (in each case, while acting on behalf of the Company or any of its Subsidiaries), has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made or received any unlawful payment to or from foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (c) violated, directly or indirectly, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or, as applicable, any comparable foreign law, statute, ordinance, rule, regulation, judgment, writ, decree or order of any Governmental Authority concerning anti-bribery, anti-corruption, kick-backs and other improper payments (“Anti-Corruption Laws”).

(b) In the past three (3) years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the operations of the Company and each of its Subsidiaries are and have been conducted in compliance with applicable financial due diligence, recordkeeping and reporting requirements of all applicable Anti-Money Laundering Laws, and no Proceeding by or before any Governmental Authority involving each of the Company or any of its Subsidiaries, with respect to Anti-Money Laundering Laws is ongoing, pending or, to the Knowledge of the Company, threatened. Each of the Company and its Subsidiaries has instituted and maintain policies and procedures designed to promote compliance with Anti-Corruption Laws and procedures designed to promote compliance with Anti-Money Laundering Laws and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, is in compliance with such policies and procedures.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of their directors, officers, employees, nor, to the Knowledge of the Company, advisors, agents and other representatives (in each case, while acting on behalf of the Company or any of its Subsidiaries) is currently, or in the last three (3) years (or, in the case of Sanctions, since April 24, 2019) has been, (i) a Sanctioned Person; (ii) engaging in any unlawful dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of Sanctions, Ex-Im Laws, or U.S. anti-boycott laws, statutes, ordinances, rules, regulations, judgments, writs, decrees or, as applicable, orders of any Governmental Authority (collectively, “Trade Control Laws”).

(d) In the past three (3) years (or, in the case of Sanctions, since April 24, 2019), except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not, in connection with or relating to the business of the Company or any Subsidiary of the Company, received from any Governmental Authority or any Person any written notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws, Anti-Money Laundering Laws or Trade Control Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company nor any of its Subsidiaries with respect to Anti-Corruption Laws, Anti-Money Laundering Laws or Trade Control Laws.

Section 4.14 Material Contracts.

(a) As of the date hereof, except (i) as filed as exhibits to the Company SEC Documents, (ii) for this Agreement and the other agreements entered into in connection with the transactions contemplated hereby and (iii) other than with respect to clause (x) below, for Company Employee Plans set forth on Section 4.16(a) of the Company Disclosure Schedule, Section 4.14 of the Company Disclosure Schedule sets forth a list of contracts and agreements that the Company or its Subsidiaries are party to or are bound by:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) required to be filed as an exhibit to any Company SEC Document;

(ii) that is with the fifteen (15) largest customers of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended January 31, 2025 (as determined based on revenue recognized during the applicable time period) (such customers, the “Top Customers”);

(iii) that is with a vendor of the Company or its Subsidiaries that resulted in an aggregate annual expenditure in excess of $2,300,000 during the fiscal year ended January 31, 2025 (such vendors, the “Top Vendors”);

(iv) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) (A) in the past three (3) years for aggregate consideration of more than $15,000,000 or

(B) pursuant to which any potential earn-out, deferred or contingent payment obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties) or otherwise survive as of the date hereof that would reasonably be expected to result in the receipt or making by the Company or any of its Subsidiaries of future payments in excess of $1,000,000, in each case, other than repurchases by the Company of Company Common Stock;

(v) containing a covenant limiting in any material respect the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, that in each case is material to the Company and its Subsidiaries taken as a whole;

(vi) relating to or evidencing indebtedness for borrowed money of the Company or any Subsidiary of the Company with a principal amount in excess of $10,000,000 (excluding, for the avoidance of doubt, intercompany loans between the Company and any of its wholly-owned Subsidiaries or between or among any wholly-owned Subsidiaries of the Company);

(vii) that is a license or grant of rights granted by the Company or any Subsidiary of the Company to Company Intellectual Property, whether or not on an exclusive basis, provided, that the following shall not be required to be scheduled on Section 4.14(a)(vii) but shall be considered to be Material Contracts (other than for purposes of the fourth sentence of Section 4.14(b)):(w) such a license that is nonexclusive and granted to a customer for the use of a product or service of the Company; (x) non-exclusive licenses or rights granted to contractors or vendors to use Company Intellectual Property for the sole benefit of the Company or any Subsidiary of the Company; (y) non-exclusive licenses or rights granted to the licensee to use Company Intellectual Property that are incidental to the primary purpose of the Contract; and (z) licenses or grants of rights granted by the Company or any Subsidiary of the Company to Company Intellectual Property that is not material, in each case of (w)-(z), in the ordinary course of business;

(viii) that is a license of Third Party Rights granted to the Company or any Subsidiary of the Company, whether or not on an exclusive basis, provided, that the following shall not be required to be scheduled on Section 4.14(a)(viii) but shall be considered to be Material Contracts (other than for purposes of the fourth sentence of Section 4.14(b)): (v) licenses of Third Party Rights granted to the Company or any Subsidiary of the Company that are not material or pursuant to which the Company or any Subsidiary of the Company made payments during the fiscal year ended January 31, 2025 of less than $1,000,000; (w) licenses received in the ordinary course of business for commercially available off-the-shelf software or related services involving payments of less than $2,000,000 annually; (x) Contracts for Open Source Software; (y) non-exclusive licenses granted to the Company in the ordinary course of business that are incidental to the primary purpose of the Contract; and (z) material contracts set forth in Section 4.14(a)(i) of the Company Disclosure Schedule;

(ix) that provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries entered into outside the ordinary course of business other than the Contracts entered into on substantially the same form as the Company’s standard forms previously Made Available to Parent;

(x) that provides for accelerated vesting in connection with a change of control or otherwise in connection with the Merger or the transactions contemplated hereby (including as a result of any termination of employment following a change of control or the Merger);

(xi) that provides for any settlement, conciliation or similar agreement to which the Company or a Subsidiary will have any material outstanding obligation (including any payment obligation in excess of $1,000,000) after the date of this Agreement;

(xii) that (A) is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five (5) percent or more of the outstanding shares of the Company Common Stock, on the other hand, except for any Company Employee

Plan or (B) that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act;

(xiii) that obligates the Company or any Subsidiary to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $175,000;

(xiv) that provides for the formation, creation, operation, management or control of any joint venture or partnership with a third party;

(xv) that is a Government Contract that resulted in an aggregate revenue in excess of $2,000,000 during the fiscal year ended January 31, 2025; or

(xvi) that is a Company Lease providing for rent in excess of $290,000 during any twelve (12) month period.

(b) Each Contract of the type described above in Section 4.14(a), whether or not set forth in Section 4.14(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” Except for Material Contracts that have expired by their terms, been terminated, restated or replaced and as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, all of the Material Contracts are (A) valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except as may be limited by the Bankruptcy and Equity Exceptions. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed to take any action or failed to perform any act required to be performed under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, as of the date hereof, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. The Company has Made Available to Parent a copy of each Material Contract as in effect as of the date hereof that is true and complete, subject to redaction of privileged or competitively sensitive information. From January 31, 2024 through the date hereof, the Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Customer to the effect that any such Top Customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, purchasing materials, products or services from the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise). From January 31, 2024 through the date hereof, the Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Vendor to the effect that any such Top Vendor will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise).

Section 4.15 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) (i) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws and (ii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes owed thereby (whether or not shown as due and owing on such Company Return);

(b) (i) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) to the Knowledge of the Company, there is no Proceeding pending or threatened in writing against the Company or any of its Subsidiaries in respect of any Tax and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or franchise Tax Returns that it is or may be subject to taxation by that jurisdiction;

(c) there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(d) neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code, completed during the two-year period ending on the date of this Agreement;

(e) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(f) (i) neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common parent) and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any member of an affiliated group of which the Company or one of its Subsidiaries is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor;

(g) there are no Tax sharing agreements (other than customary commercial or financial arrangements entered into in the ordinary course of business), with respect to which the Company or any of its Subsidiaries is a party;

(h) the Company and its Subsidiaries have withheld and timely paid over to the appropriate Taxing Authority all amounts of Taxes required to be withheld from amounts paid or owing to any Person (including, any employee, independent contractor, unitholder, creditor or other third party) and all such amounts have been properly reported to the appropriate Taxing Authority in accordance with Applicable Law; and

(i) certain Israeli Tax Representations:

(i) from February 2, 2021 through and including the date hereof, the Company does not have (and has not had) assets located in Israel, that comprise the majority of the value of the Company and its Subsidiaries, directly or indirectly;

(ii) the Subsidiary of the Company located in Israel is in compliance, in all material respects, with the terms and conditions of any Tax incentive or Tax benefit granted to it under the Israeli Capital Investment Encouragement Law – 1959;

(iii) the Company and its Subsidiaries are not subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of Part E2 of the Ordinance; and

(iv) the Company Stock Plans qualify as a capital gains route plan under Section 102 of the Ordinance (a “102 Plan”) and have received a favorable determination or approval letter from, or are otherwise approved by, or deemed approved by passage of time without objection by, the Israel Tax Authority (“ITA”). All Company Equity Awards and Company Common Stock which were granted according to Section 102 of the Ordinance (“Section 102 Securities”) were issued under a 102 Plan and were and are currently in compliance with the applicable requirements of Section 102 of the Ordinance (including the relevant subsection of Section 102) and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the grant of Section 102 Securities only following the lapse of the required thirty

(30) day period from the filing of the 102 Plan with the ITA, the receipt of the required written consents, the appointment of an authorized trustee to hold the Section 102 Securities, and the due deposit of such Section 102 Securities with the 102 Trustee pursuant to the terms of Section 102 of the Ordinance, and applicable regulations and rules and the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012, as applicable.

Section 4.16 Employee Benefit Plans.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list of each material Company Employee Plan that is not a Foreign Plan. With respect to each material Company Employee Plan that is not a Foreign Plan, the Company has provided Parent correct and complete copies of, as applicable: (i) the current plan and trust documents (and all amendments thereto); (ii) the most recent summary plan description provided to participants (and all summaries of material modifications); (iii) all related insurance contracts or other funding arrangements; (iv) the most recent determination, advisor or opinion letter received from the Internal Revenue Service; and (v) all non-routine correspondence with any Governmental Authority dated within the past three (3) years.

(b) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes, or is obligated to contribute to, or had in the past six (6) years sponsored, maintained, contributed, or been obligated to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to any plan subject to Title IV of ERISA or any multiemployer plan within the meaning of Section 3(37) of ERISA, including in each case, as a consequence of at any time having been considered a single employer under Section 414 of the Code with any other Person.

(c) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service and, to the Knowledge of the Company, no event has occurred and no condition exists with respect to the form or operation of such Company Employee Plan which would reasonably be expected to cause the loss of such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each Company Employee Plan has been established, funded, administered and maintained in compliance with its terms and with Applicable Laws, including ERISA and the Code; (ii) no claim, dispute or Proceeding is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (other than routine claims for benefits); (iii) there are no governmental audits or investigations pending or, to the Knowledge of the Company, threatened in connection with any Company Employee Plan; and (iv) all contributions, premiums or other payments that have become due with respect to each Company Employee Plan have been paid on a timely basis or, to the extent not yet due, accrued in accordance with GAAP.

(d) Except as provided in this Agreement or as required under Applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event): (i) result in, or cause the accelerated vesting, funding, or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director, consultant, or other individual service provider of the Company or any Subsidiary of the Company, (ii) result in any “parachute payment” (as defined in Section 280G(b)(2) of the Code), or (iii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any current or former employee, officer, director, consultant or other individual service provider of the Company or any Subsidiary of the Company.

(e) No Company Employee Plan provides, and neither the Company nor any of its Subsidiaries has any current or contingent obligation to provide for post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar Applicable Law (or for a limited period of time following a termination of employment pursuant to the terms of an existing Company Employee Plan in effect as of the date hereof). The Company and its Subsidiaries have not incurred (whether or not assessed) any material penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such material penalties or such material Taxes.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Employee Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder.

(g) The Company has no current or contingent obligation to indemnify, “gross-up,” reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code.

Section 4.17 Labor and Employment Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 31, 2024 have been, in compliance with all federal, state, and foreign Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and state anti-discrimination laws and (ii) there are no arrearages in the payment of wages (other than in the ordinary course). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (A) the Company has not received written notice of any audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of the Company and (B) no written complaints relating to employment practices of the Company have been submitted to the Company or, to the Knowledge of the Company, made to any Governmental Authority.

(b) Neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by or subject to, any collective bargaining agreement, Contract or other agreement or understanding with any labor union, works council, or other labor organization or employee representative body (each, a “Union”), and no employees of the Company or any Subsidiary are represented by any Union with respect to their employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary of the Company is subject to any charge, demand, petition or representation Proceeding seeking to compel, require or demand it to bargain with any Union, nor is there any pending or threatened labor strike, concerted work stoppage, concerted slowdown or lockout involving the Company or any Subsidiary of the Company, and there have been no such matters since January 31, 2024. To the Knowledge of the Company, there are no efforts pending or threatened by or on behalf of any Union to organize any employees of the Company or any Subsidiary of the Company, and there have been no such efforts since January 31, 2024. No notice, consent, or consultation obligations with respect to any employees of the Company or any Subsidiary of the Company, or any Union, will be triggered by the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c) The Company and its Subsidiaries have investigated all material sexual harassment allegations against any officers, directors, or other executive-level employees of the Company and its Subsidiaries (in their capacities as such) which have been formally reported to the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries otherwise have Knowledge. With respect to each such allegation (except those the Company or its Subsidiaries reasonably deemed to not have merit), the Company or its applicable Subsidiary have taken corrective action reasonably calculated to prevent further improper action.

Section 4.18 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any of such insurance policies; and (c) since January 31, 2024, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any insurance policy (other than pursuant to the expiration of any of the Company’s or any of its Subsidiary’s insurance policies in accordance with the terms thereof).

Section 4.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws;

(b) the Company and its Subsidiaries hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted and are in compliance with the terms and conditions of such Environmental Permits;

(c) as of the date hereof, no claim or written notice is pending, or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is in material violation of, or has material liability under, any Environmental Law; and

(d) to the Knowledge of the Company, there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Substance as a result of the operation of the business of the Company and its Subsidiaries.

Section 4.20 Intellectual Property.

(a) The Company Disclosure Schedule contains a complete list as of the date hereof of all Patents, pending applications to register Patents, registered Marks, pending applications to register Marks and registered Copyrights and pending applications to register Copyrights, in each such case that are included in the Company Intellectual Property as of the date hereof (the “Registered IP List”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own the Company Intellectual Property listed on the Registered IP List and other Company Intellectual Property, and have sufficient rights to all Intellectual Property used in or necessary for the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, other than Permitted Liens.

(b) All (i) Patents, Marks and Copyrights owned by the Company and its Subsidiaries that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment and (ii) the Company Intellectual Property is valid, subsisting, and enforceable, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since January 31, 2024 through the date hereof, there have been, and as of the date hereof there are, no legal disputes or claims pending, or, to the Knowledge of the Company, threatened in writing, (i) alleging infringement or misappropriation of any Intellectual Property of any Person (“Third Party Rights”) by or against the Company or any of its Subsidiaries, or (ii) by any Person challenging the validity or enforceability of any Company Intellectual Property other than any pending applications for registration of any Company Intellectual Property (or with respect to Third Party Rights, by the Company or any of its Subsidiaries challenging the validity or enforceability of any Third Party Rights), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries (i) as currently conducted does not infringe or misappropriate, and (ii) as conducted in the past three (3) years has not infringed or misappropriated, any Third Party Right, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) To the Knowledge of the Company, there is no infringement or misappropriation by any Person of any of the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of material Trade Secrets included in the Company Intellectual Property.

(g) To the Knowledge of the Company, no product or software owned by the Company or any of its Subsidiaries (“Owned Software”) contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary (or conditions any grant of rights on having) to (i) disclose, make available, offer or deliver, or obligate any licensee (or condition any grant of rights on having) to disclose, make available, offer or deliver, any portion of the source code the Owned Software other than the applicable Open Source Software, (ii) permit any licensee to modify, make derivative works of, or reverse-engineer or redistribute any portion of the source code of the Owned Software, other than the applicable Open Source Software or (iii) grant any other rights to any other Company Intellectual Property embodied in Owned Software, other than applicable Open Source Software, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No source code for Owned Software has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person and no Person has been granted any rights thereto, and neither the Company nor any of its Subsidiaries has agreed to disclose, license, release, deliver, escrow, or otherwise grant any right thereto under any circumstance in each case other than to (A) employees of the Company or its Subsidiaries engaged in software development, (B) any Third Party software developer pursuant to a Contract that obligates such Third Party to appropriate confidentiality and non-disclosure obligations and requires such Third Party to use the source code for Owned Software only for the benefit of the Company or its Subsidiaries, or (C) customers of the Company or its Subsidiaries pursuant to customer Contracts for on-premises product source code entered in the ordinary course of business that obligate such customers to appropriate confidentiality and non-disclosure obligations.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the computer systems, servers, network equipment and other computer hardware used, owned, leased or licensed by or for the Company or any of its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and (ii) to the Knowledge of the Company, since January 31, 2024, there has been no security breach of, unauthorized access to, unauthorized use of, or malicious code in, or other cyber or security incident regarding, any of the IT Systems or with respect to any data or information held or processed by or for the Company or any of its Subsidiaries (including any Trade Secrets, including source code, owned by any of them) (“Security Incidents”).

(i) Except as set forth in Section 4.20(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has ever applied for and none of them have ever received any material Government Grant, and no funding from governmental or academic third parties, or Governmental Authority, were used in the development of any material Company Intellectual Property.

(j) The Company and each of its Subsidiaries is in compliance in all material respects with all Applicable Laws and guidelines related to the Government Grants. None of the Government Grants are contingent (other than by their terms) and, to the Knowledge of the Company, no circumstance has occurred that would cause any Government Grant received by the Company or any of its Subsidiaries to be canceled or revoked or cause the Company or any of its Subsidiaries to be required to repay any portion of the Government Grants set forth on Section 4.20(i) of the Company Disclosure Schedule, other than in accordance with their terms.

(k) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

(ii) “Intellectual Property” means all intellectual property and proprietary rights, and all other:

(A) patents and patent applications (collectively, “Patents”);

(B) trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration, together with all goodwill associated with any of the foregoing, and social media accounts and handles (collectively, “Marks”);

(C) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); and

(D) trade secrets (including rights under applicable U.S. state and federal trade secret laws as are applicable), know-how and confidential information, including inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies and prototypes (collectively, “Trade Secrets”).

(iii) “Open Source Software” means any software (in source or object code form) that (A) is subject to (1) any license approved by the Open Source Initiative, or (2) any license that meets the Open Source Definition as defined by the Open Source Initiative or the Free Software Definition as defined by the GNU Project, or (B) that is otherwise distributed as “free software” or “open source software”.

Section 4.21 Properties.

(a) Other than as set forth on Section 4.21(a) of the Company Disclosure Schedule, no real property is owned in fee by the Company or any of its Subsidiaries.

(b) Section 4.21(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries, in each case with an annual rental expense of $290,000 or more (collectively, the “Company Leased Real Property”, and the leases, subleases, licenses and related agreements in connection therewith, the “Company Leases”) and the address for each Company Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to any Company Lease, is in breach or default under any Company Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under any Company Lease. Except as set forth on Section 4.21(b) of the Company Disclosure Schedule, neither the Company or any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Company Leased Real Property or any portion thereof.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has a valid leasehold interest in the Company Leased Property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or have a valid leasehold interest in, all of the material tangible personal property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course of business as currently conducted.

Section 4.22 Data Privacy. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and, since January 31, 2024, have been, in compliance with all Applicable Laws, the Company’s and its Subsidiaries’ published privacy policies, the requirements of any Contract to which the Company or any of its Subsidiaries is a party, and

PCI-DSS and (to the extent to which the Company or any of its Subsidiaries purports to comply) other industry standards, in each case as applicable in connection with the Company’s and any of its Subsidiaries’ collection, storage, transfer and/or use of any personally identifiable information from any individuals (such information, collectively “Personal Information”) or data privacy, security, or protection matters (collectively, “Data Requirements”), (b) the Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect Personal Information collected by them or on their behalf from and against unauthorized access, use and/or disclosure, and (c) since January 31, 2024, neither the Company nor any of its Subsidiaries has notified (or been legally obligated to notify) any Person regarding any Security Incident or regarding any actual or alleged violation of any Data Requirement.

Section 4.23 Government Contracts. Within the last three (3) years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor its Subsidiaries has (a) breached or violated any Law, clause or other requirement pertaining to any Government Contract; (b) been suspended or debarred or otherwise excluded from participating in any Government Bid or Governmental Contract; (c) been audited or investigated by any Governmental Authority with respect to any Government Contract (excluding routine audits); (d) conducted or initiated any internal investigation or made or been obligated to make any disclosure with regard to any irregularity in connection with a Government Contract; or (e) to the Knowledge of the Company, received any allegations of fraud, false claims or overpayments with respect to any of the Company’s or its Subsidiaries’ Government Contracts.

Section 4.24 Brokers’ Fees. Except for Jefferies, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.25 Opinion of Financial Advisor. The Company Board has received an opinion from Jefferies to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications and assumptions set forth in such opinion, the Merger Consideration to be paid to the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective Affiliates). A signed copy of such opinion will be made available to Parent, solely for informational purposes and only on a non-reliance basis by Parent or Merger Sub, promptly after the execution and delivery of this Agreement by each of the parties hereto (it being understood and agreed that such opinion is for the benefit of the Company Board only).

Section 4.26 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 5.11 are true and correct, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or regulation or any anti-takeover provision in the certificate of incorporation or by-laws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement, the Merger or the other transactions contemplated hereby and the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger.

Section 4.27 Affiliate Party Transactions. Since January 31, 2024, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of its Affiliates, on the other hand, that would be required to be disclosed by the Company pursuant to Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Schedule.

Section 4.28 Company Information. The Proxy Statement (including any amendment or supplement thereto), at the time the Proxy Statement (and any amendment or supplement thereto) is first mailed to the stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives specifically for inclusion or incorporation by reference therein. The Proxy Statement (and any amendment or supplement thereto) will, on the date it is first mailed to the stockholders of the Company, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company that:

Section 5.01 Valid Existence and Power. Parent is corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

Section 5.02 Valid Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all corporate action on the part of Parent and Merger Sub. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no approval or authorization of or declaration by or in respect of, or notification by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of, and filings under (x) the HSR Act and (y) any other Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, (iv) compliance with the applicable requirements of FDI Laws, and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the certificate of incorporation or by-laws (or similar governing documents) of Parent or the certificate of incorporation or by-laws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any Applicable Law or Order, or (c) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05 Capitalization and Operation of Merger Sub. All of the outstanding equity interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby.

Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07 Litigation. There is no Proceeding pending, or, to the knowledge of Parent, threatened in writing, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.08 Debt Financing.

(a) Parent and Merger Sub have delivered to the Company a true, accurate and complete copy of the executed debt commitment letter, dated as of the date hereof, including all exhibits, schedules, annexes and other attachments thereto (as amended from time to time after the date hereof in accordance with, and subject to the limitations contained in, this Section 5.08, the “Debt Commitment Letter”), pursuant to which the Debt Financing Sources party thereto have agreed to provide to Parent debt financing in the amounts set forth therein (the “Debt Financing”). Parent and Merger Sub have also delivered to the Company a true, accurate and complete copy of the fee letter relating to the Debt Financing (as amended from time to time after the date hereof in accordance with, and subject to the limitations contained in, this Section 5.08, the “Debt Financing Fee Letter”, and together with the Debt Commitment Letter, the “Debt Commitment Papers”), in which the only redactions are the fee amounts, “flex” terms and other economic terms customarily redacted pursuant to merger agreements of this type, none of which redactions relate to any terms that would reasonably be likely to adversely affect the conditionality, availability or termination of the Debt Financing, could delay the Closing, or would reduce the aggregate principal amount of the Debt Financing below the amount required to (i) pay the Aggregate Merger Consideration in respect of the Merger and any other amounts required to be paid at the Closing (including the Payoff Amounts) in connection with the consummation of the transactions contemplated by this Agreement, (ii) pay all related fees and expenses (including those payable to Representatives) payable on the Closing Date by Parent and Merger Sub in connection with the transactions contemplated by this Agreement, and (iii) repay all indebtedness under Parent’s existing credit facilities other than in respect of undrawn letters of credit issued thereunder that will be backstopped or cash collateralized utilizing the revolver component of the Debt Financing (such amount, the “Required Amount”).

(b) As of the date hereof, (i) none of the Debt Commitment Papers has been amended, rescinded, modified, terminated or withdrawn, and no such amendment, rescission, modification, termination or withdrawal is currently contemplated (other than (x) to add Debt Financing Sources or reallocate the commitments of any Debt

Financing Source in accordance with the Debt Commitment Papers as in effect on the date hereof or (y) to give effect to any market “flex” provisions in the Debt Financing Fee Letter), (ii) the Debt Commitment Papers are in full force and effect and constitute the legal, valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against such Persons in accordance with their terms, subject to the Bankruptcy and Equity Exceptions, (iii) the Debt Financing is subject to no conditions precedent, other than those expressly set forth in Exhibit C of the Debt Commitment Letter, (iv) to the knowledge of Parent, there are no additional conditions or contingencies that would be reasonably likely to adversely affect the availability, amount or timing of the Debt Financing in which either (x) the aggregate amount of the Debt Financing would be below the Required Amount or (y) the Closing Date would be prevented or materially delayed and (v) no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach by Parent (or any Affiliate thereof), or to the knowledge of Parent any other party thereto, under any term or condition of the Debt Commitment Letter or a failure of any condition to the Debt Financing or otherwise result in the Required Amount not being available at the Closing, and Parent has no reason to believe that it will be unable to satisfy the conditions to the funding of the Debt Financing or that the Debt Financing will not be made available and funded to Parent on the Closing Date in an amount at least equal to the Required Amount.

(c) As of the date hereof, other than the Debt Commitment Letter and the Debt Financing Fee Letter, there are no agreements, contracts, arrangements (written or unwritten) or side letters to which Parent or any of its Affiliates is a party related to the Debt Financing that would reasonably be expected to (i) reduce the aggregate amount of any portion of the Debt Financing such that the aggregate amount of the Debt Financing would be below the Required Amount, (ii) impose new or additional conditions precedent to the Debt Financing, (iii) adversely modify any of the conditions precedent to the Debt Financing or (iv) that otherwise would reasonably be expected to prevent or materially delay the consummation of the Debt Financing past the date on which the Closing is required to occur in accordance with Section 2.01 (assuming for such purpose that the conditions precedent set forth in Section 7.01 and Section 7.02 have been satisfied or waived (to the extent permitted hereunder), other than those conditions that by their nature are to be satisfied at the Closing) (such date, the “Funding Date”).

(d) Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 (in each case, other than those conditions that by their nature are to be satisfied at the Closing) and assuming the Debt Financing is funded in accordance with the Debt Commitment Letter, Parent and Merger Sub will have at the Closing sufficient cash to pay the Required Amount.

(e) Parent has fully paid, or caused to be paid, any and all commitment fees or other fees required by the terms of the Debt Commitment Papers to be paid on or before the date of this Agreement.

(f) Section 5.08(f) of the Parent Disclosure Schedule accurately states the total principal amount outstanding under Parent’s credit facilities as of the date hereof.

Section 5.09 Solvency. Assuming (i) the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and (ii) that immediately prior to the Effective Time the Company and its Subsidiaries are Solvent, each of Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries (on a consolidated basis) will be Solvent as of the Effective Time and immediately after giving effect to the transactions contemplated by this Agreement and the Debt Financing occurring in connection therewith. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (x) the amount of the “fair saleable value” (determined on a going concern basis) of the assets and property of such Person, in each case, will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature in the ordinary course of business, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated and other liabilities, as they mature in the ordinary course of business. For purposes of this definition, (i) “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent, subordinated and other liabilities, as they mature in the ordinary course of business” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due, and (ii) the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of itself (or of the Surviving Corporation or any of its Subsidiaries).

Section 5.10 Absence of Certain Agreements. As of the date hereof, other than the Support Agreements, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount, nature or on different terms than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, participation, consulting or other similar relationship with or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, other than the Support Agreements, there are no (and have not been any) agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement or the operations of the Company or any of its Subsidiaries or, following the Effective Time, the Surviving Corporation or any of its Subsidiaries. None of Parent or Merger Sub (or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub)) has entered into any Contract or an arrangement with any Person prohibiting, materially hindering or seeking to prohibit or materially hinder such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving the Company or any of its Subsidiaries in connection with the Merger.

Section 5.11 Stock Ownership. Neither Parent nor Merger Sub is the beneficial owner of any shares of capital stock of the Company (including derivatives thereof). None of Parent, Merger Sub nor any of their respective Affiliates is an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL. None of Parent, Merger Sub or any of their respective Affiliates owns (directly or indirectly, beneficially or of record), or is a party to any Contract for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement).

Section 5.12 Brokers’ Fees. There is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, for which the Company or any of its Subsidiaries would be liable.

Section 5.13 Parent and Merger Sub Information. The written information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy

Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.14 CFIUS Foreign Person Status. Neither Parent nor Merger Sub are a “foreign person” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), nor are Parent or Merger Sub subject to the “control” of a foreign person as defined in the DPA. The transactions contemplated by this Agreement will not constitute a “covered transaction” or involve a “covered investment” as those terms are defined in the DPA.

Section 5.15 Equity Financing Letter. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the Equity Financing Letter, duly executed by the Equity Investor and Parent. The Equity Financing Letter is in full force and effect and constitutes a legal, valid and binding obligation of each of Parent and the Equity Investor, in each case enforceable against such party in accordance with its terms. As of the date hereof, Parent affirms that no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of the Equity Investor under any term of the Equity Financing Letter. The Equity Financing Letter expressly provides, and shall continue to expressly provide, that the Company is an intended third party beneficiary thereof with full rights to cause Parent to enforce the obligations of the Equity Investor in accordance with and subject to the terms and conditions thereof.

Section 5.16 No Other Representations and Warranties. Parent and Merger Sub each acknowledges and agrees (individually and on behalf of each of their respective Affiliates and any Representatives of any of the foregoing) that, except for the representations and warranties expressly set forth in Article 4 and the certificate delivered to Section 7.02(c), (a) none of the Company, its Affiliates, any of their respective Representatives or any other Person makes, or has made, any representations or warranties relating to the Company or any of its Subsidiaries or their respective businesses or otherwise in connection with the Merger and entry into this Agreement, and none of Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing is relying on any representation or warranty of the Company, any of its Affiliates, any Representative of any of the foregoing or any other Person except for those expressly set forth in Article 4 and the certificate delivered to Section 7.02(c), (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company or any of its Subsidiaries or their businesses or otherwise in connection with the Merger, and if made, such representation or warranty must not and has not been be relied upon by Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub, any of their respective Affiliates or any Representatives of any of the foregoing are not and shall not be deemed to be or include representations or warranties of the Company, any of its Affiliates, any Representative of any of the foregoing or any other Person unless and only to the extent any such materials or information is the subject of any express representation or warranty set forth in Article 4 and the certificate delivered to Section 7.02(c).

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company.

(a) Except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of Nasdaq, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that Parent shall be deemed to have consented in writing if it provides no written response within five (5) Business Days after a written request by the Company for such consent in compliance with the terms of Section 9.01), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (x) conduct its business in all material respects in the ordinary course, consistent with past practice, and (y) preserve substantially intact its business organization and material business relationships; and provided further that no action or inaction by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.01(b) may be taken into consideration in determining whether a breach of this Section 6.01(a) has occurred unless such action would constitute a breach of such other provision.

(b) In addition to the foregoing, except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of Nasdaq, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that Parent shall be deemed to have consented in writing if it provides no written response within five (5) Business Days after a written request by the Company for such consent in compliance with the terms of Section 9.01), from the date hereof until the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) amend the Company’s certificate of incorporation or by-laws, or amend in a manner materially adverse to the Company, any certificate of incorporation or by-laws, or other comparable charter or organizational documents, of the Company’s Subsidiaries;

(ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent;

(iii) (A) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (B) except as otherwise provided in Section 6.01(b)(iii), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire any Company Securities, except (x) the redemption of the Company Preferred Stock in accordance with Section 2.03(c), or (y) for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Equity Awards that are outstanding on the date hereof of the applicable exercise price or withholding taxes with respect to such Company Equity Awards in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan;

(iv) issue, deliver, sell or grant any Company Securities or Company Equity Awards, other than (A) the issuance of Company Common Stock in settlement of and pursuant to the terms of Company RSUs or Company PSUs that are outstanding on the Capitalization Date and set forth on Section 4.05(b) of the Company Disclosure Schedule, and, in each case under this clause (A), in accordance with and, to the extent required under, the applicable terms of such Company Equity Award and the applicable Company Employee Plan, (B) any Company Securities withheld to cover taxes associated with the settlement of any Company RSU or Company PSU, in each case, that is outstanding on the Capitalization Date and set forth on Section 4.05(b) of the Company Disclosure Schedule, and in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan, or (C) the issuance of shares of Company Common Stock upon the redemption or conversion of the Company Preferred Stock or conversion of the Convertible Notes that are outstanding on the date hereof;

(v) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of the Company;

(vi) (A) increase, or modify in a manner detrimental to the Company, the salary, wages, benefits, bonuses, commissions or other compensation payable or to become payable to the Company’s or any of its

Subsidiaries’ current or former employees, directors, executive officers or other individual service providers (other than, subject to the limitations set forth in item 5 of Section 6.01(b)(vi) of the Company Disclosure Schedule, ordinary course reasonable merit increases consistent with past practice and resulting from such individual’s annual performance review), (B) enter into, adopt, amend (in a way which increases the costs to the Company or any of its Subsidiaries), or terminate any Company Employee Plan (or any plan, agreement, program, policy or other arrangement that would be a Company Employee Plan if in existence on the date hereof), (C) increase, grant, provide, promise or otherwise agree to any severance, termination, retention bonus, transaction bonus or change in control, phantom equity or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries, (D) hire any employees, directors, executive officers or other individual service providers (including independent contractors) of the Company or any of its Subsidiaries, other than, subject to the limitations set forth in item 11 of Section 6.01(b)(vi) of the Company Disclosure Schedule in each case of the following clauses (1) and (2), (1) employees with a position below the Senior Vice President level after the four-month period following the date of this Agreement; provided, that, the costs of hiring and compensating such employees is substantially similar to the costs for similarly-situated employees of the Company and such newly-hired employees are provided with standard severance benefits, and (2) employees who are hired to fill open positions or backfill positions, (E) terminate (other than for cause) the employment or services of any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries who has an annual base compensation in excess of $325,000.00, (F) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan (including accelerating the vesting of any Company Equity Awards), (G) make grants under the Company Stock Plans or (H) grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for Taxes incurred under Section 409A or Section 4999 of the Code, solely with respect to clause (A) through (C) above, except as required to be made pursuant to the terms of Company Employee Plans set forth on Section 4.16(a) of the Company Disclosure Schedule or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date hereof;

(vii) acquire or divest any business, assets or capital stock of or to, or make any investment in, any Person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than (A) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which would not be material to the Company and its Subsidiaries as a whole), raw materials, equipment or similar assets, (B) divestitures of obsolete or used equipment in the ordinary course of business consistent with past practice, or (C) transactions solely between the Company and any of its Subsidiaries or solely between Subsidiaries of the Company;

(viii) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of, assign, abandon, or let lapse or expire any Company Intellectual Property, material assets or material properties except (A) non-exclusive licenses pursuant to Contracts existing as of the date hereof, (B) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of the Company and its Subsidiaries in the ordinary course of business consistent with past practice, (C) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (D) Permitted Liens (other than licenses of Intellectual Property, which are addressed in clauses (A) and (B)), or (E) the expiration of Company Intellectual Property in accordance with its maximum statutory term;

(ix) disclose any material confidential information or other Trade Secrets to any Person (other than to (A) Parent and its Affiliates, (B) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions, (C) as expressly permitted by Section 6.02, or (D) to the U.S. Patent and Trademark Office or any similar patent office or agency, in each case, in (and in the course of) filing or prosecuting a patent application related to such information, in the ordinary course of business consistent with past practice to the extent reasonably necessary), escrow any source code, or disclose, license, release, distribute or make available, or grant any rights, to any source code other than in the ordinary course of business consistent with past practice;

(x) make any material change to the Company’s or any of its Subsidiaries’ policies related to personal or personally identifiable information, except as required to comply with Applicable Law or otherwise as directed or required by a Governmental Authority;

(xi) enter into any Contract including any covenant explicitly limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or material right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the Effective Time;

(xii) change any of the accounting methods, principles or practices used by the Company or any of its Subsidiaries materially affecting their assets, liabilities or business, except for such changes that are required by GAAP, Regulation S-X promulgated under the Exchange Act or Applicable Law or as otherwise specifically disclosed in the Company’s reports filed with the SEC;

(xiii) except for (A) intercompany loans between the Company and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Company, or (B) revolving borrowings under and in accordance with the Credit Agreement, dated June 29, 2017, by and among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended from time to time (as in effect on the date hereof) (the “Credit Agreement”), (x) to pay off the Convertible Notes upon their maturity date in accordance with their terms, or (y) in the ordinary course of business for working capital purposes in an amount not to exceed $25,000,000 in the aggregate, (I) incur, issue, or otherwise become liable for additional Indebtedness in an aggregate amount in excess of $5,000,000, (II) modify in a manner materially adverse to the Company or its Subsidiaries the terms of any material Indebtedness existing as of the date hereof, or (III) assume, guarantee or endorse the obligations of any Person (other than a wholly-owned Subsidiary of the Company) in an aggregate amount in excess of $5,000,000;

(xiv) (A) amend in any manner adverse to the Company or any of its Subsidiaries, extend (other than automatic extensions in accordance with its terms) or terminate (other than terminations upon the expiration of the then-current term) any Material Contract, (B) amend, extend or enter into any Contract that would be a Material Contract if entered into prior to the date hereof, or (C) enter into any Contract which (x) has a term of greater than twelve (12) months or (y) which has an annual spend in excess of $5,000,000, including, in each case and without limitation, with respect to the procurement, licensing or use of software or related services (including in-bound license agreements or similar vendor agreements or arrangements), in each case of the foregoing clause (C) other than Contracts which are terminable for convenience without penalty or payment with a notice period of thirty (30) days or less;

(xv) grant any refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business consistent with past practice;

(xvi) settle, pay, discharge or satisfy any Proceeding, other than any Proceeding that (A) involves only the payment of monetary damages not in excess of $2,000,000 individually or $10,000,000 in the aggregate for all such Proceedings, or (B) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or any of its Subsidiaries;

(xvii) enter into, amend, extend, negotiate, or terminate any collective bargaining agreement, Contract or other agreement or understanding with any Union;

(xviii) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar Applicable Laws, or implicate labor protection payments under any collective bargaining agreement, Contract or other agreement or understanding with any Union;

(xix) (A) make (other than in the ordinary course of filing periodic Tax Returns), change or revoke any Tax election, adopt or change any Tax accounting period, in each case, that could reasonably be expected to give rise to a Company Material Adverse Effect; (B) request any ruling from any Governmental Authority with respect to material Taxes of the Company or its Subsidiaries, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) related to any material amount of Tax; or (D) settle or compromise any material Tax liability or agree to an extension or waiver of the statute of limitations with respect to a Tax Return with respect to material Taxes (other than through a customary extension of a Tax Return);

(xx) make any loans or advances to any other Person, except for (A) extensions of credit to customers in the ordinary course of business; (B) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; or (C) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company;

(xxi) make any capital expenditures (including any capitalized information technology projects unless such projects are already in process prior to the date hereof) in an amount exceeding $175,000, other than capital expenditures specifically contemplated by and identified on the capital expenditure schedule Made Available to Parent; or

(xxii) authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, but subject in all cases to Section 6.01(a), nothing in this Section 6.01(b) shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its Subsidiaries.

Section 6.02 Unsolicited Proposals.

(a) Subject to Section 6.03(b) and Section 6.03(c) and this Section 6.02, from the date hereof (the “No-Shop Period Start Date”) until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.01:

(i) the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ directors and officers not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (it being agreed that supplying non-public information in the ordinary course of business shall not be prohibited), (B) engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal or (C) enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to this Section 6.02) with respect to an Acquisition Proposal or enter into or agree to enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement;

(ii) the Company shall, and shall cause its Subsidiaries to, and shall direct and use reasonable best efforts to cause the Company’s and its Subsidiaries’ Representatives to, immediately cease and terminate any existing discussions or negotiations with any Third Party theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal, and promptly following the No-Shop Period Start Date (and in any event within forty-eight hours), the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such Third Party; and

(iii) the Company shall enforce, and will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action (A) would prohibit the counterparty from making a confidential Acquisition Proposal to the Company Board and (B) would be inconsistent with its fiduciary duties under Applicable Law.

(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time on or after the date hereof, but prior to obtaining the Stockholder Approval, (i) the Company receives a written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not result from a material breach of this Section 6.02 and (iii) the Company Board or any committee thereof determines in good faith, after consultation with a Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company, directly or indirectly through one or more of its Representatives, may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party); provided, however, that the Company (1) will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in no event later than thirty-six hours after the time it is provided to such Third Party) provide to Parent any material non-public information concerning the Company or its Subsidiaries provided to such Third Party, which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, but, with respect to the following clause (x), only prior to obtaining the Stockholder Approval, the Company, directly or indirectly through one or more of its Representatives, may (x) following the receipt of an Acquisition Proposal from a Third Party that did not result from a breach of this Section 6.02, contact such Third Party in order to clarify and understand the terms and conditions of such Acquisition Proposal made by such Third Party in order to permit the Company Board (or any committee thereof) to determine whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons making inquiry regarding a potential Acquisition Proposal to this Agreement, including the specific provisions of this Section 6.02.

(c) From and after the date hereof, the Company shall as promptly as practicable (but in no event later than thirty-six hours after such receipt) notify Parent in writing of the Company’s or any of its Representatives’ receipt of any Acquisition Proposal, which notification shall include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal) and the identity of the Third Party making such Acquisition Proposal (provided that, to the extent disclosure of the identity of the Third Party is expressly prohibited by a confidentiality agreement in place as of the date hereof, the Company may not take the actions described in clause (A) or (B) of Section 6.02(b) unless such Third Party waives such prohibition). The Company shall thereafter keep Parent reasonably informed on a prompt basis (and in any event within twenty-four hours of any such development) of the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) promptly after receipt thereof.

(d) Each of Parent and Merger Sub agrees that neither it nor any of their respective Subsidiaries or other Affiliates shall, and that each shall use its reasonable best efforts to cause its and their respective Representatives not to, enter into, or seek to enter into, any agreement, arrangement or understanding with a potential bidding Third Party (or any financing sources or Representatives of such Third Party) that has the purpose or effect of interfering with the Company’s ability to obtain a Superior Proposal from such Third Party (including interfering with the ability of the Company or any financing source to hold discussions and negotiations with such Third Party in connection therewith) in accordance with the rights of the Company under this Agreement; provided, however, that this Section 6.02(d) shall not prevent Parent and Merger Sub from exercising their rights under this Agreement.

(e) The Company agrees that if it is made aware of an action by one of its Representatives and does not use its reasonable best efforts to prohibit or terminate such action and such action would constitute a breach of this Section 6.02 if taken by the Company, then such action will be deemed to constitute a breach by the Company of this Section 6.02.

Section 6.03 Company Recommendation.

(a) Subject to Section 6.03(b) and Section 6.03(c), neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) adopt, approve, endorse, recommend or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal, (iii) fail to publicly recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement, pursuant to Section 6.02), (v) fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions or if doing so would be inconsistent with Applicable Law, including fiduciary duties of the Company Board (provided Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed)), (vi) fail to include the Company Recommendation in the Proxy Statement or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi) (each of the foregoing actions described in clauses (i) through (vii) being referred to as an “Adverse Recommendation Change”).

(b) (i) Notwithstanding anything in this Agreement to the contrary, including Section 6.03(a), at any time prior to obtaining the Stockholder Approval, the Company Board or any committee thereof may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal or (2) any fact, event, change, development or circumstance not known or reasonably foreseeable by the Company Board as of the date hereof (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to (x) any Acquisition Proposal or (y) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (y) may be considered and taken into account) (such fact, event, change, development, circumstance or consequences thereof, an “Intervening Event”) and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement shall be entered into promptly following such termination), subject in each case to compliance with the terms of paragraph (ii) or (iii) below, as applicable.

(ii) In the case of a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made:

(A) unless the Company, its Subsidiaries and their respective Representatives have complied with their obligations pursuant to Section 6.02 and Section 6.03 with respect to such Superior Proposal;

(B) until after the fourth (4th) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of two (2) Business Days from the later of the end of the original notice period or delivery to Parent of such new Notice of Superior Proposal, and compliance with this Section 6.03(b) with respect to such new notice);

(C) unless during such four (4) Business Day period (or two (2) Business Day period following an amended proposal), the Company shall, and shall direct its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement and/or the Debt Commitment Letter as would enable the Company Board or a committee thereof to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate this Agreement; and

(D) unless, prior to the expiration of such four (4) Business Day period (or two (2) Business Day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of this Agreement and/or the Debt Commitment Letter that the Company Board or a committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) to be at least as favorable to the Company’s stockholders as the Superior Proposal.

(iii) In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made:

(A) until after the fourth (4th) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to take such action and specifying the material facts underlying the determination by the Company Board or a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”) (it being understood and agreed that any material modifications or developments with respect to such Intervening Event shall require a new Notice of Intervening Event, which shall require a new notice period of two (2) Business Days, and compliance with this Section 6.03(b) with respect to such new notice);

(B) unless during such four (4) Business Day period (or two (2) Business Day period following a material modification or development), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to enable Parent to amend this Agreement and/or the Debt Commitment Letter in such a manner that obviates the need for an Adverse Recommendation Change (including, if requested by Parent, permitting Parent to make a presentation to the Company Board regarding such adjustments); and

(C) unless, prior to the expiration of such four (4) Business Day period (or two (2) Business Day period following a material modification or development), the Company Board or a committee thereof determines in good faith, taking into consideration any amendments to this Agreement and the Debt Commitment Letter proposed in writing by Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.

(iv) Parent and Merger Sub agree that any proposals to amend this Agreement and/or the Debt Commitment Letter in response to a Notice of Superior Proposal or a Notice of Intervening Event shall be made on a confidential basis to the Company or, if directed by the Company, a Company Financial Advisor. For the avoidance of doubt, delivery of a Notice of Superior Proposal or a Notice of Intervening Event shall not, in and of itself, constitute an Adverse Recommendation Change.

(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or any committee thereof, after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law or any disclosure requirements under Applicable Law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions shall not constitute or be deemed to constitute an Adverse Recommendation Change; provided that (1) any such statement or disclosure pursuant to this Section 6.03(c) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under Section 6.02 or this Section 6.03, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect an Adverse Recommendation Change other than in accordance with Section 6.03(b).

Section 6.04 Approval of Merger Agreement.

(a) As promptly as reasonably practicable (but no later than ten (10) Business Days) following the clearance of the Proxy Statement by the SEC (whether by confirmation that the SEC has no further comments or, if the SEC informs the Company that it does not intend to review the Proxy Statement, expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act), the Company shall, in accordance with Applicable Law and the Company’s governing documents, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval (with the record date and meeting date set in consultation with Parent; provided that the date of the Stockholder Meeting shall be no later than twenty-five (25) Business Days following the mailing of the Proxy Statement to the Company’s stockholders); provided that, notwithstanding anything else to the contrary herein, the Company may postpone or adjourn the Stockholder Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if the Company reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting or to obtain the Stockholder Approval, (iii) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting or (iv) to allow additional time for the solicitation of votes in order to obtain Stockholder Approval. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Stockholder Meeting will not be postponed or adjourned (A) by more than five (5) Business Days at a time or (B) on more than two occasions. In no event will the record date of the Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by Applicable Law. Unless the Company Board or any committee thereof has withdrawn the Company Recommendation in compliance with Section 6.03, the Company shall (x) submit this Agreement for adoption by the stockholders of the Company at the Stockholder Meeting, (y) include the Company Recommendation in the Proxy Statement and (z) use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholder Meeting.

(b) As promptly as reasonably practicable (but no later than twenty-five (25) Business Days) after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and file it with the SEC and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to cause their respective Affiliates, as applicable, to cooperate with the preparation of the foregoing. The Company shall use commercially reasonable efforts (in consultation with Parent) to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall notify the other parties hereto promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate, and shall cause their Affiliates and direct their advisors to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under Applicable Law. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq.

(c) Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company on the one hand, and Parent and Merger Sub on the other hand, each assumes no responsibility with respect to information supplied by or on behalf of, respectively, Parent or Merger Sub or their Affiliates, or the Company or its Affiliates, for inclusion or incorporation by reference in the Proxy Statement. Parent shall ensure that such information supplied by it and its Affiliates for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.05 Access to Information. Subject to Applicable Law, Section 6.12, Section 6.19 and applicable contractual restrictions, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers, directors and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its books, Contracts, personnel, facilities and records to the extent necessary for any reasonable transaction-related purpose, including, without limitation, integration planning and/or post-Closing transition planning and implementation; provided, that, such access pursuant to this Section 6.05 shall not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries. The foregoing shall not require the Company or its Subsidiaries (a) to provide access to or otherwise make available or furnish any books, Contracts or records which would result in a material breach of a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of counsel jeopardize any attorney-client, work product or other legal privilege or protection, (c) to provide access to or otherwise make available or furnish any information relating to the process conducted by the Company that led to the execution of this Agreement (except to the extent expressly required by Section 6.02), (d) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the judgment of the Company based on advice of counsel violate any Company policies in any material respect or Applicable Law, or (e) prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available or prepared by the Company or its Subsidiaries in the ordinary course of business (it being agreed that, in the case of clauses (a), (b) and (d), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction, policy or Applicable Law or waive the applicable privilege or protection). Except as otherwise permitted above, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company not involved in the negotiation of the transactions contemplated by this Agreement or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company (it being acknowledged and agreed that any such contacts with the foregoing parties or Persons in the ordinary course of business and unrelated to the Company or the transactions contemplated by this Agreement shall be unrestricted). All requests for information made pursuant to this Section 6.05 shall be directed to the Chief Legal Officer or other Person designated by the Company. All such information shall, to the extent applicable, be deemed Evaluation Material (as defined in the Confidentiality Agreement) under and be governed by the terms of the Confidentiality Agreement. Notwithstanding any provision of this Section 6.05, following the date hereof through the earlier of the valid termination of this Agreement in accordance with Section 8.01 and the Effective Time, but subject in all respects to compliance with any applicable Antitrust Laws, the Company shall use its reasonable best efforts to (i) coordinate and hold bi-weekly meetings among the five most senior executives of each of Parent and the Company (which may be conducted on a one-on-one basis, or on a group basis, as mutually determined by such participants) for the purpose of discussing, coordinating and planning the proposed integration following the Closing, including the items set forth on Section 6.05 of the Company Disclosure Schedule, and (ii) provide Parent with notice (email being sufficient), as promptly as reasonably practicable, in the event the Company or any of its Subsidiaries receives written or, to the Knowledge of the Company, oral notice from any Top Customer or Top Vendor of its intention to terminate its relationship with the Company or any of its Subsidiaries.

Section 6.06 Notice of Certain Events. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (a) with respect to the Company, has had or would reasonably be expected have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (c) is reasonably likely to result in any of the conditions set forth in Article 7 not being able to be satisfied prior to the End Date. No notification given by any party pursuant to this

Section 6.06 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement.

Section 6.07 Employee Matters.

(a) For a period of the earlier of (I) December 31, 2026, if the Closing occurs on or prior to June 30, 2026, or (II) December 31, 2027, if the Closing occurs on or after July 1, 2026 (the “Covenant Period”) (or, in each case, if shorter, until the date of employment termination of the relevant Continuing Employee (as defined below)), Parent shall, or shall cause the Surviving Corporation to: (i) provide each employee of the Company or its Subsidiaries immediately before the Effective Time who continues employment with Parent, the Surviving Corporation, or any Subsidiary of Parent or the Surviving Corporation immediately following the Closing Date (each a “Continuing Employee”) with: (A) base salary or base hourly rate, as applicable, that is no less than the base salary or base hourly rate, as applicable, provided to such Continuing Employee immediately prior to the Effective Time; and (B) at Parent’s election either, (x) target annual cash incentive compensation opportunities (including commissions and annual cash bonuses) (but excluding retention, long-term incentive compensation, change in control or transaction bonus opportunities and equity and equity-based incentive compensation and disregarding any stock in lieu of cash or similar programs), in each case, in an amount that is no less favorable than the amount(s) provided to each such Continuing Employee immediately prior to the Effective Time or (y) an increase in base salary and/or, a modified target annual cash incentive opportunity such that, when combining clauses (A) and (B), the Continuing Employee’s annual target cash compensation in the aggregate is no less than such Continuing Employee’s historical total on-target earnings, as determined by Parent in good faith, as in effect immediately prior to the Effective Time. For a period until December 31, 2026, Parent shall provide, or shall cause the Surviving Corporation to provide, each Continuing Employee with employee benefits (including defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding defined benefit pension, nonqualified deferred compensation, severance, equity and equity-based incentive, long term incentive (except as provided in clause (ii) below), retention, change in control and post-employment health and welfare benefits (such exclusions, collectively, the “Excluded Benefits”)) that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time under the Company Employee Plans set forth in Section 4.16(a) of the Company Disclosure Schedule and the Foreign Plans (excluding the Excluded Benefits). For the remainder of the Covenant Period following December 31, 2026, Parent shall, or shall cause the Surviving Corporation to, provide each Continuing Employee with employee benefits (including defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding the Excluded Benefits) that are either (x) substantially similar to those provided to such Continuing Employee as of December 31, 2026 under the Company Employee Plans set forth in Section 4.16(a) of the Company Disclosure Schedule and the Foreign Plans (excluding the Excluded Benefits) or (y) no less favorable to those (other than the Excluded Benefits) provided to similarly situated employees of Parent. During the Covenant Period, Parent shall, or shall cause the Surviving Corporation to honor and maintain in effect, without any amendment or modification thereto, all severance benefit plans, programs, agreements and policies set forth in Section 6.07 of the Company Disclosure Schedule (and as Made Available to Parent) applicable to Continuing Employees as in effect immediately prior to the Effective Time; provided, that any provisions therein relating to the treatment of outstanding equity awards shall only apply to the Continuing Employee’s Cash Replacement RSU Amounts, Cash Replacement PSU Amounts, and/or Cash Replacement Phantom Share Amounts, as applicable, and shall not apply to any equity awards issued following the Effective Time (unless otherwise determined in Parent’s sole discretion). Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by an agreement or other arrangement with a Union shall be governed by the applicable agreement until the expiration, modification or termination of such agreement in accordance with its terms or applicable Law.

(b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit for purposes of eligibility to participate, vesting (other than the vesting of future equity awards), accrual of vacation and paid time off entitlement, and severance benefits for service with the Company and its Subsidiaries (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs, and policies of Parent or the Surviving Corporation, as applicable, to the same extent and for the same purposes such Continuing Employee would have received credit under the analogous Company Employee Plans prior to the Closing; provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits or compensation. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Employee Plan as of the Effective Time, which shall not be subject to accrual limits or forfeiture.

(c) From and after the Closing Date, with respect to each benefit or compensation plan, program, policy, or arrangement that is maintained, or will be maintained after the Closing Date, by Parent or any of its subsidiaries for any Continuing Employee (collectively, the “Parent Benefit Plans”), Parent shall (or shall cause the Surviving Corporation to) (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all Parent Benefit Plans to the extent that coverage pursuant to any such Parent Benefit Plan replaces the Continuing Employee’s coverage pursuant to a corresponding Company Employee Plan (to the same extent such waiting periods or restrictions on eligibility did not otherwise apply to (or was otherwise satisfied by) such Continuing Employee under the corresponding Company Employee Plan immediately prior to the Closing Date), (ii) use commercially reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing and at-work conditions, waiting periods, evidence of insurability requirements or similar requirements and required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions and exclusions did not apply to (or was otherwise met by) such Continuing Employee under the corresponding Company Employee Plan in which such Continuing Employee participated immediately prior to the Closing Date; (iii) use commercially reasonable efforts to provide each Continuing Employee and their eligible dependents with credit for any co-payments, co-insurance, and deductibles paid and credited in the plan year in which the Closing Date occurs that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan; and (iv) credit the accounts of the Continuing Employees pursuant to any Parent Benefit Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the corresponding Company Employee Plan that is a flexible spending account plan during the plan year in which participation under a flexible spending account Parent Benefit Plan is substituted for participation under a flexible spending account Company Employee Plan.

(d) From and after the Closing Date, if the Closing Date occurs during the Company’s 2026 fiscal year, Parent shall, or shall cause the Surviving Corporation to, pay an annual bonus under each of the annual bonus and short-term cash-based incentive plans and programs sponsored or maintained by the Company or any of its Subsidiaries (and Made Available to Parent) as of immediately prior to the Effective Time (each, an “Annual Bonus Plan”) to each Eligible Continuing Employee (as defined below) for the Company’s 2026 fiscal year , with the amount of each such annual bonus to be based on actual performance under such Annual Bonus Plan for such fiscal year (each, an “Annual Bonus”). The Annual Bonuses will be paid at the same time or times that annual bonuses are typically paid under the terms of such Annual Bonus Plan. For purposes of the foregoing, “Eligible Continuing Employee” means a Continuing Employee (x) who remains an employee of the Company, Parent, the Surviving Corporation, or any of their Subsidiaries on the last day of the fiscal year in which the Effective Time occurs, or (y) whose employment is terminated without “Cause” or due to the Continuing Employee’s resignation with “Good Reason” (each as defined in Section 6.07(d) of the Company Disclosure Schedule) before payment of the Annual Bonus. If the Closing Date occurs during the Company’s 2027 fiscal year, Parent shall, or shall cause the Surviving Corporation to, pay (in addition to any quarterly bonus for completed quarters that has not yet been paid) a pro-rated portion of the annual bonus under each Annual Bonus Plan for the 2027 fiscal year based on the portion of such year through the end of the fiscal quarter in which the Closing Date occurs to each Eligible Continuing Employee, with the amount of each such pro-rated annual bonus to be based on actual performance for such fiscal quarter. Thereafter, Parent will be permitted to replace the Annual Bonus Plans with alternative short-term incentive opportunities for participants in the Annual Bonus

Plans, provided that such opportunities are at least equal to the target amounts of such participants’ opportunities under the Annual Bonus Plans.

(e) Notwithstanding anything to the contrary, if the Closing Date occurs while any election to pay any annual bonus or other short-term incentive payment in shares of Company Common Stock, Company Securities and/or Company Equity Awards for the Company’s 2026 fiscal year is outstanding, such annual bonus or other short-term incentive payment shall instead be paid in cash but otherwise in accordance with all other terms of such election (inclusive of any incentive value provided for under the associated plan or arrangement).

(f) The Company and Parent will cooperate in good faith to mitigate the impact of Section 280G of the Code on the Company and its Subsidiaries arising in connection with the transactions contemplated hereby provided, however, that in no event will the Company be required to take any action that would adversely affect the rights of any individual service provider. For the avoidance of doubt, in no circumstance will the Company and its Subsidiaries or Parent provide any service provider of the Company or any of its Subsidiaries with a “gross up” or similar entitlement to mitigate the impact of Section 280G of the Code, except for any such “gross up” entitlement in existence as of the date hereof, set forth on Section 4.16(g) of the Company Disclosure Schedule, and Made Available to Parent.

(g) Nothing in this Section 6.07 shall be deemed to: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Subsidiaries to terminate the employment of any Continuing Employee; (ii) establish, terminate, or amend any Company Employee Plan, Parent Benefit Plan or any other compensation or benefit plan, policy, program, agreement or arrangement; (iii) impose a requirement upon or limit the ability of Parent, the Surviving Corporation, or any of their Affiliates to continue, establish, terminate, or amend any particular benefit or compensation plan or arrangement before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law; or (iv) confer upon any Person any right as a third-party beneficiary of this Agreement.

(h) If requested by Parent at least five (5) days prior to the Closing Date, the Company Board shall adopt, no later than the day prior to the Closing Date, a written consent (the form of which shall have been approved by Parent, whose approval shall not be unreasonably withheld, conditioned or delayed) terminating the Verint Systems Inc. 401(k) Savings Plan, with such termination to be effective no later than the day immediately prior to the Closing Date.

Section 6.08 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors or managers (as applicable) shall grant such approvals and take such actions within their respective authority as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Without limiting the foregoing, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

Section 6.10 Voting of Shares. Parent shall vote, or cause to be voted, any shares of Company Common Stock and Company Preferred Stock beneficially owned by it or any of its Affiliates, in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Sub held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.11 Director and Officer Liability.

(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s and the Company’s Subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 350% of the amount per annum the Company paid pursuant to its most recent renewal prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 350% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 350% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time (and the Company shall use commercially reasonable efforts to obtain such “tail” or “runoff” policies if requested in writing by Parent), which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. The Company may, with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned) also purchase prepaid “tail” or “runoff” policies for any other “claims-made” liability insurance coverage, including employment practices liability, professional liability and cyber and data security liability coverages; provided that such premiums for such insurance do not exceed 350% of the amount per annum the Company paid pursuant to its most recent renewal prior to the date hereof with respect to each such coverage. If any such prepaid policies described in this Section 6.11(a) have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted by the Organizational Documents of the Company and its Subsidiaries in effect as of the date of this Agreement and any indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party: (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of the Company or any Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or any Subsidiary of the Company or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party); and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of the

Company as in effect on the date hereof. Parent shall pay all expenses, including reasonable attorneys’ fees and expenses (which shall be advanced as they are incurred), that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 6.11. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations in this Section 6.11 and an Indemnified Party commences a suit which results in a determination that Parent or the Surviving Corporation failed to comply with such obligation, Parent shall pay such Indemnified Party his or her costs and expenses (including reasonable attorney’s fees and expenses) in connection with such suit.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company as of the date hereof.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

(e) The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or by-laws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.11).

Section 6.12 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to do all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties (provided, that the Company shall not be obligated to make any payment or commercial concession to any Third Party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of the Company and Parent (including, if applicable, its “ultimate parent entity”, as that term is defined in the HSR Act and its implementing regulations) shall: (i) promptly, but in no event later than twenty (20) Business Days after the date hereof, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement and shall use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly and in compliance with all Applicable Laws make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable Antitrust Laws (to the extent required) and FDI Laws; (iii) as promptly as reasonably practicable respond appropriately to any request by the U.S. Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by any other Governmental Authority under applicable Antitrust Laws in connection with the Merger and the other transactions contemplated by this Agreement; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by this Agreement; and (v) defend any claim asserted in court by any Governmental Authority or any other Person under Antitrust Laws or FDI Laws in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date. Parent shall pay all filing fees under the FDI Laws, HSR Act and other applicable Antitrust Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the FDI Laws, HSR Act or such other filings as may be required under applicable Antitrust Laws, in connection with the Merger or the other transactions contemplated by this Agreement.

(c) Without limiting the generality of anything contained in this Section 6.12, each party hereto shall use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or Proceeding by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or Proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, DOJ or any other Governmental Authority to the extent regarding the Merger and the other transactions contemplated by this Agreement, or regarding any such request, inquiry or Proceeding, and provide a copy of all written communications. In addition, Parent shall lead discussions with all Governmental Authorities and determine strategy related to obtaining clearances and approvals contemplated by this Section 6.12, subject to Parent’s good faith consultation with, and reasonable consideration of the views of, the Company. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or the Company, as the case may be, will consult the other in good faith on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement and shall consider in good faith any comments by Parent or the Company, as the case may be. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry or Proceeding in respect of the Merger and the other transactions contemplated by this Agreement, each party hereto will permit authorized Representatives of the other party to be present at each meeting or conference relating to such request, inquiry or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Proceeding.

(d) Without limiting the generality of the undertakings of Parent and the Company pursuant to Section 6.12(b) and Section 6.12(c), each of Parent and the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws or FDI Laws that may be asserted by any Governmental Authority or any other Person so as to enable the parties hereto to obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents, approvals, and the expiry or termination of any applicable waiting periods from Governmental Authorities to consummate the transactions contemplated by this Agreement, including the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any Proceeding by a Governmental Authority or any other Person under Antitrust Laws or FDI Laws. Notwithstanding anything to the contrary in this Agreement, no party shall be required to (and the Company and the Company and its Subsidiaries shall not, without the prior written consent of Parent), (i) propose, negotiate, commit to, effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent pursuant hereto, or (ii) enter into such other arrangements to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any Proceeding by a Governmental Authority or any other Person under Antitrust Laws or FDI Laws that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions, other than, any action, concession or undertaking (other than any hold separate, sale, divestiture, license or other disposition of assets, properties or businesses) that (y) is conditioned on the Closing and (z) would not reasonably be expected to (A) have a material and adverse impact on the benefits expected to be derived by Parent from the transactions contemplated by this Agreement or (B) be material, individually or in the aggregate, to the business, results of operation, financial condition or operations of Parent or the Company and its Subsidiaries.

(e) From the date of this Agreement until the earlier of (i) the valid termination of this Agreement in accordance with its terms and (ii) the expiration of termination of the waiting period under the HSR Act and any applicable FDI Laws applicable to the transactions contemplated by this Agreement, neither Parent nor Merger Sub (nor any other controlled Affiliate of Parent) shall enter into any agreement, transaction or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially and adversely affect or materially delay Parent’s or Merger Sub’s ability to: (i) obtain the timely expiration or termination of the waiting period under the HSR Act and any applicable FDI Laws, or the authorizations, consents, Orders and approvals required under any other applicable Antitrust Laws, applicable to the transactions contemplated by this Agreement; (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order that would materially delay or prevent the consummation of the transactions contemplated by this Agreement; or (iii) obtain all other authorizations, consents, Orders and approvals of Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

Section 6.13 Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall as promptly as reasonably practicable notify the other party in writing of, and shall give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 6.13, “participate” means that the Company or Parent, as the case may be, shall keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which the Company or Parent, as the case may be, shall consider in good faith, but the other party shall not be afforded decision-making power or authority. Notwithstanding the foregoing, the Company shall not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to retain Jones Day or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

Section 6.14 Public Announcements. Each of the Company and Parent (or its direct or indirect parent entity) shall issue an initial press release relating to the execution of this Agreement, and the Company shall file one or more Current Reports on Form 8-K with the SEC attaching its announcement press release and a copy of this Agreement as exhibits. The Company, on the one hand, and Parent, on the other hand, will provide such other party with a draft of its initial press release (including with respect to the Company, such Current Report Form 8-K and attachments) for review prior to such filing, and the disclosing party shall consider in good faith any comments provided by such other party. Thereafter Parent and the Company shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public announcement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement may be required by Applicable Law or any listing agreement under which or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement shall use commercially reasonable efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance; provided, however, that notwithstanding the foregoing and for the avoidance of doubt, (a) the Company shall not be required to consult with Parent before (i) issuing any press release or making any other public statement (x) with respect to an Adverse Recommendation Change effected in accordance with Section 6.03 or (y) as otherwise permitted under Section 6.03, including with respect to its receipt and consideration of any Acquisition Proposal, Superior Proposal or “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (ii) disseminating any communications principally directed to employees, customers, technology or other partners or vendors so long as such communications are consistent with this Agreement or previous releases, public disclosures, public statements or other communications made by the parties not in violation of this Section 6.14 and (b) Parent, Merger Sub and their Affiliates shall not be required to consult with the Company before making any statements or disclosures with respect to this Agreement or the transactions contemplated by this Agreement (i) to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, (ii) on such Person’s website or social media channels in the ordinary course of business (but with respect to such statements, only to the extent that such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually if approved by the other party)) or (iii) with respect to responding to any Adverse Recommendation Change.

Section 6.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.16 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause any dispositions (or acquisition, if applicable) of shares of Company Common Stock and Company Equity Awards resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

Section 6.17 Debt Financing.

(a) Each of Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions necessary to arrange, obtain and consummate the Debt Financing on the terms and conditions (including “market flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter, on or prior to the Funding Date, including to (i) maintain in effect and comply in all material respects (to the extent such compliance is within the control of Parent and Merger Sub) with the Debt Commitment Papers, (ii) negotiate, and enter into binding definitive agreements with respect to, the Debt Financing on the terms and subject only to the conditions (including the market “flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter (or on other terms that in the aggregate are not materially less favorable, taken as a whole, to Parent or Merger Sub than the terms and conditions (including market “flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter) (provided no such other terms would reasonably be expected to adversely impair or delay the ability of Parent and Merger Sub to consummate the Merger or obtain the Debt Financing in an aggregate amount no less than the Required Amount) (such definitive agreements in respect of the Debt Financing, collectively with the Debt Commitment Papers, collectively the “Debt Documents”), (iii) satisfy on a timely basis (or obtain a waiver of) all conditions applicable to Parent and Merger Sub in the Debt Commitment Papers that are within control of the Parent and that are necessary to cause funding of the Debt Financing to occur on the Funding Date, and (iv) upon the satisfaction or waiver of the conditions herein to Parent’s and Merger Sub’s obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing), consummate the Debt Financing. Parent and Merger Sub shall not, without the prior written consent of the Company, agree to or permit any termination, rescission or withdrawal of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, or assignment of, the Debt Commitment Letter or any other Debt Document if such termination, recission, withdrawal, amendment, supplement, modification, waiver or assignment would reasonably be expected to (A) reduce the aggregate amount of any portion of the Debt Financing (including by changing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter or the Debt Financing Fee Letter (including any “flex” provisions set forth therein)) to an amount below the Required Amount, (B) impose any new or additional conditions precedent or contingencies to the availability of the Debt Financing or otherwise expand, amend or modify any of the conditions precedent to the Debt Financing in a manner that would reasonably be expected to prevent or delay the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing), (C) make the funding of any portion of the Required Amount of the Debt Financing (or satisfaction of any condition to obtaining any portion of the Required Amount of the Debt Financing) less likely to occur or (D) adversely impact the ability of Parent or Merger Sub, as applicable, to consummate the Debt Financing, in at least the Required Amount, on the Funding Date.

(b) Upon request by the Company, Parent shall keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. Parent and Merger Sub shall give the Company prompt notice of (i) any material and actual breach, default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a breach or default), termination or cancellation by any party to any Debt Document of which Parent or Merger Sub becomes aware, (ii) the receipt by Parent or Merger Sub of any written notice or other written communication from any Debt Financing Source with respect to any (A) actual or threatened (in writing) material breach, material default, termination or cancellation by any party to any Debt Document that would reasonably be expected to make the Debt Financing (in an amount at least equal to the Required Amount) less likely to occur on the Funding Date or (B) dispute or disagreement between Parent and any Debt Financing Source or among any parties to any Debt Document (other than ordinary course or customary negotiations relating to the Debt Commitment Letter or any definitive document related to the Debt Financing), in each case regarding the Debt Financing and which would reasonably be expected to make the Debt Financing (in an amount at least equal to the Required Amount) less likely to occur on the Funding Date, and (iii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to timely obtain all or any portion of the Debt Financing necessary to fund the Required Amount on the terms and in the manner contemplated by the Debt Commitment Letter. If (x) commitments with respect to any portion of the Debt Financing expire or terminate or (y) any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent shall promptly so notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing (the “Alternative Financing”) from alternative sources in an amount sufficient to fund the Required Amount with terms and conditions, taken as a whole, not less favorable to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Papers (including market “flex” provisions). Parent shall deliver to the Company true and complete copies of the alternative debt commitment letters (including fee letters) pursuant to which any such alternative source shall have committed to provide any portion of the Alternative Financing, which fee letter(s) may be redacted for the fee amounts and other economic terms customarily redacted for transactions of this type. For the avoidance of doubt, it is understood and agreed that, subject to the limitations set forth in Section 6.17(a) and this Section 6.17(b), Parent and Merger Sub may amend, restate and/or replace

(or cause any of the foregoing) the Debt Commitment Letter to (x) add (in accordance with the Debt Commitment Letter) additional Debt Financing Sources or reallocate commitments among creditworthy lenders or reassign titles so long as the aggregate amount of the Debt Financing is not reduced below the Required Amount and (y) implement or exercise any “flex” provisions in the Debt Financing Fee Letter as in effect on the date of this Agreement. For purposes of this Agreement, references to the “Debt Commitment Letter” shall include such documents as permitted to be amended, restated, modified, supplemented or replaced by this Section 6.17 and (z) references to “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.17.

Section 6.18 Debt Financing Cooperation.

(a) Prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of their respective Representatives to, use its respective reasonable best efforts (other than clause (iv) below which shall not be subject to the reasonable best efforts standard and clause (viii) below which shall be subject to commercially reasonable efforts) to provide Parent and Merger Sub with such necessary, proper, customary or advisable cooperation as is reasonably requested by Parent, at Parent’s sole cost and expense, in connection with the arrangement, syndication and consummation of the Debt Financing, including to the extent so requested using its respective reasonable best efforts to:

(i) furnish (on a confidential basis) Parent with (x) the Required Information (including updating, supplementing or correcting any Required Information to the extent such Person has knowledge that such Required Information contains any material omission of fact or material misstatement of fact regarding the Company and its Subsidiaries) and (y) such other customary financial information as reasonably requested by Parent to enable Parent to prepare customary pro forma financial statements; provided that in no event shall the Required Information be deemed to include or shall the Company otherwise be required to provide any information regarding any post-Closing or pro forma financial statements, post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing (including any synergies or cost savings), projections, ownership or an as-adjusted capitalization table;

(ii) assist in preparation for and participate (and direct appropriate senior officers with appropriate expertise to participate) in a reasonable number of lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the Debt Financing Sources) (which shall be virtual unless otherwise agreed to by the Company), presentations and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;

(iii) assist Parent with the preparation of customary materials for rating agency presentations, bank information memoranda and similar marketing documents required in connection with the Debt Financing (including customary bank authorization letters without a “knowledge qualifier”, provided the Company has had a reasonable period of time to first review and comment on such materials and the comments of the Company thereto have been incorporated);

(iv) provide all documentation and other information about the Company and the Company’s Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act at least four (4) Business Days prior to the Closing, in each case to the extent requested by Parent of the Company in writing at least nine (9) Business Days in advance of the Closing;

(v) furnishing Parent, at least one (1) Business Day prior to the Closing, with (x) a customary payoff letter (including providing Parent with drafts thereof at least five (5) Business Days prior to the Closing) reasonably satisfactory to Parent with respect to Indebtedness incurred under the Credit Agreement, which shall provide (A) the total amount required to be paid to fully satisfy the applicable Indebtedness and other obligations owing thereunder (other than those obligations expressly permitted to survive thereunder) (the “Payoff Amounts”), (B) wire instructions for payment of such Payoff Amounts and (C) that upon receipt of the Payoff Amounts set forth in such payoff letter, all guarantees and Liens in connection with such Indebtedness shall be automatically and immediately released and terminated and that Parent or any of its Affiliates are authorized to file such documents and instruments as are necessary or desirable to evidence such release and (y) other customary documents and deliverables, in form and substance reasonably satisfactory to Parent, to release and terminate all guarantees and Liens in connection with such repaid Indebtedness (collectively, the deliverables in clauses (x) and (y), the “Payoff Deliverables”);

(vi) assist in the preparation and facilitate the execution and delivery (in the case of execution and delivery, solely to the extent any such execution would only be effective on or after the Effective Time) of any definitive financing documentation required in connection with the Debt Financing and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation, including credit agreements (or joinders thereto), pledge and security documents, and other definitive financing documents and deliverables (including any Investment Company Act diligence);

(vii) assist in the creation and perfection of security interests, pledges, mortgages and other liens, in each case only so long as such security interests, pledges, mortgages and other liens do not become effective prior to the Effective Time and with taking actions reasonably necessary to permit any Debt Financing Sources to reasonably evaluate the Company’s and its Subsidiaries’ material assets and cash management and accounting system for the purposes of establishing collateral arrangements;

(viii) (A) make, or cause to be made, all filings with the United States Patent and Trademark Office, United States Copyright Office, or equivalent Intellectual Property filing offices in other applicable jurisdictions that are reasonably necessary to evidence and record the release of applicable security interests against any Company Intellectual Property listed on the Registered IP List, and (B) keep Parent reasonably apprised of the progress of such corrective filings upon written request by Parent (email being sufficient); and

(ix) assist in the taking of customary corporate and other similar actions, subject to and contingent upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date (provided that no such action shall be required by the Company Board and such actions will only be required by a director, manager or any equivalent officer or employee of the Company or any of its Subsidiaries who will continue in such position after the Closing).

(b) Nothing in this Section 6.18 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise satisfactorily indemnified by or on behalf of Parent; (ii) enter into any definitive agreement that is effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)); (iii) incur any liability or give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) take any action that would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction of any property or assets of the Company and its Subsidiaries; (v) deliver or cause the delivery of any legal opinions or accountant comfort letters, (vi) prepare or deliver financial or (excluding information described in subclause (a)(iv) of this Section 6.18) other information not produced in the ordinary course of business or in a form not customarily prepared by the Company to the extent the preparation of which would be unduly burdensome, (vii) deliver any certificate or authorization letter that it reasonably believes in good faith contains any untrue certifications, (viii) provide in connection with the Debt Financing any information the disclosure of which is prohibited under Applicable Law or is legally privileged (provided that, if the Company withholds any such information on such basis, the Company shall provide notice to Parent reasonably detailing the basis by which the Company is withholding such information), (ix) be required to provide (A) any pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (B) any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (C) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing, (D) separate subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K, or (F) any solvency certificate or similar certification or representation that would be effective prior to Closing, or (x) be required to take any action that would conflict with, violate or result in a breach of or default under its organizational documents or any Material Contract, in each case, as in effect on the date hereof, to which the Company or any of its Subsidiaries is bound. In addition, notwithstanding anything to the contrary in this Section 6.18 (A) no action, liability or obligation of the Company and its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and none of the Company and its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Effective Time or that must be effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)); (B) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor; and (C) no officer, director, employee or Representative of the Company and its Subsidiaries shall be required to deliver any certificate or opinion or take any other action under this Section 6.18 that could result in personal liability to such Person or Representative.

(c) After any valid termination of this Agreement, promptly upon request (but in any event within 30 days thereafter) by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees of one outside counsel (not including the costs of in-house legal or accounting services)) incurred by the Company and its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.18; provided that the Company and its Subsidiaries (and not Parent) shall be responsible for (x) any amounts that would otherwise have been incurred in the absence of the Debt Financing and (y) any ordinary course amounts payable to existing employees of or consultants to the Company with respect to services provided prior to the Closing Date.

(d) The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith (other than information provided by the Company, its Subsidiaries and their respective Representatives); provided, that, notwithstanding the foregoing, in no event shall Parent be obligated to indemnify any such Persons to the extent such liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts resulted, as determined by a court of competent jurisdiction, from (i) the fraud, willful misconduct or gross negligence of such Person, or (ii) a material breach of this Section 6.18 by such Person or its Representatives.

(e) The Company hereby consents to the use of its logos solely in connection with the Debt Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill and will comply with the Company’s usage requirements to the extent made available to Parent and Merger Sub prior to the date of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub understands and acknowledges and agrees that obtaining the Debt Financing or any alternative financing is not a condition to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement.

(g) Notwithstanding anything in this Agreement to the contrary, the Company will be deemed to be in compliance with Section 6.18 unless: (i) the Debt Financing has not been obtained as a result of the Company’s material breach of its obligations under this Section 6.18 to the extent such material breach is a proximate cause of the unavailability of the Debt Financing; (ii) Parent or Merger Sub provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged material breach by the Company of its obligations under this Section 6.18; (iii) Parent or Merger Sub includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged material breach (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under this Section 6.18); and (iv) the Company fails to take the actions specified in such Non-Cooperation Notice within five (5) Business Days from receipt of such Non-Cooperation Notice.

Section 6.19 Confidentiality. Parent and the Company hereby agree to continue to be bound by the Confidentiality Agreement dated as of May 13, 2024, as amended on November 26, 2024 and July 31, 2025, by and between Thoma Bravo, L.P. and the Company (the “NDA,” and together with the CTA, the “Confidentiality Agreement”) (it being acknowledged and agreed, for the avoidance of doubt, that Parent and Merger Sub are “Affiliates” of Thoma Bravo, L.P. for purposes of the NDA). All information provided by or on behalf of the Company or its Subsidiaries pursuant to this Agreement (including in connection with the Debt Financing) will be kept confidential in accordance with the NDA; provided, however, that Parent and Merger Sub will be permitted to disclose such information on a need-to-know basis to any Debt Financing Sources that may become parties to the definitive documents evidencing the Debt Financing (and, in each case, to their respective counsel and auditors) so long as each such Person (a) agrees for the benefit of the Company to be bound by substantially similar terms of the NDA as if a party thereto or (b) is subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a third-party beneficiary.

Section 6.20 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 6.21 Listing Matters. Each of the Company and Parent agrees to cooperate with the other party in taking, or causing to be taken, all action necessary to delist the shares of Company Common Stock from Nasdaq and terminate the Company’s registration under the Exchange Act, provided that such delisting and termination shall not be effective until the Effective Time.

Section 6.22 Cooperation on Cash Funding. Parent and the Company shall cooperate in good faith and use commercially reasonable efforts to make available at Closing on a tax-efficient basis any cash held by the Company or its Subsidiaries to the extent Parent determines that such cash is desirable or necessary to fund the Aggregate Merger Consideration; provided that in no event shall this Section 6.22 require the Company or its Subsidiaries to (a) incur any Tax or other expense prior to the Closing in connection with such cooperation, or (b) violate any Applicable Law or any legally required minimum cash balance or capital surplus requirements applicable to such Subsidiaries.

Section 6.23 Convertible Notes; Capped Calls.

(a) On and prior to the Effective Time, and within the time periods required by the terms of the Convertible Notes Indenture, the Company shall deliver any notices (including with respect to holders’ rights to require repurchase or conversion of the Convertible Notes), certificates, supplemental indentures and other documents relating to the Convertible Notes that might be required under the Convertible Notes or the Convertible Notes Indenture, including as a result of the Transactions, and take all other actions as may be required under the terms of the Convertible Notes, the Convertible Notes Indenture or under applicable Law. The Company shall provide copies of any such notice, certificate, supplemental indenture and other document to Parent prior to delivery thereof to the trustee and holders of the Convertible Notes, which notices, certificates, supplemental indentures and other documents shall be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).

(b) Prior to the Effective Time, the Company shall use commercially reasonable efforts to cooperate with, and assist Parent in, terminating the Capped Calls at or as promptly as reasonably practicable following the Effective Time. Prior to the Effective Time, the Company shall, and shall cause its Representatives to, cooperate with and assist Parent in connection with discussions, negotiations or agreements with the Capped Call Dealers with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Capped Calls; provided, that, the Company shall not be required to enter into any agreement the effectiveness of which is not conditioned upon the occurrence of the Effective Time. The Company shall also, as promptly as reasonably practicable, provide Parent and its counsel with copies of any notices or other written communications received from the Capped Call Dealers to, and in respect of, the Capped Calls, and shall give Parent reasonable opportunity to review and comment on any written response to any such notice or other written communication, and shall give good faith consideration to any such comments timely provided by Parent. If reasonably requested by Parent, the Company, at Parent’s sole cost and expense, shall use its commercially reasonable efforts to engage a hedging advisor in connection with the actions set forth in the immediately preceding sentence. Prior to the Effective Time, the Company shall not (i) enter into any binding agreements in respect of the Capped Calls, (ii) agree to any amendments, modifications or other changes to the terms of the Capped Calls, or (iii) exercise any right it may have to terminate, or to trigger an early settlement of, any of the Capped Calls (other than, for the avoidance of doubt, in connection with an early conversion of any Convertible Notes), in each case, without the prior written consent of Parent.

Section 6.24 FIRPTA Certificate. Prior to the Closing, the Company shall duly execute and deliver to Parent a certificate in the form and substance required under Treasury Regulations Section 1.1445-2(c) and 1.897-2(h) together with a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, in each case, in form and substance reasonably acceptable to Parent; provided, that, the failure to deliver such certificate pursuant to this Section 6.24 shall only entitle Parent to withhold (or cause to be withheld) Taxes as required by applicable Law.

Section 6.25 102 Tax Ruling. The Company, through its legal and accounting representatives in cooperation with Parent, through its legal and accounting representatives, will approach within 14 Business Days of the date hereof the ITA, in full coordination with Parent and Parent’s Israeli legal counsel and Tax advisors, with an application for a ruling (the “Israeli Tax Ruling”) in a form acceptable to Parent in relation to the Israeli Tax treatment of Company Common Stock which are subject to Section 102 of the Ordinance and Company Equity Awards which are subject to Section 102 and Section 3(i) of the Ordinance to confirm, inter alia, that (A) the payment of any Merger Consideration for such securities that remain subject to the statutory trust period under Section 102 of the Ordinance will not constitute a violation of the requirements of Section 102 of the Ordinance; (B) the payment of any Merger Consideration for such unvested securities will be subject to Tax according to a specific formula based on the value of Parent at the Closing and at each future vesting date; and (C) Parent and any Person acting on its behalf, including the Payment Agent, will be exempt from withholding Tax in relation to any payments or consideration transferred to the 102 Trustee in relation to such securities, and which ruling shall include such additional terms as are customary to be included in such rulings. The Company will use commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to obtain the Israeli Tax Ruling as promptly as practicable. Parent shall use its commercially reasonable efforts to comply and cooperate with the requirements of the Israeli Tax Ruling, including any valuation requirements. If the Israeli Tax Ruling is not granted prior to the Closing, the Company shall seek to receive prior to the Closing, an interim ruling confirming, among others, that Parent and any Person acting on its behalf (including the Payment Agent), shall be exempt from Israeli Tax withholding in relation to any consideration delivered to the 102 Trustee in respect of Company Common Stock which are subject to Section 102 of the Ordinance and Company Equity Awards which are subject to Section 102 and Section 3(i) of the Ordinance, which ruling may include such additional terms as are customary to be included in such rulings (the “Interim Tax Ruling”). To the extent the Interim Tax Ruling is obtained, all references herein to the Israeli Tax Ruling shall be deemed to refer to such Interim Tax Ruling, until such time that a final definitive Israeli Tax Ruling is obtained. For the avoidance of doubt, the Company and its legal and accounting representatives shall not make any application to the ITA with respect to any matter relating to the Interim Tax Ruling or the Israeli Tax Ruling, without granting Parent’s Israel legal counsel the opportunity to review, comment on and approve the draft application in advance (which approval shall not be unreasonably withheld, delayed or conditioned), and the Company and its legal and accounting representatives will inform Parent’s Israeli legal counsel in advance of the content of, and enable Parent’s Israel legal counsel to participate in, all material discussions and meetings with the ITA relating thereto. To the extent that Parent’s Israeli legal counsel elects not to participate in any such meeting or discussion, the Company or its legal and accounting representatives shall provide Parent’s Israeli legal counsel with an update of the discussions or meetings held with the ITA. The text of the applications for, filing relating to, and the final text of the Interim Tax Ruling and the Israeli Tax Ruling, shall be subject to the prior written confirmation of Parent or its Israel legal counsel, not to be unreasonably withheld, conditioned or delayed.

Section 6.26 Registered Intellectual Property. From and after the date hereof until the earlier of the Effective Time and termination of this Agreement pursuant to Section 8.01, upon the written request of Parent (email being sufficient), the Company will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) make, or cause to be made, all filings with the United States Patent and Trademark Office, United States Copyright Office, or equivalent Intellectual Property filing offices in other applicable jurisdictions that are reasonably necessary to correct any errors in the ownership or registration information of any Company Intellectual Property listed on the Registered IP List, and (ii) keep Parent reasonably apprised of the progress of such corrective filings upon written request by Parent (email being sufficient); provided, however, that Parent and Merger Sub acknowledge and agree that the inability or failure to correct any error in the ownership or registration information of any Company Intellectual Property listed on the Registered IP List will not in and of itself be a breach of this Section 6.26 or be deemed a failure of the condition in Section 7.02(b).

Section 6.27 Support Agreements. From and after the date hereof until such time as the Proxy Statement is filed with the SEC, the Company shall use its commercially reasonable efforts to request that each member of the Company Board (that is not a Supporting Stockholder as of the date hereof) execute and deliver a countersigned copy of the Support Agreement, substantially in the form set forth as Exhibit C, to Parent; provided, however, that Parent and Merger Sub acknowledge and agree that the inability or failure of any member of the Company Board to execute and deliver a Support Agreement will not in and of itself be a breach of this Section 6.27 or be deemed a failure of the condition in Section 7.02(b).

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.12) applicable to the Merger under the HSR Act shall have expired or been terminated, and all consents required under any other Antitrust Law or FDI Law of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:

(a)

(i) the representations and warranties of the Company set forth in the first sentence of Section 4.01, and the representations and warranties of the Company set forth in Section 4.02, Section 4.05(b), Section 4.05(d), Section 4.24 and Section 4.26 (x) to the extent qualified or limited by “materiality,” “Company Material Adverse Effect” or words of similar import, shall be true and correct in all respects on the Closing Date as if made on the Closing Date or (y) to the extent not so qualified, shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects or all respects, as applicable, only as of such earlier date;

(ii) the representations and warranties set forth in Section 4.05(a) and Section 4.05(c) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their respective Affiliates, individually or in the aggregate, of more than $5,000,000; and

(iii) the other representations and warranties of the Company set forth in Article 4 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been satisfied; and

(d) since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in Article 5 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement;

(b) Parent and Merger Sub shall each have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

(b) by either Parent or the Company, upon written notice to the other party, if the Closing Date has not occurred on or before August 24, 2026 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that, if all conditions specified in Article 7 have been satisfied or waived as of the initial End Date (other than those conditions which by their nature can only be satisfied at the Closing, each of which is capable of being satisfied at the Closing), other than the condition(s) set forth in Section 7.01(b) (solely in the event the Order or Applicable Law relates to the HSR Act, any FDI Law or any other Antitrust Law of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule) and/or Section 7.01(c), then the End Date shall be automatically extended for three (3)-months (such date as so extended will constitute the End Date); provided, further, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

(c) by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable permanent Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such permanent prohibition shall have become final and non-appealable (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 6.12; and provided further that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the issuance or continuing existence of any such permanent Order or other action;

(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure to obtain the Stockholder Approval;

(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) day following Parent’s delivery of written notice describing such breach to the Company;

provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.01(f);

(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the (30th) day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.01(e);

(g) by Parent, upon written notice to the Company, at any time prior to receipt of the Stockholder Approval, if the Company Board or any committee thereof shall have effected an Adverse Recommendation Change (it being understood and agreed that any written notice of the Company’s intention to make an Adverse Recommendation Change in accordance with Section 6.03(b) shall not result in Parent having any termination rights pursuant to this Section 8.01(g));

(h) by the Company, upon written notice to Parent, at any time prior to receipt of the Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with, and as a condition to, such termination, pay the Company Termination Fee to Parent pursuant to Section 9.04(b); provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(h) unless the Company has complied in all material respects with Section 6.02 and Section 6.03 with respect to the applicable Superior Proposal; or

(i) by the Company if (A) all of the conditions set forth in Section 7.01 or Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 2.01, (C) the Company has irrevocably notified Parent in writing that (x) the Company is ready, willing and able to consummate the Merger and (y) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions set forth in Section 7.03, and (D) Parent or Merger Sub fail to consummate the Merger within three (3) Business Days after receipt of the notice contemplated by clause (C).

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions pursuant to which such termination is being effected.

Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (a) the last sentence of Section 6.05, (b) the last sentence of Section 6.12(b), (c) Section 6.18(c), (d) Section 6.18(d), (e) Section 6.19, (f) this Section 8.02 and (g) Article 9 (other than the right to seek specific performance to cause the Closing to occur in accordance with Section 9.09) shall survive any termination hereof pursuant to Section 8.01. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, a premium or other benefit of the bargain lost by such party or such party’s equity holders (taking into consideration relevant matters, including the Aggregate Merger Consideration)) arising out of its Willful and Material Breach of any provision of this Agreement or any other agreement delivered in connection herewith, subject, with respect to any such liabilities of the Company, to Section 9.04(i) and, with respect to any such liabilities of Parent and Merger Sub, to Section 9.04(j), or from Fraud. For the avoidance of doubt, (i) the failure of Parent or Merger Sub to consummate the Merger on the date required by Section 2.01 after the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied on the Closing Date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or waived shall constitute a Willful and Material Breach by Parent and Merger Sub, and Parent shall be liable to the Company for such breach as provided herein notwithstanding any termination of this Agreement, but subject in all cases to the limitations on liability set forth in Section 9.04(j), and (ii) the Confidentiality Agreement and the Equity Financing Letter shall each survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices, request, claims, demands or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, or sent if delivered in person or sent by facsimile transmission (provided that confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided that no transmission error is received), in each case as follows:

if to Parent or Merger Sub, to:

Calabrio, Inc.

241 North 5th Avenue, Suite 1000

Minneapolis, MN 55041

Attention:	Joshua Geller
Email:	[****]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attention:	Corey D. Fox, P.C.
Bradley C. Reed, P.C.
Peter Stach, P.C.
Andrew Struckmeyer
Email:	cfox@kirkland.com
bradley.reed@kirkland.com
peter.stach@kirkland.com
andrew.struckmeyer@kirkland.com

if to the Company, to:

Verint Systems Inc.

225 Broadhollow Road

Melville, NY 11747

Attention:	Senior Vice President, General Counsel & Corporate Secretary
Email:	[****]

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, New York 10281-1047

Attention:	Randi C. Lesnick
Braden K. McCurrach
William T. Sinchuk
Email:	rclesnick@jonesday.com
bmccurrach@jonesday.com
wsinchuk@jonesday.com

Section 9.02 No Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

Section 9.03 Amendments and Waivers.

(a) Subject to compliance with Applicable Law and Nasdaq’s rules and regulations, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b) At any time prior to the Effective Time, Parent, Merger Sub or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties by the other party or parties contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of Applicable Law, waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04 Fees and Expenses.

(a) Except as otherwise expressly provided in this Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs or expenses.

(b) If this Agreement is terminated by the Company pursuant to Section 8.01(h), prior to or concurrently with such termination, the Company shall pay (or cause to be paid to) Parent the Company Termination Fee.

(c) If this Agreement is terminated by Parent pursuant to Section 8.01(g), then the Company shall promptly, but in no event later than two (2) Business Days after termination of this Agreement, pay to (or cause to be paid to) Parent the Company Termination Fee.

(d) If this Agreement is terminated (i) by Parent or the Company pursuant to Section 8.01(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the provisos in Section 8.01(b)), or by Parent pursuant to Section 8.01(e); (ii) at any time on or after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement in respect of an Acquisition Proposal, which Acquisition Proposal is subsequently consummated, then, the Company shall pay (or cause to be paid to) Parent the Company Termination Fee concurrently with the consummation of such Acquisition Proposal; provided, however, that, for purposes of this Section 9.04(d), all references to “20% or more” or “less than 80%” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%” or “less than 50%,” respectively.

(e) If this Agreement is terminated by (i) the Company pursuant to Section 8.01(f) or Section 8.01(i) or (ii) Parent pursuant to Section 8.01(b) and at such time the Company had the right to terminate this Agreement pursuant to Section 8.01(f) or Section 8.01(i), then Parent shall promptly, but in no event later than two (2) Business Days after termination of this Agreement, pay to (or cause to be paid to) the Company the Parent Termination Fee.

(f) For the avoidance of doubt, any payment made by the Company or Parent under this Section 9.04 shall be payable only once with respect to this Section 9.04 and not in duplication even though such payment may be payable under one or more provisions hereof.

(g) (i) The parties hereto acknowledge that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement and that without such provisions the parties hereto would not have entered into this Agreement, and (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or Parent Termination Fee, as applicable, is payable are uncertain and incapable of accurate calculation. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 9.04 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the party hereto receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(h) If the Company fails to pay the Company Termination Fee or any portion thereof or Parent fails to pay the Parent Termination Fee or any portion thereof, in each case, when due and payable pursuant to this Section 9.04 and Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit which results in an Order against the Company for the Company Termination Fee or any portion thereof or in an Order against Parent for the Parent Termination Fee or any portion thereof, the Company shall pay Parent and Merger Sub or Parent shall pay the Company, as the case may be, their reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee or the Parent Termination Fee, as the case may be (or, in each case, any portion thereof that has not been paid timely in accordance with this Agreement), and on the amount of such costs and expenses, in each case, from and including the date payment of such amount was due through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. Any amounts payable pursuant to this Section 9.04 shall be paid to Parent or the Company, as the case may be, by wire transfer of immediately available funds. Parent shall promptly provide the Company and the Company shall provide Parent, in each case, upon request therefor the wire transfer information required to make any payments pursuant to this Section 9.04(h).

(i) Notwithstanding anything in this Agreement to the contrary, Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Section 9.04(b), Section 9.04(c) or Section 9.04(d), together with any payments pursuant to Section 9.04(h), shall be the sole and exclusive remedy of any of Parent,

Merger Sub or any of their respective Affiliates or representatives against the Company and any of its former, current or future officers, directors, partners, stockholders, equity award holders, managers, members or Affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful and Material Breach or otherwise), and upon payment of the Company Termination Fee and any amounts owed pursuant to Section 9.04(h), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby.

(j) Notwithstanding anything in this Agreement to the contrary, (i) the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 9.04(e), together with any payments pursuant to Section 9.04(h), as applicable, and any payments pursuant to Section 6.18(c) and Section 6.18(d), in each case shall be the sole and exclusive remedy of the Company or any of its Affiliates or representatives against Parent, Merger Sub and any of their respective former, current or future officers, directors, partners, stockholders, equity holders, managers, members, Affiliates and Debt Financing Sources (collectively, the “Parent Related Parties”) for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful and Material Breach or otherwise), and upon payment of the Parent Termination Fee pursuant to Section 9.04(e), together with any amounts owed pursuant to Section 9.04(h), as applicable and any payments pursuant to Section 6.18(c) and Section 6.18(d), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and (ii) if the Company (or its designee) received any payments from Parent in respect of any breach of this Agreement, and thereafter the Company (or its designee) is entitled to receive the Parent Termination Fee under this Section 9.04, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent to the Company (or its designee) in respect of any such breaches of this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, the maximum liability of the Parent Related Parties in connection with or arising out of any termination or breach (including in connection with a Willful and Material Breach) of this Agreement shall not exceed a dollar amount equal to the Parent Termination Fee plus the amount of any payments pursuant to Section 9.04(h), plus any payments pursuant to Section 6.18(c) and Section 6.18(d). Notwithstanding anything herein to the contrary and for the avoidance of doubt, but subject to the immediately preceding sentence, (A) nothing in this Section 9.04(j) shall limit in any way the Company’s right to an injunction, specific performance or other equitable remedy in accordance with Section 9.09 (provided, however, it being understood that in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.09 that results in the Closing occurring and (y) payment of monetary damages or of all or any portion of the Parent Termination Fee) and (B) nothing in this Section 9.04(j) shall limit the remedies of the parties under the Confidentiality Agreement or the Equity Financing Letter.

Section 9.05 Assignment; Benefit. Neither this Agreement nor any interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the provisions of Article 2 (which, from and after the Effective Time, shall be for the express benefit of, and enforceable by, each holder of the Company Common Stock, Company Preferred Stock or Company Equity Awards as of the Effective Time) concerning payment of the Aggregate Merger Consideration, (if the Effective Time occurs) the rights of the Indemnified Parties set forth in Section 6.11, and Section 8.02, (b) the Persons entitled to indemnification in Section 6.18(d), (c) the provisions of Section 9.04(i), which shall be enforceable by the Company Related Parties, (d) the provisions of Section 9.04(j) and Section 9.16, which shall be enforceable by the Parent Related Parties and (e) the provisions of Section 9.17 which shall be enforceable by the Debt Financing Sources. Notwithstanding anything contained in this Agreement to the contrary, Parent or Merger Sub may assign this Agreement to any Subsidiary of Parent or Merger Sub or to any Debt Financing Source (including, for the avoidance of doubt, any permitted successor or assign thereof) to Parent or any Subsidiary or Affiliate thereof as security for obligations to such Debt Financing Source in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof; provided that no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder and no such assignment is reasonably expected to prevent, materially delay or materially impede the consummation of the Transactions.

Section 9.06 Governing Law. This Agreement and all disputes, claims, causes of action or controversies based on, arising out of or relating to this Agreement (including the negotiations thereof) or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State or any other jurisdiction.

Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if (and only if) that court does not have subject matter jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if (and only if) such court lacks subject matter jurisdiction over a particular matter, then in the Superior Court of Delaware, New Castle County, or if (and only if) such court lacks subject matter jurisdiction, a Delaware State Court of competent jurisdiction sitting in New Castle County (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law and that nothing contained herein shall be deemed to affect the right of any party hereto to proceed against any other partes hereto in any other jurisdiction to enforce judgments obtained in any Transaction Litigation brought pursuant to Section 6.13.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES HERETO (OR THE DEBT FINANCING SOURCES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES) ARISING OUT OF OR RELATED TO THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND WITH RESPECT TO THE DEBT FINANCING SOURCES, THEIR AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES).

Section 9.09 Specific Performance.

(a) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 9.06 (including the right of a party hereto to cause the other party hereto to consummate the Merger), without proof of damages or otherwise, prior to the termination of this Agreement in accordance with Section 8.01, this being in addition to any other remedy at law or in equity, and (ii) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity; provided that under no circumstances will the Company, directly or indirectly, be entitled to receive both a grant of injunction, specific performance or other equitable remedy to consummate the Closing, on the one hand, and payment of the Parent Termination Fee (together with any related costs, expenses and interest payable pursuant to Section 9.04(h)), on the other hand. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.09 shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security. Notwithstanding the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company will be entitled to an injunction, specific enforcement and other equitable relief requiring Parent or Merger Sub to consummate the Merger on the terms and conditions in this Agreement if, and only if, (A) all conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) have been satisfied or waived, (B) the Debt Financing has been funded or will be funded at the Closing, (C) the Company has irrevocably confirmed in a written notice to Parent that (1) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it has irrevocably waived any unsatisfied conditions set forth in Section 7.03 and (2) it is ready, willing and able to close the Merger if the Debt Financing is funded at the Closing, and (D) Parent and Merger Sub fail to complete the Closing in accordance with the terms of this Agreement within three (3) Business Days of receiving the notice contemplated by clause (C) of this sentence. For the avoidance of doubt, in no event shall the Company be entitled to a remedy of specific performance or other equitable remedies against any Debt Financing Source.

(b) Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 9.09 nor Section 9.04 shall limit in any way the remedies of the parties under the Confidentiality Agreement or the Company’s third-party beneficiary rights under the Equity Financing Letter.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.10 with respect thereto. Upon such a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent permitted by Applicable Law.

Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and due, prompt and full payment by Merger Sub and discharge by and compliance with each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach, noncompliance or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 9.12 Entire Agreement; No Reliance; Access to Information.

(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and the Support Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

(b) Parent and Merger Sub agree that, except for the representations and warranties contained in Article 4 of this Agreement or the certificate delivered pursuant to Section 7.02(c), neither the Company nor any other Person on behalf of the Company makes any other representations or warranties and hereby expressly disclaims any such other representations or warranties made by itself or any other Person, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties to this Agreement or disclosure to Parent or Merger Sub or any of their respective Representatives or Affiliates of any documentation or other information by the Company or any of its Subsidiaries, each of Parent and Merger Sub agrees that neither the Company, its Subsidiaries nor any other Person on behalf of the Company or any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in Article 4 of this Agreement.

(c) Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and received answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article 4 of this Agreement. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and, for the avoidance of doubt, that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

(d) The Company agrees that, except for the representations and warranties contained in Article 5 of this Agreement, neither Parent nor Merger Sub makes any other representations or warranties and each of Parent and Merger Sub hereby disclaim any other representations or warranties made by themselves or any of their respective Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing.

Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.14 Company Disclosure Schedule. The Company Disclosure Schedule is hereby incorporated and made a part hereof and is an integral part of this Agreement. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule to which such information reasonably relates on its face or to which there is an explicit cross-reference to such information, item or matter, in each case, as though fully set forth in such other Section. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement and, except as otherwise expressly set forth in any Section or subsection of the Company Disclosure Schedule, in no event will the listing or disclosure of any information or document in any such Section or subsection of the Company Disclosure Schedule, or in the documents referred to or incorporated by reference in any Section or subsection of the Company Disclosure Schedule, constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company or its Subsidiaries not expressly set out in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would have a Company Material Adverse Effect and any references to dollar amounts, will not be deemed to be an acknowledgement or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise, (b) shall not be construed as an admission or indication by the Company of any non-compliance with, or breach or violation of, any third party rights (including any Intellectual Property), any Contract or agreement or any Applicable Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement and (c) shall not represent a determination that the transactions contemplated by this Agreement require the consent of any third party. Any description of any agreement, document, instrument, plan, arrangement or other item set forth on any Section or Subsection of the Disclosure Schedules is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement or item.

Section 9.15 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.16 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or the other transactions documents contemplated hereby (the “Transaction Documents”), the parties agree and acknowledge that this Agreement and the Transaction Documents may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transactions or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith or therewith may only be made against the entities that are expressly named as parties hereto or thereto (or their permitted assigns), as applicable, and (other than to the extent a party hereto) no Parent Related Parties (other than Thoma Bravo, L.P. under the Confidentiality Agreement or the Equity Investor under the Equity Financing Letter) or Company Related Parties shall have any liability for any obligations or liabilities to the parties to this Agreement or the Transaction Documents or for any claim (whether in tort, contract or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws), based on, arising out of or relating to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith. To the maximum extent permitted by Applicable Law, each party hereby waives and releases all such claims, obligations, liabilities, causes of action or proceedings against any Parent Related Parties (other than those Parent Related Parties that are parties hereto) and Company Related Parties, as applicable. Without limiting the foregoing, no claim will be brought or maintained by any party hereto or any party to any of the Transaction Documents or any of their respective Affiliates or any of their respective successors or permitted assigns against, and no Person shall seek to recover monetary damages from, any of the Parent Related Parties or Company Related Parties, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement or the Transaction Documents, except to the extent such Person is a party to such agreement. Notwithstanding anything to the contrary, nothing in this Section 9.16 shall prohibit the Company from pursuing any available remedy (a) against Thoma Bravo, L.P. or any such applicable controlled Affiliate of Thoma Bravo, L.P. in respect of any breach or violation of the Confidentiality Agreement (solely with respect to Thoma Bravo, L.P.), (b) under those Contracts listed on Section 9.16 of the Company Disclosure Schedule (solely with respect to such applicable controlled Affiliate of Thoma Bravo, L.P.), or (c) under the Equity Financing Letter (including, for the avoidance of doubt, exercising its third-party beneficiary rights therein in accordance with the terms and conditions thereof).

Section 9.17 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its equityholder, controlled Affiliates and its Subsidiaries, hereby (a) agree that any suit, action, audits, investigations, examinations, inquiries or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York,

New York and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such suit, action, audits, investigations, examinations, inquiries or proceeding to the exclusive jurisdiction of such court, (b) agree that any such suit, action, audits, investigations, examinations, inquiries or proceeding shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agree, subject to clause (h) below, not to bring or support any suits, claims, charges, actions, audits, investigations, examinations or inquiries of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agree that service of process upon the Company, its Subsidiaries and their respective Affiliates in any such suit, action or proceeding shall be effective if notice is given by mail or courier in accordance with Section 9.01, (e) irrevocably waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action, audits, investigations, examinations, inquiries or proceeding in any such court, (f) knowingly, intentionally and voluntarily waive to the fullest extent permitted by Applicable Law trial by jury in any suit, action, audits, investigations, examinations, inquiries or proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agree that none of the Debt Financing Sources will have any liability to the Company, its Subsidiaries or their respective equityholders, controlled Affiliates or representative relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, in each case, other than with respect to the Debt Documents to the extent the Closing has occurred, (h) (A) waive any and all rights or claims against the Debt Financing Sources in connection with this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, and (B) agree not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Source in connection with this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (i) agree that the Debt Financing Sources are express third-party beneficiaries of, and may rely upon and enforce, this Section 9.17, Section 9.04, the last sentence of Section 9.05, Section 9.09(a) and any of the provisions in this Agreement reflecting the foregoing agreements in this Section 9.17, and (i) agree that the provisions in this Section 9.17, Section 9.04, the last sentence of Section 9.05, Section 9.09(a) and the definition of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would adversely modify the substance of any of the foregoing as it affects the Debt Financing Sources) shall not be amended, waived or otherwise modified, in each case, in any way that is adverse to the Debt Financing Sources without the prior written consent of Debt Financing Sources. Notwithstanding anything to the contrary herein, nothing in this Agreement shall impact the rights of Parent, Merger Sub and their respective Affiliates, or the obligations of the Debt Financing Sources, under the Debt Commitment Letter or any definitive financing documentation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VERINT SYSTEMS INC.

By:	/s/ Dan Bodner
Name: Dan Bodner
Title: Chief Executive Officer and Chairman of the Board of Directors

CALABRIO, INC.

By:	/s/ Joshua Geller
Name: Joshua Geller
Title: Secretary and Chief Legal Officer

VIKING MERGER SUB, INC.

By:	/s/ Joshua Geller
Name: Joshua Geller
Title: Secretary and Chief Legal Officer

Annex B

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of August [●], 2025, by and among Calabrio, Inc., a Delaware corporation (“Parent”), Verint Systems Inc., a Delaware corporation (the “Company”), and the stockholder of the Company listed on Schedule A hereto (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Viking Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Company Common Stock (the “Common Stock”) and/or Company Preferred Stock (the “Preferred Stock”, and together with the Common Stock, the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, with such shares being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares (i) together with any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including, for the avoidance of doubt, any shares of Company Stock acquired as a result of the vesting, settlement or exercise of any Company Equity Awards), but (ii) excluding any (x) Owned Shares or (y) additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof, in each of the foregoing clauses (x) and (y), that are Transferred following the time that the Stockholder Approval has been obtained, such Stockholder’s “Covered Shares”);

WHEREAS, the Company Board, has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting; and

WHEREAS, as a condition and material inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Expiration Time” shall mean the earliest to occur of (a) the time that the Stockholder Approval has been obtained, (b) Effective Time, or (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 8 thereof; provided, that in the event of a termination of this Agreement pursuant to the foregoing clause (a), Section 3 shall survive such termination through the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement is terminated in accordance with its terms without the Merger having occurred, and (c) such date and time as this Agreement is validly terminated pursuant to Section 10.18.

“Permitted Lien” means (a) any Lien arising under this Agreement, (b) any applicable restrictions on transfer under the Securities Act of 1933 and/or set forth in the Company’s Organizational Documents [and/or set forth in the Investment Agreement between the Company and any Stockholder party thereto dated December 4, 2019] and (c) with respect to Company RSUs, Company PSUs or Company Phantom Shares, any Lien created by the terms of any applicable Company Stock Plans or award agreement thereunder.

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein or (e) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d) above; provided, that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer.

2. Agreement to Not Transfer the Covered Shares. Until the Expiration Time, the Stockholder agrees not to and to cause each of its controlled Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Stockholder may, with respect to Covered Shares that are shares of Common Stock, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Stockholder’s Company Phantom Shares, Company RSUs and/or Company PSUs for the net settlement of such Company Phantom Shares, Company RSUs and/or Company PSUs in order to satisfy any tax withholding obligation, (iii) to any stockholder, member or partner of any Stockholder which is an entity and under common control with such Stockholder, and (iv) to any Affiliate of Stockholder that is controlled by, or under common control with, such Stockholder, in each case, only if such transferee of such Covered Shares (other than the Company) evidences in writing such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. If any involuntary transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, (x) the Stockholder hereby authorizes the Company or its counsel to notify the

Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares), subject to the provisions hereof, and (y) the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shared or any certificate or uncertificated interest representing any such Stockholder’s Covered Shared, except as permitted by, and in accordance with, this Section 2.

3. Agreement to Vote the Covered Shares.

3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), the Stockholder (whether voting as a single class, separately or otherwise) shall vote (including via proxy or written consent) all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy or written consent) all of such Stockholder’s Covered Shares) (the following clauses (a) through (c), the “Covered Proposals”):

(a) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;

(b) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and

(c) against (i) any action, proposal, transaction or agreement that, to the Stockholder’s knowledge, would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall appear at such meeting or otherwise cause each Covered Share to be counted for the purposes of a quorum and shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by such proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of the Stockholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.

3.4 For the avoidance of doubt, other than with respect to the Covered Proposals, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Covered Proposals), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

4. Waiver of Appraisal Rights and Certain Other Actions. The Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, the Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Merger

Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing or the Merger) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, however, that the foregoing shall not restrict Stockholder from enforcing any of its rights under this Agreement.

5. New Shares. The Stockholder agrees that any shares of Company Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Stock that such Stockholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the date hereof and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

6. Fiduciary Duties. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee of the Company or any of its Affiliates shall be deemed to constitute a breach of this Agreement.

7. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

7.1 Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If an entity, the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 8.2(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions. [If Stockholder is an individual and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.]1

7.2 Ownership of the Covered Shares. (a) The Stockholder is as of the date hereof, and with respect to any of such Stockholder’s Covered Shares acquired after the date hereof, will be as of the date of such

[1]	Note to Draft: Only applicable for married individual stockholders.

acquisition, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, the Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares set forth on Schedule A.

7.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Covered Shares owned, beneficially or of record, by such Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (ii) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of the Stockholder to perform its obligations under this Agreement.

(b) No consent, approval, order or authorization of, or registration, declaration or, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

7.4 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1 Due Authority. Parent has the full corporate power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of organization or formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

8.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to Parent, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (ii) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

9. No Solicitation. Subject in all cases to Section 6, the Stockholder agrees that it will not take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.02(b)(i) of the Merger Agreement.

10. Miscellaneous.

10.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and neither Parent nor any other Person shall have any authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

10.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.4 Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (provided no transmission error occurs) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10.5):

(i)	if to the Stockholder, to the address set forth on its signature page hereto.

(ii)	if to Parent, to:

Calabrio, Inc.

241 North 5th Avenue, Suite 1000

Minneapolis, MN 55041

Attention:	Joshua Geller

Email:	[****]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attention:	Corey D. Fox, P.C.
Bradley C. Reed, P.C.
Peter Stach, P.C.
Andrew Struckmeyer

Email:	cfox@kirkland.com
breed@kirkland.com
peter.stach@kirkland.com
andrew.struckmeyer@kirkland.com

(iii)	if to Company, to:

Verint Systems Inc.

225 Broadhollow Road

Melville, NY 11747

Attention:	Senior Vice President, General Counsel &
Corporate Secretary

Email:	[****]

with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, New York 10281-1047

Attention:	Randi Lesnick
Braden K. McCurrach
William T. Sinchuk

Email:	rclesnick@jonesday.com
bmccurrach@jonesday.com
wsinchuk@jonesday.com

10.6 Enforcement; Exclusive Jurisdiction.

(a) The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 10.6 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by the Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.

(b) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if (and only if) that court does not have subject matter jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if (and only if) such court lacks subject matter jurisdiction over a particular matter, then in the Superior Court of Delaware, New Castle County, or if (and only if) such court lacks subject matter jurisdiction, a Delaware State Court of competent jurisdiction sitting in New Castle County (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 10.5 or in any other manner permitted by Applicable Law. Each of Parent, the Company and the Stockholder agrees that a final judgment in any Proceeding in the Delaware Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

10.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8 Documentation and Information.

(a) The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by Applicable Law, in the Proxy Statement and any other disclosure document required by Applicable Law in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. The Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.

(b) If applicable and to the extent required under Applicable Law, the Stockholder shall promptly and in accordance with Applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement.

10.9 Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

10.10 Entire Agreement. This Agreement, including the Exhibits and Schedules annexed hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.11 Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

10.12 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions used herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “or”, “nor” and words of like import shall not be exclusive. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to any Person include the successors and permitted assigns of that Person. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is consistent with past practice, including with respect to time, frequency and magnitude. Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless Business Days are specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

10.13 Assignment. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; provided, that the foregoing shall not limit the obligations under this Agreement of any transferee of the Covered Shares permitted by Section 2 (any such transferee shall be bound by this Agreement as set forth herein). This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

10.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants or restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent permitted by Applicable Law.

10.15 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

10.16 Governing Law. This Agreement and all disputes, claims, causes of action or controversies based on, arising out of or relating to this Agreement (including the negotiations thereof) or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State of any other jurisdiction.

10.17 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

10.18 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time, (b) an Adverse Recommendation Change in respect of an Intervening Event in accordance with Section 6.03 of the Merger Agreement, or (c) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof which reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on, a Stockholder’s right to receive the consideration payable to such Stockholder pursuant to Section 2.03 of the Merger Agreement or imposes a material delay on the timing of receipt of such consideration; provided that the provisions of this Section 10 (except for Section 10.8(b)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement.

10.19 Other Agreements. The Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

10.20 Termination of Registration Rights Agreement. In connection with the transactions contemplated by the Merger Agreement, including the Merger, the Stockholder acknowledges and agrees to, and hereby provides any consents or approvals necessary or desirable in order to effectuate, the termination of the (a) Registration Rights Agreement, dated as of May 7, 2020, by and between the Company and the other party thereto, (b) Investment Agreement, dated as of December 4, 2019, by and between the Company and the other party thereto, and (c) Certificates of Designation, Preferences and Rights of each of (x) the Series A Convertible Perpetual Preferred Stock of the Company and (y) the Series B Convertible Perpetual Preferred Stock of the Company, as amended (including, for the avoidance of doubt, in each case of the forgoing clauses (a), (b) and (c), any provisions thereof that purport to survive termination), effective immediately prior to or at, and contingent upon the occurrence of, the Effective Time (as mutually determined by the Company and Parent), without any liability or ongoing obligations of the Company or any of its Subsidiaries thereunder.

10.21 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Amended and Restated Certificate of Incorporation, dated April 19, 2002, as amended, and bylaws of the Company, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CALABRIO, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

[STOCKHOLDER]

By:
Name:
Title:

Name: [●]
[Address]
[City, State ZIP]
Attention: [●]
Email: [●]

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VERINT SYSTEMS INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Common Stock	Preferred Stock	Company RSUs / Company PSUs

[Exhibit A

Spousal Consent

I, [___], spouse of [____], acknowledge that I have read the Voting and Support Agreement, dated as of [●], 2025, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.]

Dated:

[______]

Annex C

Jefferies LLC

520 Madison Avenue
New York, NY 10022
tel 212.284.2300
Jefferies.com

August 24, 2025

The Board of Directors

Verint Systems Inc.

225 Broadhollow Rd.

Melville, NY 11747

Members of the Board:

We understand that Verint Systems Inc., a Delaware corporation (the “Company”), Calabrio, Inc., a Delaware corporation (“Parent”), and Viking Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) with the Company as the surviving corporation, in a transaction in which each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock held in the treasury of the Company or owned by the Company, a subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time (as defined in the Merger Agreement), all of which shares will be cancelled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $20.50 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated August 24, 2025 of the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)

reviewed certain information furnished to us and approved for our use by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history and valuation multiples for the Company Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities of, the Company, and we have not been furnished with and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of the Company, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.

With respect to the financial forecasts provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are based.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and its Board of Directors, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Company Common Stock. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.

Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Our opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote on the Merger or any matter related thereto. We have not been asked to address, and our opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company or any other party, other than the holders of shares of Company Common Stock. We express no view or opinion as to the price at which shares of Company Common Stock will trade or otherwise be transferrable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by holders of shares of Company Common Stock or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its consideration of the Merger.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for certain expenses incurred. The Company has also agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. As you are aware, during the past two years we have not provided financial advisory or financing services to the Company (other than in connection with our current engagement) for which we have received compensation. As you are also aware, we have, in the past two years, provided financial advisory and financing services to Thoma Bravo, L.P. (“Thoma Bravo”) and/or certain of its affiliates and portfolio companies, and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company or Thoma Bravo and/or their respective affiliates and portfolio companies for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Thoma Bravo or entities that are affiliated with the Company or Thoma Bravo, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

VERINT SYSTEMS INC. C/O BROADRIDGE FINANCIAL SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VRNT2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 17, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80178-S22872 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VERINT SYSTEMS INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the Merger Agreement), dated as of August 24, 2025, by and among Verint Systems Inc. (Verint), Calabrio, Inc., a Delaware corporation (Parent), and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (Merger Sub), pursuant to which Merger Sub will be merged with and into Verint, with Verint surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). 2. Approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to Verint's named executive officers in connection with the Merger. 3. Approval of the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting. NOTE: Your proxy holder may vote in their discretion upon any other matters as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available to stockholders at www.proxyvote.com. V80179-S22872 VERINT SYSTEMS INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2025 The undersigned hereby appoints Dan Bodner, our Chief Executive Officer, Grant Highlander, our Chief Financial Officer, and Peter Fante, our Chief Administrative Officer, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock in Verint Systems Inc. (the "Company") which the undersigned is entitled to vote at the 2025 Special Meeting of Stockholders of the Company to be held via a virtual on-line platform accessible at www.virtualshareholdermeeting.com/VRNT2025SM, at 9:00 a.m. Eastern Time on November 18, 2025, and any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. This proxy revokes all previous proxies. Please specify your choices by marking the boxes. It is important that the shares are represented at this meeting, whether or not you attend the virtual meeting. Therefore, please complete this proxy card and mail it in the enclosed return envelope. If you are a stockholder of record and you sign, date, and return your proxy card without making specific choices, the persons named as proxies above will vote the shares in accordance with the recommendations of the Board of Directors. The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. Whether or not you are able to attend the virtual meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting. IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)